As filed with the Securities and Exchange Commission on November 12, 2004

                                                     Registration No.  333-10126
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

            --------------------------------------------------------

                        Post-Effective Amendment No. 2 to
                             REGISTRATION STATEMENT
                                Under Schedule B
                                       of
                           THE SECURITIES ACT OF 1933

            --------------------------------------------------------

                               REPUBLIC OF HUNGARY
                              (Name of Registrant)

            --------------------------------------------------------
                       Embassy of the Republic of Hungary
                       Office of the Trade Commissioner
                        150 East 58th Street, 33rd Floor
                               New York, NY 10155
           (Name and address of authorized agent in the United States)

                   It is requested that copies of notices and
                 communications from the Securities and Exchange
                             Commission be sent to:

                            Maureen S. Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036

            --------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     The securities covered by this Registration Statement are to be offered on a delayed or continuous basis pursuant to Releases Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to the debt securities previously registered under Registration Statements No. 33-74760 and No. 333-6898 and not previously sold in the United States.

================================================================================

                              CROSS REFERENCE SHEET

                Between Schedule B of the Securities Act of 1933 and the Prospectus and the Registration Statement

Schedule B Item                Heading in Prospectus or location in Registration
                               Statement

1...........................   Cover Page
2...........................   Use of Proceeds
3...........................   Hungarian Debt -- Public
                               Debt -- External Public
                               Debt; Tables and
                               Supplementary Information
4...........................   Hungarian Debt -- Public
                               Debt -- External Public Debt
                               -- External Public Debt
                               Service and Schedule of
                               Payments
5...........................   Public Finance
6...........................   *
7...........................   Authorized Agent in the United States
8...........................   *
9...........................   *
10..........................   *
11..........................   **
12..........................   Validity of the Securities
13..........................   **
14..........................   **
------------------
* Information to be provided from time to time in the prospectus supplements to be delivered in connection with the offering of debt securities.

** Information included in Part II to this Registration Statement or as an exhibit hereto or to be provided from time to time by one or more amendments to this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment No. 2 to the registration statement filed with the Securities and exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS

                          [National Symbol of Hungary]

                               Republic of Hungary

     We may offer up to U.S. $1,000,000,000 of our debt securities for sale from time to time based on information contained in this prospectus and various prospectus supplements. The securities will be direct, unconditional, unsecured and general obligations of the Republic of Hungary. The securities will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Republic of Hungary and will be backed by the full faith and credit of the Republic of Hungary.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement.

                          -----------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                          -----------------------------

                The date of this prospectus is November 12, 2004

     This prospectus is part of registration statements that the Republic of Hungary filed with the Securities and Exchange Commission, or SEC, under a "shelf" registration process. Under this shelf process, the Republic may sell, from time to time, any of the debt securities described in this prospectus in one or more offerings up to a total U.S. dollar equivalent amount of U.S. $1,000,000,000. This prospectus provides you with basic information about the Republic of Hungary, or the Republic, and a general description of the debt securities the Republic may offer. Each time the Republic sells debt securities under this shelf process, it will provide a prospectus supplement that will contain updated information about the Republic, if necessary, and specific information about the terms of that offering. Before you invest, you should read both this prospectus and any prospectus supplement. References herein to the prospectus are also to the prospectus supplement.

     Any information in this prospectus may be updated or changed in a prospectus supplement, in which case the more recent information will apply.

     Except as otherwise specified, all amounts in this prospectus are expressed in Hungarian forints ("Ft" or "HUF"), in euro ("Euro" or "EUR"), and in U.S. dollars ("$" or "USD"). All currency conversions in this prospectus are at the Hungarian National Bank's official middle rate of exchange on a particular date or calculated at the average of the middle rates of exchange for a particular period. For your convenience, we have converted certain amounts from forints into USD and/or Euro at the average exchange rate for each relevant period or the exchange rate in effect on a given date.

     The following table sets forth the forint/Euro exchange rates for the last day of the periods indicated and the average exchange rates during the periods indicated.

                                            ---------------------------------------------------------------------
                                               1999          2000           2001           2002          2003
                                            -----------   -----------    -----------    -----------   -----------
                                                                       (HUF per EUR)
Year end ..................................   254.92        264.94         246.33         235.90        262.23
Average for year ..........................   252.80        260.04         256.68         242.97        253.51

-------------------
Source:  National Bank of Hungary

     The following table sets forth the forint/USD exchange rates for the last day of the periods indicated and the average exchange rates during the periods indicated.

                                            ---------------------------------------------------------------------
                                               1999          2000           2001           2002          2003
                                            -----------   -----------    -----------    -----------   -----------
                                                                       (HUF per USD)
Year end ..................................   252.52        284.73         279.03         225.16        207.92
Average for year ..........................   237.31        282.27         289.53         258.00        224.44

-------------------
Source:  National Bank of Hungary

     On November 8, 2004, the official (middle) exchange rate was HUF 189.47 = USD 1.00, HUF 245.54 = EUR 1.00, and EUR 0.7716 = USD 1.00. For information on the convertibility of the forint, see "Monetary and Financial System - Foreign Exchange and Convertibility of the Forint".

     Totals in certain tables in this prospectus may differ from the sum of the individual items in such tables due to rounding. In addition, certain figures contained in this prospectus are estimates prepared in accordance with procedures customarily used in Hungary for the reporting of data. Certain other figures are preliminary in nature. In each case, the actual figures may vary from the estimated or preliminary figures set forth in this prospectus or in any prospectus supplement hereto.

     This prospectus and any prospectus supplements include or may include forward-looking statements. All statements other than statements of historical facts included in this prospectus or in a prospectus supplement regarding (among other things) the Republic's economy, fiscal condition, politics, debt or prospects, may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "continue", "could", "should", "would" or similar terminology. Such statements include, but are not limited to, statements in this prospectus which refer to:

     o    expected budget for 2004,

     o    estimated future budget deficits,

     o    future deregulation of prices,

     o    future privatizations and revenues from them,

     o    future development of the current account deficit,

     o future development and sustainability of health care and pension systems,

     o the Convergence Program, future participation of Hungary in ERM II, and the future introduction of the Euro as the official Hungarian currency, and

     o    expected future payments on public debt.

     By their nature, forward-looking statements involve risk and uncertainty, and other the factors described in the context of such forward-looking statements could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although the Republic believes that expectations reflected in its forward-looking statements are reasonable at this time, there can be no assurance that such expectations will prove to have been correct.

                                TABLE OF CONTENTS

USE OF PROCEEDS................................................................5

THE REPUBLIC OF HUNGARY........................................................6

  General......................................................................6
  Political System.............................................................6
  Recent Political Developments................................................8
  International Relations.....................................................10

THE ECONOMY...................................................................12

  Background..................................................................12
  Economic Performance........................................................13
  Principal Sectors of the Economy............................................18

PRIVATIZATION.................................................................23

  Status of Privatization Efforts.............................................23
  Methods of Privatization Used...............................................23

BALANCE OF PAYMENTS AND FOREIGN TRADE.........................................24

  Balance of Payments.........................................................24
  Foreign Trade...............................................................25
  Foreign Direct Investment...................................................26
  Foreign Exchange Reserves...................................................28

MONETARY AND FINANCIAL SYSTEM.................................................29

  National Bank of Hungary....................................................29
  Foreign Exchange and Convertibility of the Forint...........................32
  The Hungarian Banking System................................................32
  Capital Markets.............................................................35

PUBLIC FINANCE................................................................37

  General Information.........................................................37
  Central Government Budget...................................................40
  Social Security and Extra-Budgetary Funds...................................46
  Local Government Finance....................................................48
  EU net position.............................................................48
  Medium Term Fiscal Program and the Convergence Program......................48

HUNGARIAN DEBT................................................................50

  General Information.........................................................50
  Public Debt.................................................................50
  Gross External Debt.........................................................53
  Relations with Multilateral Financial Institutions..........................54

DESCRIPTION OF THE DEBT SECURITIES............................................56

  General.....................................................................56
  Negative Pledge.............................................................57
  Governing Law...............................................................57
  Fiscal Agent................................................................57
  United States Tax Status of Holders.........................................58
  Event of Default; Event of Acceleration.....................................58
  Payment of Additional Amounts...............................................59
  Meeting of Holders of Debt Securities; Modification.........................59
  Representative Committee....................................................61
  Global Securities...........................................................61

ENFORCEABILITY OF JUDGMENTS...................................................64

TAXATION......................................................................65

  Hungarian Taxation..........................................................65
  United States Federal Income Tax Considerations.............................65

PLAN OF DISTRIBUTION..........................................................68

VALIDITY OF THE SECURITIES....................................................69

AUTHORIZED AGENT IN THE UNITED STATES.........................................69

OFFICIAL STATEMENTS AND DOCUMENTS.............................................69

FURTHER INFORMATION...........................................................69

INDEX TO TABLES AND SUPPLEMENTARY INFORMATION.................................70

                                 USE OF PROCEEDS

     Unless otherwise indicated in the relevant prospectus supplement, the net proceeds from each sale of debt securities will be used for general financing purposes.

                             THE REPUBLIC OF HUNGARY

                           [Map of Hungary and Europe]

General

     The Republic of Hungary (the "Republic" or "Hungary") lies in Central Europe and covers an area of approximately 93,000 square kilometers. Hungary is bordered by seven countries: Slovakia and the Ukraine to the north, Romania to the east, Serbia and Montenegro and Croatia to the south, and Slovenia and Austria to the west. The Danube River crosses Hungary, connecting the country with ports on the Black Sea. Hungary has historically been a nexus of social and cultural life and a trade link between Eastern and Western Europe. Hungary's capital is Budapest.

     The population of Hungary is approximately 10.1 million. Approximately 63% of the people live in urban areas and approximately 1.9 million live in Budapest, which is the political, administrative, cultural and commercial centre of Hungary. While over 97% of the population is Magyar, there are minorities of Croat, German, Roma, Romanian, Serb and Slovak ethnicity.

Political System

Transformation and New Constitution

     Immediately after World War II, Hungary was governed by a "grand coalition" of Hungarian political parties. By 1948, however, all non-communist parties had been abolished with the support of the Soviet Union. The Hungarian Socialist Workers Party dominated all facets of government until 1990.

     During the late 1980s, the political system in Hungary changed dramatically. On October 23, 1989, Hungary was proclaimed a republic, and to signify the country's change in status to a free democratic state,

Hungary's name was changed from the "Hungarian People's Republic" to the "Republic of Hungary". Also in 1989, the constitution was substantially amended to its current form. Under this new constitution, Hungary instituted a multi-party democratic government, making it one of the first formerly communist countries in Central and Eastern Europe to undertake democratic reforms. Non-communist political parties were established in 1989 and in 1990 the first multi-party elections in the country since 1947 took place.

President

     The President of the Republic is the head of the state, elected by Parliament for a term of five years. The President may, but need not, be elected from the members of Parliament (but cannot be both President and a member of Parliament at the same time). The President may only be re-elected once. The current President is Mr. Ferenc Madl, who was elected in 2000. The President's authority is limited. Most of the actions taken by the President require the countersignature of the Prime Minister or the appropriate minister. The main powers of the President include:

     o    Representing the nation as head of state;

     o Concluding international treaties and agreements on behalf of the Republic (agreements that are legislative in character require the prior consent of the Parliament);

     o    Safeguarding the democratic operation of the political process;

     o    Acting as commander-in-chief of the armed forces;

     o    Setting the date for Parliamentary and local elections;

     o    Initiating certain measures in Parliament;

     o    Initiating referenda;

     o Appointing and removing, among others, the President and Vice-Presidents of the National Bank of Hungary; and

     o    Granting pardons.

Government

     The government of Hungary consists of the Prime Minister and other ministers forming the Cabinet (currently 17 ministers, of which 2 are without portfolio). The Prime Minister and the government's program are approved by a simple majority vote of Parliament. The current Prime Minister is Mr. Ferenc Gyurcsany, who was elected by the Parliament on September 29, 2004, following the resignation of his predecessor, Mr. Peter Medgyessy, on August 25, 2004 (who was in office since the last parliamentary elections held in 2002). See "The Republic of Hungary - Recent Political Developments." The other ministers are proposed by the Prime Minister and appointed and removed by the President. The government is charged with the executive function of the Republic and proposing legislation to Parliament.

Parliament

     The single chamber Hungarian Parliament is the country's supreme legislative body. The Parliament elects the President, the Prime Minister, the members of the Constitutional Court, the President and Vice-Presidents of the State Audit Office, the President of the Supreme Court and the Attorney General.

     Parliament is elected by popular vote for four-year terms. Elections are held using a combination of individual constituency voting (the candidate receiving the most votes in a particular district being elected from that district) and proportional voting (parties receiving at least 5% of the popular vote proportionally dividing a set number of seats). Parliamentary elections were last held in April 2002 and the next elections are scheduled to take place in 2006.

Judiciary

     The Hungarian judiciary consists of the Supreme Court, the county courts, the Metropolitan Court of Budapest and the local and labor courts. Legislation may provide for special courts to be convened for certain types of cases. Three Courts of Appeal located in Budapest, Pecs and Szeged were established with regional jurisdiction from July 1, 2003 and began their operations at that time. Two further Courts of Appeal were established in July 2004 and will start operation in 2005. The Supreme Court sets guidelines for the judicial process of every court. Resolutions concerning uniformity are binding on all courts. Judges are independent and are subordinate only to the law. Local courts have original jurisdiction. The Courts of Appeal, the county courts and the Metropolitan Court of Budapest have both appellate and original jurisdiction. The President of the Republic nominates and Parliament elects the President of the Supreme Court. The President of the Supreme Court nominates and the President of the Republic appoints the Vice-Presidents of the Supreme Court. The President of the Republic also appoints and removes professional (non-arbitration) judges. The President of the Republic may only remove professional judges for cause using procedures prescribed by law.

     The Constitutional Court is separate from the regular Hungarian judiciary. It decides on the constitutionality of legislation and other actions as set forth in the Hungarian Constitution. The Constitutional Court may annul any law or legal measure that it determines as unconstitutional. Any person may initiate proceedings in the Constitutional Court to address issues within its jurisdiction. Parliament elects the eleven members of the Constitutional Court. Justices of the Constitutional Court serve for nine-year terms.

     Legislation facilitating and regulating the market economy is relatively new. Consequently, Hungarian courts are less experienced than their Western European counterparts in areas such as securities, banking and commercial law. Parties often refer these matters to the arbitration court attached to the Hungarian Chamber of Commerce and Industry or the Permanent Court of Arbitration of Financial and Capital Markets.

Parliamentary Commissioners

     Pursuant to the Data Protection and Freedom of Information Act of 1992 and the Act on the Parliamentary Commissioner of 1993, in 1995, the Parliament elected three commissioners (also known as Ombudsmen), the Parliamentary Commissioner for Civil Rights, the Parliamentary Commissioner for Data Protection and Freedom of Information, and the Parliamentary Commissioner for the National and Ethnic Minorities Rights. Their principal role is to help people defend their rights vis-a-vis public administration. The Commissioners are elected for a period of six years and are exclusively responsible to the Parliament.

     Anybody who alleges that a proceeding, decision or action (including any omission to act) of, or taken by, any administrative or governmental authority and certain other entities, caused the violation of his rights or that such violation is imminent, may apply to these Parliamentary Commissioners to help protect his rights. The integration of tasks and functions of the Data Protection Commissioner constitutes a unique solution. In addition to monitoring and supervising data protection and freedom of information in general and exercising the competence of an ombudsman in the relevant area, this Parliamentary Commissioner's tasks also include, most importantly, the maintenance of the Data Protection Register and providing opinions on related legislative proposals and categories of official secrets. Pursuant to the Act on State and Official Secrets of 1995, the Parliamentary Commissioner for Data Protection is also entitled to change the classification of state and official secrets.

Local Government

     Hungary is divided into administrative units, which include the capital (Budapest), counties, cities/towns and villages. Local governments are autonomous, democratically manage local affairs and may set the rates of certain limited local taxes. The Hungarian Constitution grants all local authorities the same fundamental rights; however, the duties and responsibilities of local governments may differ according to national and local legislation. Local governments consist of representative bodies, whose members are elected for four-year terms. Decisions of local authorities may only be revised if they conflict with the Constitution or national legislation. Local government elections were last held in October 2002.

Recent Political Developments

     No single party won a majority of Parliamentary seats in the last elections held in April 2002. The Hungarian Socialist Party ("HSP") and the center-left Alliance of Free Democrats ("AFD") were able to form a coalition government with 198 of the 386 parliamentary mandates. After the 2002 parliamentary elections, Mr. Peter Medgyessy (serving as the Minister of Finance in the previous Socialist government, which was in power from 1994 to 1998) became the Prime Minister and formed the government in May 2002. The relationship between the two coalition partners is not set forth in a formal coalition agreement, but the Program of the Government and the distribution of ministerial portfolios reflect a carefully negotiated coalition structure.

     On August 25, 2004, Mr. Peter Medgyessy handed in his resignation to President Ferenc Madl, but remained in office until September 29, 2004 when the Parliament elected Mr. Ferenc Gyurcsany as the new Prime Minister. Mr. Ferenc Gyurcsany served as the Minister for Child, Youth and Sports Affairs in the previous government led by Mr. Peter Medgyessy and was nominated to his current position by HSP, the leading coalition party.

     The following table shows the political affiliations of the Hungarian members of the Parliament after the election in April 2002:

                            Composition of Parliament

                                                   Number of       Share of
                                                     Seats           Seats
                                                 --------------- --------------
                                                                      (%)
Alliance of Free Democrats(1) ................         20             5.18
Fidesz - Hungarian Civic Party................        164            42.49
Hungarian Democratic Forum....................         23             5.96
Hungarian Socialist Party(1)..................        177            45.85
HSP/AFD Joint Candidate(1)....................          1             0.26
Independent Representatives...................          1             0.26
                                                 --------------- --------------
Total ........................................        386           100.0
                                                 =============== ==============
---------------------------
Source: National Election Office
Notes:   (1)  Member of the new coalition government

Local government elections

     The following table shows the results of the latest local government elections, which were held in October 2002:

                                       Local Government Elections Results

                                                        Budapest        Country government      Municipalities
                                                   -------------------  --------------------  -------------------
                                                                    (percentage of total vote)
HSP - AFD........................................        58.75                 45.61                51.65
Fidesz - Hungarian Civil Party...................        31.25                 33.36                33.78
Other                                                    10.00                 21.03                14.57
                                                   -------------------  --------------------  -------------------
Total                                                    100.0                 100.0                100.0
                                                   ===================  ====================  ===================

---------------------------
Source: National Election Office

European Parliament Elections

     The first elections to the European Parliament were held on June 13, 2004.

     This table shows the political affiliations of the Hungarian members of the European Parliament after the election:

                          Seats in European Parliament

                                                                Seats
                                                             ------------
FIDESZ - Hungarian Civil Party...............................  12
Hungarian Democratic Forum...................................   1
HSP   .......................................................   9
AFD   .......................................................   2
---------------------------
Source: European Parliament

International Relations

     Hungary has undertaken an active foreign policy designed to further its integration into the world community and to foster regional peace and economic development. Hungary joined the United Nations organization (the "UN") in 1955 and is a member of many of its specialized agencies such as UNESCO, FAO, UNIDO, WHO, and WTO (as described below). In 1996, Hungary officially became a member of the Organization for Economic Co-operation and Development (the "OECD"), which was considered to be a decisive step towards integrating with the developed nations and to obtaining full European Union ("EU") membership. In 1999, Hungary became a full member of the North Atlantic Treaty Organization ("NATO"). Hungary maintains diplomatic relations with approximately 165 countries and besides the above mentioned UN, OECD, NATO and EU, Hungary is a member of a number of other international organizations, including the Global Environment Protection Fund, World Trade Organization ("WTO"), the International Bank for Reconstruction and Development ("IBRD", "World Bank"), the Conference on Security and Co-operation in Europe, the International Monetary Fund ("IMF"), the Council of Europe, the International Finance Corporation ("IFC"), the Central European Free Trade Agreement ("CEFTA"), the International Development Agency, Food and Agriculture Organization ("FAO"), World Health Organization ("WHO"), the European Bank for Reconstruction and Development ("EBRD"), the United Nations Educational Scientific and Cultural Organization ("UNESCO"), the United Nations Industrial Development Organization ("UNIDO"), the European Investment Bank ("EIB"), the European Free Trade Association ("EFTA") and the Council of Europe Development Bank ("CEB"). Hungary is also a member of the Central European Initiative, the other members of which are Austria, Italy, Slovenia, Croatia, Slovakia, Poland and the Czech Republic. This initiative mainly addresses issues of regional infrastructure development. Hungary has been a member of the Conference on Security and Cooperation in Europe (now existing as the Organization for Security and Cooperation in Europe) since its formation in 1975 and was admitted to the Council of Europe in 1990.

European Union

     Hungary joined the EU on May 1, 2004. Hungarian representatives in the European Parliament assumed the following positions: Szabolcs Fazakas (Hungarian Socialist Party) is the Chairman of the European Committee on Budgetary Control
(BUDG), Pal Schmitt (European People's Party-European Democrats) is the Vice-chairman of the Committee on Culture and Sport (CULT), Zita Gurmai (Hungarian Socialist Party) assumed the position of the Vice-chairwoman of the Committee on Women's Rights and Equal Opportunities (FEEM), and Katalin Levai (Hungarian Socialist Party) became the Vice-chairwoman of the Committee on Civil Liberties, Justice and Home Affairs. Furthermore, Jozsef Szajer and Magda Kosane Kovacs became Vice-floor leaders of the European People's Party-European Democrats and the Party of European Socialists, respectively.

     Hungary is entitled to delegate one member of the European Commission.

     The implementation of the Schengen System was a crucial issue in the accession negotiations. Hungary plans to become fully integrated into the system by 2006. The configuration of an information network compatible with the Schengen Information System (SIS-II), a principal precondition to integration into Schengen System, should be completed by the end of this year.

     The Hungarian position on the European Constitution was expressed by the ex-Prime Minister Peter Medgyessy, who evaluated the agreement as a success. The Republic of Hungary proposed a clause relating to the protection of minorities, which was incorporated in the Preamble. Under Hungarian legislation, the adoption of the European Constitution does not require a referendum and no major parliamentary party openly opposes parliamentary approval of the European Constitution.

     Alongside the development of key areas of the economy, the Republic has implemented and intends to continue implementing development programs and structural reforms to speed the convergence process with the EU. The key program is the National Development Plan, which was approved on December 19, 2002 and which oversees the allocation of EU funds from 2004 to 2006. The National Development Plan consists of five operative programs:

     o    human resources development;

     o    economic competitiveness;

     o    agricultural and rural development;

     o    environment and infrastructure; and

     o    regional development.

     By entering the EU, Hungary also became a member of the European Investment Bank. For information about the Republic's strategy as regards its participation in the Exchange Rate Mechanism, see "Public Finance - Medium Term Fiscal Program and the Convergence Program".

                                   THE ECONOMY

Background

     The Hungarian economy has undergone a radical transformation since the fall of communism in 1989. As with other post-communist countries in the region, the economy in Hungary during the 1990s can be characterized by economic dislocation at the beginning of the 1990s with gradual improvement as reforms were implemented. The highlights of these economic reforms and trends include:

     o an ambitious privatization program - the vast majority of Hungary's large state-owned enterprises have already been privatized. See "Privatization";

     o a shift in exports from countries formerly participating in the Council for Mutual Economic Assistance ("COMECON") to those of Western Europe and other industrialized countries; now three-quarters of Hungarian exports are to EU markets, and Hungary's market share in the EU has more than doubled since the mid-1990s. See "Balance of Payments and Foreign Trade - Foreign Trade";

     o gross and net external debt have declined sharply since the mid-1990s, and the structure of external debt has changed. Meanwhile the ratio of the public sector debt to GDP dropped from 72% in 1996 to 57% in 2003 (calculated according to Government Finance Statistics ("GFS") methodology; according to the European System of Accounts 95 ("ESA 95"), the ratio of the public sector debt to GDP was 59.1% in 2003). See "Hungarian Debt";

     o the GDP growth trends are in line with general European trends: the rate was 5.2% in 2000, 3.8% in 2001, 3.3% in 2002, 2.9% in 2003, and
          4.1% in the first half of 2004 which is still significantly higher than the EU average. See "The Economy - Economic Performance - Gross Domestic Product";

     o inflation, caused initially by price deregulation, declined from 28.3% as of the end of 1995 to 5.7% as of the end of 2003. The inflation rate has recently increased, up to 6.6% as of September 30, 2004, largely due to one-time VAT increases. See "The Economy - Economic Performance - Inflation";

     o real wages were generally declining or stagnant until 1997, as inflation outpaced nominal wage increases; real wage increases were moderate between 1998 and 2000 as the economy expanded and inflation decreased: additional expenditure on public sector workers after the 2002 election increased real wage growth to 13.1% in 2002, but there was a decrease in the pace of growth of the real wage in 2003, and 2004. See "The Economy - Economic Performance - Wages";

     o unemployment has generally declined from its peak of 12.5% in the first quarter of 1993 to 5.9% in August 2004. See "The Economy - Economic Performance - Employment"; and

     o high levels of foreign direct investment with the level of cumulative foreign direct investment in 2003 reaching Euro 37 billion, about 50% of GDP for 2003. See "Balance of Payments and Foreign Trade - Foreign Direct Investment".

Economic Performance

     The following table sets out certain macroeconomic statistics regarding the Republic of Hungary for the five years ended 2003:

                                        Selected Macroeconomic Statistics

                                                         1999          2000       2001        2002      2003(1)
                                                       ---------    ---------   --------   ---------  -----------
Economic Data
Nominal GDP (HUF billions).........................     11,393.5     13,172.3   14,849.8    16,740.4   18,574.0*
Real GDP (growth in %).............................          4.2          5.2        3.8         3.5        2.9*
Real exports (growth in %).........................         12.2           21        7.8         3.7        7.2*
Real imports (growth in %).........................         13.3         19.4        5.1         6.2       10.3*
Rate of unemployment (as at the year end (%)) .....          7.0          6.4        5.7         5.9        l5.9
Consumer prices (growth in %)......................         10.0          9.8        9.2         5.3        l4.8
Producer prices (growth in %)......................          5.1         11.7        5.2       (1.8)        l2.4
State Budget; Public and External Debt
State budget surplus (HUF billions)(2).............      (424.1)      (480.2)    (444.0)   (1,673.7)   (1,094.5)
   as a % of GDP ..................................          3.7          3.7        3.0         9.9        5.9*
Total revenues (HUF billions)......................      4,926.2      5,568.1    6,325.7     6,817.8    10,211.0
   as a % of GDP ..................................         43.2         42.3       42.6        40.7       54.9*
State debt (HUF billions), unconsolidated..........      6,886.4      7,226.2    7,719.5     9,224.2   10,587.7*
   as a % of GDP ..................................         60.4         54.9       52.0        55.1       57.0*
General government debt, after consolidation (HUF
   billions) ......................................      6,977.0      7,299.5    7,951.2     9,561.9   10,968.1*
   as a % of GDP ..................................         61.2         55.4       53.5        57.1       59.1*
Gross external debt (HUF billions) ................      2,536.2      2,508.8    2,322.1     2,267.3    2,579.0*
   as a % of GDP ..................................        22.26        19.05      15.64       13.54      13.88*
Balance of Payments Data(3)
Current account (USD billions).....................        (3.8)        (4.0)      (3.2)       (4.7)      (7.4)*
   as a % of GDP ..................................        (7.8)        (8.7)      (6.3)       (7.1)      (8.9)*
Exports (USD billions).............................         30.8         34.3       37.7        41.7       51.2*
Imports (USD billions).............................         32.1         36.2       38.5        43.2       54.8*
Central bank's foreign exchange reserves (USD
   billions).......................................         10.6         10.9       10.3         9.7        12.0

---------------------------
Source: Hungarian Central Statistical Office, National Bank of Hungary, Ministry
        of Finance
Notes: (1) For 2003, we present the latest available data. Items with asterisk are preliminary data, items without asterisk are final data. For further discussion, see "Public Finance - General Information - Methodology".
       (2)  Local governments are not included.
       (3) The National Bank of Hungary does not publish Balance of Payments data in USD. The amounts are converted into USD using the monthly HUF data and the respective monthly average HUF/USD exchange rates, calculated by the National Bank of Hungary.

Gross Domestic Product ("GDP")

         The following table presents the components of nominal GDP and related figures by expenditures at current market prices, as well as real GDP growth rates, per capita GDP, and US dollar equivalents, for the years indicated:

                                              Gross Domestic Product

                                                           As at and for the year ended December 31,
                                               ------------------------------------------------------------------
                                                  1999          2000         2001          2002         2003
                                               ------------  -----------  ------------  -----------  ------------
                                                              (HUF billion, except as indicated)
GDP..........................................       11,393       13,172        14,850       16,740        18,574
 Annual real GDP growth rate (%).............          4.2          5.2           3.8          3.5           2.9
 Per capita GDP (in HUF).....................    1,112,915    1,290,014     1,457,621    1,648,227     1,834,012
US Dollar Equivalents:
 GDP (USD billion)...........................         48.0         46.7          51.8         64.9          82.8
 Per capita GDP (USD)........................        4,692        4,571         5,087        6,388         8,176

---------------------------
Source: Hungarian Central Statistical Office

     Although economic growth has been decreasing since 2000, the rate of real GDP growth in Hungary in each of the years 2001, 2002 and 2003, was higher than the average growth recorded in the European Union. From 2001, the growth was attributable mainly to exports and, especially in 2002 and 2003, to domestic consumption. The growth performance in 2003 was driven mainly by household consumption which increased by 6.5%. The increase in domestic consumption was supported by budget expenditures and government measures (e.g., increasing the minimum salary, increased mortgage subsidies and public sector wage increase). The structure of economic growth has improved since the second half of 2003 as the growth in export and investments has accelerated and the consumption growth has decelerated. In order to support the development of a sustainable growth structure, the government applied a restrictive income and fiscal policy in 2004. See "Public Finance - Budget Trends". In the first half of 2004, GDP growth reached 4.1% and the positive trend in the growth structure, commenced in the second half of 2003, continued. The growth rate of household consumption decelerated to 3.9% whereas investments in manufacturing increased by 25% in the first six month of 2004 ,compared to the same period in 2003. The export of goods has been steadily increasing since July 2003 and rose by 18% in the first half of 2004, compared to the same period in 2003.

     The following table illustrates the final use of gross domestic product in each of the years 1999 through 2003:

                                          Use of Gross Domestic Product

                                                          1999        2000        2001        2002        2003
                                                        --------    --------    --------    --------    ---------
                                                             (the corresponding period of previous year=100)
Total consumption...................................       104.3       104.4       105.8       108.7        105.9
   - of which:
   Household consumption............................       104.8       105.0       105.9       109.3        106.5
   Government consumption...........................       101.8       101.2       105.3       104.8        101.9
Gross capital formation.............................       106.8       105.6        92.7        96.5        104.2
   - of which gross fixed capital formation.........       105.9       107.7       105.0       108.0        103.0
Domestic use........................................       105.1       104.8       101.9       105.4        105.5
Exports.............................................       112.2       121.0       107.8       103.7        107.2
Imports.............................................       113.3       119.4       105.1       106.2        110.3

---------------------------
Source: Hungarian Central Statistical Office

     The following table indicates the sector composition of GDP in each of the years 1999 through 2003:

                                            Sector Composition of GDP

                                                                            Year ended December 31,
                                                               --------------------------------------------------
                                                                  1999      2000       2001     2002      2003
                                                               ---------- ---------  --------- --------  --------
                                                                         (percentage of contribution)
Agriculture, forestry and fishing...........................         4.8       4.3        5.1      4.3       3.9
Mining and quarrying, manufacturing and electricity.........        27.4      27.8       26.9     26.4      26.5
   - of which manufacturing.................................        23.4      24.0       23.6     23.6      23.7
Construction................................................         4.6       5.2        5.2      5.7       5.6
Services, total.............................................        63.2      62.7       62.8     63.6      64.0
   - of which:
   Trade, repair, hotels and restaurants....................        13.1      12.5       12.7     13.1      13.3
   Transport, storage and communication.....................         8.8       8.5        8.5      8.4       8.3
   Financial intermediation and real estate activities......        20.2      20.9       21.0     21.6      21.9
   Public administration, education, health and social
   services.................................................        17.8      17.6       17.4     17.2      17.3
   Other community, social and personal service activities..         3.3       3.2        3.2      3.3       3.3
                                                               ---------- ---------  --------- --------  --------
GDP, total..................................................       100.0     100.0      100.0    100.0     100.0
                                                               ========== =========  ========= ========  ========

---------------------------
Source: Hungarian Central Statistical Office

Note: Indirect taxes and FISIM (Financial Intermediate Services Indirectly
      Measured) are not included.

Inflation

     The following table illustrates the year-on-year change and the yearly average change in the Consumer Price Index (the "CPI") and the Producer Price Index (the "PPI") for each of the years 1999 through 2003:

                                                    Inflation

                                                                 As at and for the year ended December 31,
                                                           ------------------------------------------------------
                                                              1999       2000      2001       2002       2003
                                                           ------------------------------------------------------
                                                                                    (%)
CPI (yearly average).....................................          10        9.8       9.2        5.3        4.8
CPI (year-on-year).......................................        11.2       10.1       6.8        4.8        5.7
PPI (yearly average).....................................         5.1       11.7       5.2      (1.8)        2.4
PPI (year-on-year).......................................         7.1       12.4     (0.4)      (1.3)        6.2

---------------------------
Source: Hungarian Central Statistical Office

     Deregulation since 1990 has historically led to a high rate of inflation in Hungary. This rate has remained relatively high compared to rates in Western Europe due to the general phasing out of price supports and the high public sector deficit, but has decreased sharply as a consequence of the new monetary regime introduced in May 2001.

     Consumer prices increased by an average annual inflation rate of 5.3% in 2002, compared to 9.2% in 2001. This reduction in inflation was mainly caused by the significant appreciation of the Hungarian forint during 2001 and 2002 and supplemented by factors such as favorable food prices and delays to increases in regulated prices. In May 2003, the CPI, at 3.6%, was at its lowest level for 22 years, but disinflation came to a halt due to the depreciation of the forint, the increases in regulated prices and oil prices and changes in relation to VAT and excise duties (i.e., increases in tax rates and the application of higher VAT rates to many products and services which had been subject to the reduced VAT rate). As a result, twelve-month inflation increased significantly in the first half of 2004. In May 2004, the consumer price index (CPI) and the constant tax rate index (the "CTI"), which eliminates the impact of changes of the most important indirect taxes (VAT, consumption taxes, excise duties, registration taxes for new motor cars) from the CPI, jumped to 7.6% (compared to 3.6% in May
2003) and to 5.4%, respectively. In May 2004, the increase in the CTI index was mainly due to the growth in consumer prices of services and those of electricity, gas and other fuels. Otherwise, the CTI stagnated during the first five months of 2004. The CPI was 6.6% in September 2004.

     The following table illustrates the annual index changes (year-on-year) in consumer prices for each of the years 1999 through 2003 and the results for the first half of 2004:

                                          CPI - Selected Product Groups

                                                             As at December 31,                      As at June
                                           -------------------------------------------------------      30,
                                              1999        2000       2001       2002       2003         2004
                                           -----------  ---------  ---------  ---------  ---------  -------------
                                                                   (year-on-year index)
Food...................................         105.7      112.4      109.5      103.6      104.8          107.8
Alcoholic beverages, tobacco...........         110.6      111.3      110.3      111.8      109.8          110.9
Clothing, footwear.....................         107.9      105.6      104.8      103.3      104.3          104.3
Consumer durable goods.................         104.0      101.3       99.3       98.8       98.8          100.0
Electricity, gas and other fuels.......         108.2      112.7      107.5      103.0      111.5          116.9
Other goods incl. motor fuels and
   lubricants..........................         121.4      109.1      102.1      105.7      103.1          104.4
Services...............................         113.7      110.6      108.4      105.5      106.7          107.6
                                           -----------  ---------  ---------  ---------  ---------  -------------
Total                                           111.2      110.1      106.8      104.8      105.7          107.5
                                           ===========  =========  =========  =========  =========  =============

---------------------------
Source: Hungarian Central Statistical Office

Price Regulation

     As at the end of 2003, approximately 80% of all prices in Hungary were unregulated.

     The following prices remain regulated:

     o    Electricity

     o    Gas

     o    Heating oil

     o    Various pharmaceutical products

     o    Meals at schools, kindergartens, nurseries

     o    State lottery

     o    Local and long distance passenger transport

     o    State owned housing rent

     o Various household utilities (including water and sewage charges, refuse collection service)

     o    Postal services

     In 2003, regulated prices increased by an average of 5.4%, although the index of regulated prices was continuously increasing over 2003 and it reached
12.7 % in March 2004. This was due to the fact that many previously scheduled increases in regulated prices were postponed until 2003, thus creating inflationary pressures in 2003 and 2004. Since March 2004 the index of regulated prices has been diminishing and reached 7.7% in September 2004.

     In line with relevant EU directives, the Republic intends to remove regulated pricing schemes from the increasingly market-based energy and postal sectors. The currently proposed schedule for deregulation in energy sector is 2004 (excluding household consumption), and 2007 for the rest of the sector. The proposed deadline for deregulation in the postal services is 2007 for mail services, and 2009 for the whole sector.

Wages

         The following table illustrates recent wage trends:

                                                      Wages

                                                        As at the year ended December 31,
                                  -------------------------------------------------------------------------------
                                       1999             2000           2001           2002             2003
                                  ---------------  --------------- -------------  --------------  ---------------
                                                              (previous year = 100)
Nominal wage index.............            112.7            111.4         116.2           119.5            114.8
Real wage index................            102.4            101.5         106.4           113.5            109.7

---------------------------
Source: Hungarian Central Statistical Office

     Real wages grew significantly in 2002 and also in 2003, although at a decreasing pace. In 2002, the high real wage growth was primarily due to a one-time increase of salaries in the public sector (by 50%), which also influenced the private sector in 2002 and 2003. The minimum monthly salary level was increased from HUF 25,000 in 2000 to HUF 50,000 in 2002. Salaries in public education and the health care sector were raised by 50% in September 2002. The minimum wage was set to HUF 53,000 in 2003. The real wage index fell to 100.3% in the first half of 2004, compared to the same period in 2003.

     As with GDP growth, nominal and real wage changes have not been consistent across Hungary. Relatively stronger overall economic growth in western Hungary, and a labor force that is generally reluctant to move from one part of the country to another, have led to a substantial decrease in unemployment in western Hungary and disproportionately higher wage increases. Hungary's incentive policies (mainly consisting of the promotion of investment in less developed regions, development of transport infrastructure and development of human resources), also utilizing the Structural and Cohesion Funds of the EU, are in part designed to increase employment levels in the eastern parts of the country.

Employment

     The following table illustrates the general composition of employment and unemployment for each of the years indicated:

                                                   Unemployment

                                                      1999         2000         2001         2002        2003
                                                   -----------  -----------  -----------  ----------- ------------
                                                                        (Annual Average, %)
Employed........................................         49.4         49.6         49.8         49.9         50.6
Unemployed......................................          3.7          3.4          3.0          3.1          3.2
Unemployment rate(1)............................          7.0          6.4          5.7          5.9          5.9

---------------------------
Source:  Hungarian Central Statistical Office
Notes: (1) Based on international sampling methodology using the recommendations of the International Labor Organization.

     The average unemployment rate in August 2004 was 5.9%, which is considerably lower than the average number calculated for all 25 EU countries for the same period (9%). Labor unions have not gained any significant influence in Hungary and to date have not caused any substantial work stoppages. Labor unions are generally stronger in the public sectors of the economy.

     The following table illustrates the general composition of employment in Hungary by major sector for each of the years from 1999 to 2003:

                                         Composition of Employment by Sector

                                                                            As at the year ended December 31,
                                                                     ------------------------------------------------
                                                                       1999      2000      2001      2002      2003
                                                                     --------  --------  --------  --------  --------
                                                                               (in thousand persons)
Agriculture, hunting, forestry and fishing, related service
   activities......................................................     143.7     132.7     121.3     112.4     107.6
Mining and quarrying...............................................       n/a       n/a       n/a       6.1       6.0
Manufacturing......................................................       743     765.3     759.8     748.8     734.7
Electricity, gas and water supply..................................      78.2      72.8      67.2      62.8      61.0
Industry total.....................................................     829.8     844.9     832.8     817.7     801.8
Construction.......................................................     107.3     116.4     117.6     121.4     123.7
Trade, repair of motor vehicles, and personal and household goods..     267.4     286.2     299.5     303.9     313.1
Hotels and restaurants.............................................        74      77.5      77.7      78.2      80.1
Transport, storage and communication...............................     226.4     228.0     226.4     227.6     223.8
Financial intermediation...........................................      57.1      54.1      51.6      52.9      53.7
Real estate, renting and business activities.......................     135.1     146.6     162.0     163.2     174.7
Public administration and defense, compulsory social security......     304.4     300.8     302.6     309.6     320.9
Education..........................................................     248.6     247.1     247.1     249.2     252.9
Health and social work.............................................     209.8     208.4     207.8     214.4     222.7
Other community, social and personal service activities............        75      75.4      74.4      75.6      77.8
                                                                      -------   -------   -------   -------   -------
National economy, total............................................   2,678.7   2,718.1   2,720.8   2,726.1   2,752.8
                                                                      =======   =======   =======   =======   =======
   - of which:
   Enterprise......................................................     1,846   1,891.1   1,891.7   1,879.7   1,884.6
   Government......................................................     800.7     791.4     788.6     800.5     818.7

---------------------------
Source: Hungarian Central Statistical Office

Principal Sectors of the Economy

Industry

     The following table indicates the gross production indices by industry sector in each of the years 1999 through 2003:

                                      Gross Production Indices by Industry

                                                                 1999       2000       2001     2002      2003
                                                               --------   --------   -------- --------  --------
                                                                             (previous year = 100)
Agriculture, forestry and fishing...........................       100.9      92.1      123.4     87.9      93.6
Mining and quarrying, manufacturing and electricity.........       107.2     109.6      100.4    101.3     103.2
   - of which manufacturing.................................       108.3     111.0      102.4    103.0     103.4
Construction................................................       104.3     106.9      105.2    112.9      99.8
Services, total.............................................       103.2     104.0      104.3    104.4     103.4
   - of which:
   Trade, repair, hotels and restaurants....................       100.6     102.0      105.9    106.7     104.3
   Transport, storage and communication.....................       105.5     102.3      103.6    101.6     101.4
   Financial intermediation and real estate activities......       103.8     107.8      104.4    106.3     104.0
   Public administration, education, health and social
   service..................................................       102.8     103.7      103.1    102.1     102.9
   Other community, social and personal service activities..       106.4      96.7      105.0    103.3     103.6
                                                               ---------- ---------  --------- --------  --------
GDP, total..................................................       104.2     105.2      103.8    103.5     102.9
                                                               ========== =========  ========= ========  ========

---------------------------
Source: Hungarian Central Statistical Office

     General. In industry the moderate growth rates of the past years (3.1% in 2001 then 2.8% in 2002) were followed by an upswing (6.3%) in 2003. The volume of production was higher by 9.5% in the first seven months of

2004 than in the same period of the previous year. The acceleration was due mainly to the strong growth in export sales. More than half of total industrial production was exported. Industrial export sales increased by 10.3% in 2003, compared to 3.7% in 2002 and grew by approximately 20% in the first seven months of 2004, compared to the same period in the previous year. Approximately two-thirds of total industrial exports are attributable to the following two segments: manufacture of electrical and optical equipment, and manufacture of transport equipment. Both segments recorded high growth in 2003 (the former 16.8%, the latter 13.9%).

     Productivity in total industrial production increased by 8.8% in 2003 compared to 5.1% in 2002.

     Mining and Quarrying. Hungary has small mineral resources, mainly consisting of building materials (such as sand, pebbles, building stone, cement and ceramic raw material). As of January 2003, Hungary had 10,614 million tons of hard coal reserves. Mining and quarrying accounted for only 0.4% of GDP in 2002 and 2003 and the sector has continued to decline since 2000 (by approximately 8% up to 2003). As of July 2004, the volume of mining and quarrying recorded an increase of 19.2%, compared to the same month in 2003.

     Manufacturing. In 2003, the manufacturing output (representing more than 88% of industrial production) grew by 7%, compared to 3.6% in 2002 and 4.9% in 2001. During the first seven months of 2004 the manufacturing output increased by 10.9%, compared to the same period in 2003. In 2003, export sales accounted for more than 60% of the total sales of manufacturing products and were higher by 11.3% compared to 2002. In the first seven months of 2004, export sales of manufacturing products grew by 18.5%, compared to the same period in 2003.

     Electrical and Optical Equipment. In 2003, the production of electrical and optical equipment represented more than a quarter of the total manufacturing production and was the fastest growing manufacturing sub-segment, growing by 16.3%. In 2003, export sales from the production of electrical and optical equipment accounted for more than 40% of total manufacturing exports (representing the largest share among all manufacturing sub-segments) and were higher by 16.8%, compared to 2002.

     During the first seven months of 2004 the output increased by 28.4%, compared to the same period in 2003. An above-average demand for TV and radio receivers, sound and video players and recorders, office machines and computers contributed to the good results of this sub-segment.

     Transport Equipment. In 2003, the manufacture of transport equipment increased by 13.5%, due to favorable export conditions prevailing throughout the year. Export sales in this sub-segment increased by 13.9% in 2003, compared to a stagnation (0.5% growth) in 2002. During the first seven months, the volume of transport equipment grew by 9.7% compared to the same months in 2003.

     Oil. In 2003, the gross value of manufacture of coke, refined petroleum products, and nuclear fuel reached HUF 498.8 billion. In the same period, the gross output and the total sales of the extraction of crude petroleum and natural gas, service activities incidental to oil and gas extraction excluding surveying stagnated, compared to 2002 (1.1% and 0.8% growth respectively), while domestic sales grew by 18.7% and exports fell by 81%. The gross output of manufacture of refined petroleum products decreased by 10.1%, the total sales by 9.8%, domestic sales by 10.6% and exports by 7.8%. During the first seven months of 2004, the gross output of extraction of crude petroleum and natural gas, service activities incidental to oil and gas extraction excluding surveying, decreased by 13.5%, total sales by 3.2% and domestic sales by 4%, and exports grew by 9.2%, compared to the same period in 2003, meanwhile the gross output of manufacture of refined petroleum products grew by 11.6%, total sales by 8.4%, domestic sales by 8.7%, and exports of refined petroleum products by 7.5%.

     Energy, gas and water supply. Approximately 36% of Hungary's total energy demand is supplied by domestic energy sources. About 83% of coal consumption, 20% of oil consumption, and 21% of natural gas consumption is produced domestically. The remainder of the consumption of these commodities is imported mainly from Russia. Domestic power plants supply approximately 90% of Hungarian electric energy consumption, with the remaining portion being imported primarily from the Ukraine.

     Hungary has consistently worked to diversify its sources of energy and to build up reserves to dampen the potential negative effects of energy supply disruptions. Hungary is currently maintaining at least a 12-week supply of oil in compliance with OECD requirements.

     By the end of 1998, all of Hungary's natural gas distribution companies, six electricity distribution companies and all but two power generation companies had been privatized. The Ministry of the Economy and Transport is aiming at the formation of a competitive electricity market and full liberalization of the sector, in accordance with EU Directives.

     In 2003, energy demand in Hungary increased by 3.2% because of the extremely cold weather and the increasing energy demand of the industry. Approximately 65% of the energy demand was covered by imports, which is 7.5% more than in the previous year. The electricity and gas markets were both opened on January 1, 2003.

     The following table provides information about the composition of consumption of the main energy resources in Hungary in each of the years 1999 through 2003:

                                  Composition of Consumption of Energy Resources

                                                             As at the year ended December 31,
                                             -------------    ---------    ----------   ----------    -----------
                                                 1999           2000         2001         2002           2003
                                             -------------    ---------    ----------   ----------    -----------
                                                                             (%)
Coal.....................................            14.3         13.9          13.4         12.3           12.5
Hydrocarbon..............................            70.3         68.6          69.5         70.2           70.6
   - of which:
   Crude oil and petroleum products......            33.2         32.1          31.5         30.4           28.4
   Natural gas...........................            37.1         36.5          38.0         39.8           42.2
Other resources..........................            15.4         17.7          17.4         17.5           16.9
                                             -------------    ---------    ----------   ----------    -----------
Total....................................           100.0        100.0         100.0        100.0          100.0
                                             =============    =========    ==========   ==========    ===========
   - of which:
   Domestic..............................            42.1         40.7          39.7         37.4           36.3
   Imports...............................            57.9         59.3          60.3         62.6           63.7

---------------------------
Source: Hungarian Central Statistical Office

Construction

     The output of construction stagnated in 2003 (0.7% growth), in contrast with the strong growth in 2002 (17.8%), mainly as a result of exceptionally weak activity in the first quarter of the year. In the last two quarters of 2003, the output of construction was on the rise again. The construction for the first half of 2004 increased by almost 8% compared to the same period in 2003.

Service Industries

     The gross value added by services increased, on average, by almost 4% annually between 1999 and 2003. The expansion of this sector, representing more than two-thirds of GDP, is balanced compared to the industrial sector. During this period, the output of financial intermediation and real estate activities grew at the highest rate within the services sector. The weight of this sub-segment in services has exceeded 30% since 1999. The second most important segment is that of trade, repair, hotels and restaurants, which represents approximately 20% of gross value added by services.

     In the first quarter of 2004, gross value added by services expanded by 3.2%, compared to the corresponding period for the previous year. The fastest growth was recorded in the category of hotels and restaurants (5.8%) and transport, storage and communications (5.4%).

     The following table shows the composition of the service industry per individual sub-sectors in each of the years 1999 through 2003:

                                 Composition of Service Industry per Sub-sectors

                                                             As at the year ended December 31,
                                                 --------     --------      --------     --------       --------
                                                   1999         2000          2001         2002           2003
                                                 --------     --------      --------     --------       --------
                                                                             (%)
Trade, repair, hotels and
   restaurants...............................        20.7         19.9          20.2         20.6           20.8
Transport, storage and
   communication.............................        13.9         13.6          13.6         13.2           12.9
Financial intermediation and real estate
   activities................................        32.0         33.3          33.4         34.0           34.2
Public administration, education, health
   and social services.......................        28.2         28.0          27.7         27.1           27.0
Other community, social and personal
   service activities........................         5.2          5.1           5.2          5.1            5.1
                                                 --------     --------      --------     --------       --------
Service, Total...............................       100.0        100.0         100.0        100.0          100.0
                                                 ========     ========      ========     ========       ========

---------------------------
Source: Hungarian Central Statistical Office

Agriculture

     In 2003 agriculture closed an unfavorable year, mainly because of the droughty weather. The quantity of harvested cereals lagged by 26% behind the previous year's levels, and by 27% behind the average for the years 1996-2000. Among the cereals, two main crops suffered the greatest loss, with a 25% drop in the average yield of wheat and 22% of that of maize. According to preliminary estimates from the Ministry of Agriculture, the grain yield in 2004 is expected to be approximately 15 million tons, compared to 6 million in 2003, which is mainly due to the favorable weather conditions prevailing in 2004.

     On August 1, 2004 the number of cattle stood at approximately 728,000, and the total pig population was approximately 4,382,000.

Infrastructure

     Hungary is a landlocked country and stands at the cross-roads of several important transport corridors. Three main road corridors forming part of the Trans - European Network, three corridor branches and also railways and water corridors cross Hungary. With Budapest as a node, several corridors connect Hungary to the Trans-European Network. Hungary plays a central role in international transport connections for Central and Eastern Europe and for South-East Europe towards the West and the East. However, compared to Western European countries, the transport network in Hungary is relatively less developed, suffering from the shortage of river bridges, lack of transversal connections, poor technical parameters and low proportion of expressways.

     The length of the national road network is 30,536 km; the total length of the motorways is 542 km. The density of the road network, compared with the total number of roads, is 1.46 km/km2, which is 88% of the EU average. The density of motorways is one fourth of the EU average. A total of 466 km road sections have been marked out as the most urgent, within in the framework of the `National Road Rehabilitation Program'.

     The railway network coverage is 83 km per 1,000 km2, which is favorable compared with EU figures (65 km per 1,000 km2). Approximately 16% of the railway lines are multi-track and 34% of them are electrified.

     Recent increases in market shares were made possible by the track reconstruction work started in the last decade, the development of up-to-date safety devices, the modernization of the traffic control system, the electrification of the main line network, and the upgrading of rolling stock on the intercity routes. Within the framework of the railway development program, the Slovenian-Hungarian railway connection was constructed in 2001, co-financed from EU funds - PHARE (Poland and Hungary Aid For The Reconstruction of The Economy). In 2000-2002, four new major projects were launched to modernize the lines of the Helsinki railway corridors, with considerable support from EU funds
- ISPA (Instrument For Structural Policy For Pre-Accession ). Since the beginning of the 1990's air transport has been marked by dynamic increases. Passenger transport increased by 56%, air freight by 79% and the traffic in Hungarian air space increased by 273% between 1994 and 2001.

     The country has one international airport that can meet the present traffic level. In line with international trends the traffic at Ferihegy International Airport in Budapest is increasing.

     Navigation is possible along 1600 km of the rivers in Hungary. There is commercial navigation on the river Danube and, to a very small extent, on the river Tisza. In 2001, the share of water transport was 3.4% (2.9 million tons), calculated in freight ton-km, which is low compared with other EU member states bordering the Danube.

     The telecommunication sector's level of development, in both wireline and wireless communication, approaches the average level of other EU members. However, compared to Western European countries, the penetration rate in the area of internet connection is relatively low, the structure of the information-communication services market is not up-to-date and the proportion of broadband access is also relatively low.

                                  PRIVATIZATION

Status of Privatization Efforts

     Since 1990, the Republic of Hungary has privatized nearly 1,300 enterprises of the 1,860 enterprises previously owned by the state. The Hungarian Privatization and State Holding Company (Allami Privatizacios es Vagyonkezelo Rt.) manages these sales.

     Most of the larger companies involved in the privatization program have already been partially privatized with only 158 companies being left with some degree of state ownership at the end of 2003. Permanent government control is anticipated for 38 companies. The scope of property that should remain state-owned in long term is defined by law as follows:

     o    national public utility service providers;

     o property or companies of strategic importance for the national economy; and

     o property or companies that accomplish tasks or fulfill objectives for national defense or other special purposes.

     In 2003, the government announced an ambitious privatization program aimed at selling 18 to 20 companies. Of these, the privatizations of Postabank, Konzumbank and FHB (Land Credit and Mortgage Bank, still majority-owned by the State) were completed in 2003. In 2004 the targeted sale of MOL (Hungarian Oil Company) and Dunaferr (a steel company) have been completed (in MOL, the Republic still controls 11% of the ordinary shares and one preference share), and that of Mahart (Hungarian Shipping Company) and Malev Hungarian Airlines are ongoing. In March 2004, the targeted sale of 25% plus one votes of Hungaropharma (a pharmaceutical company) was accomplished. The issuance of an exchangeable bond for Richter (pharmaceutical company) shares has also been completed. The privatization of each of Antenna Hungaria (Broadcasting) and Babolna (an agricultural complex) are scheduled to begin in the near future. The Hungarian Privatization and State Holding Company raised revenues of HUF 148.97 billion in 2003 from the privatization sales.

     The revenues in 2004 are planned to reach approximately HUF 280-290 billion, of which HUF 190 billion will be paid into the central budget. Until July 2004, revenues of around HUF 140 billion had been received. These receipts are planned to be spent mainly on infrastructural projects such as further motorway projects.

Methods of Privatization Used

     Hungary is unique in Central Europe in that a large majority of its privatizations utilize public tenders, with sales on a cash basis. These outright sales, often to strategic long-term investors, have been successful in bringing new management and know-how to many Hungarian enterprises.

     Public offerings played an important and successful role in the privatization process, most recently, in the privatization of FHB at the end of 2003.

     In recent years, the importance of compensation vouchers has decreased significantly. Compensation vouchers were rights distributed to individual Hungarian citizens under the Compensation Act, which was designed to provide compensation for losses suffered, including the loss of property and personal freedom. These compensation vouchers entitled the holders to bid for shares in certain privatized entities. In 2003, in order to end the compensation voucher system, the government decided to offer the shares of FORRAS Trust and Investment Company (a state owned asset management company) in exchange for the compensation vouchers. In June and July 2003, the offering was completed and the shares of FORRAS Trust and Investment Company were listed on the Budapest Stock Exchange.

                      BALANCE OF PAYMENTS AND FOREIGN TRADE

Balance of Payments

     The following table sets out the balance of payments of Hungary for the past five years:

                                               Balance of Payments

                                                           As at the year ended December 31,
                                       --------------------------------------------------------------------------
                                           1999           2000           2001          2002            2003
                                       -------------  -------------  ------------- -------------  ---------------
                                                                     (EUR million)
Current Account.....................        (3,531)        (4,380)        (3,613)       (4,900)          (6,488)
Balance of Trade....................        (2,044)        (3,180)        (2,496)       (2,203)          (2,971)
   Exports..........................         24,059         31,278         34,697        36,821           38,161
   Imports..........................         26,102         34,457         37,193        39,024           41,132

Balance of Services.................            816          1,207          1,625           591            (170)
   Revenues.........................          4,910          6,114          7,434         7,268            7,036
   Expenditures.....................          4,094          4,907          5,809         6,677            7,207

Balance of Incomes..................        (2,713)        (2,792)        (3,192)       (3,835)          (3,930)
   Credit...........................            843          1,262          1,452         1,314            1,178
   Debit............................          3,555          4,054          4,644         5,150            5,108

Current transfers, net..............            408            385            450           547              583
   General government, net..........             28             28             35            71              113
   Other sectors, net...............            380            357            415           476              470

Capital Account.....................             31            300            358           204             (75)

Financial Account...................          6,096          5,401          3,133         2,381            6,684
   Direct investment, net...........          2,872          2,334          3,992         2,734              775
   Portfolio investment, net........          1,851          (380)          1,723         1,601            2,749
   Other investment, net............          1,374          3,447        (2,582)       (1,954)            3,160

Net errors and omissions............          (355)          (163)             62           350              412
Total...............................          2,241          1,158           (60)       (1,965)              532
International reserves..............        (2,241)        (1,158)             60         1,965            (532)

---------------------------
Source:  National Bank of Hungary
Notes: There has been a methodological change in the calculation of the balance of payments statistics related to reinvested earnings in order to bring the methodology into line with international standards. Reinvested earnings increase the current account deficit, but this increase is automatically financed since reinvested earnings are also reported in the capital account. Thus, the current deficit appears to increase although in reality this is just a phenomenon of the change in the calculation methodology utilized. The data used in the tables and in the text is based on this new methodology.

     Hungary has experienced a growing current account deficit since 2001 as the deficit (as a percentage of GDP) has increased from 6.3% in 2001 to 8.9% in 2003.

     In 2003 the current account deficit grew to EUR 6,488 million, mainly due to the strong internal demand caused by an expansionary fiscal policy. A second cause was the drop in tourism revenues in line with global trends. In addition, net foreign direct investment has decreased significantly as Hungarian companies (MOL, OTP and others) have increased their presence in the region mainly through the acquisition of local companies (such as in the Slovak Republic and Romania). In spite of the worsening trend in the current account deficits prevailing from 2001, an improvement in the trade balance was recorded in the second half of 2003, largely resulting from the adjustment of fiscal policy, decreasing household demand and growing external demand.

     EU transfers are likely to worsen the current account by 0.2-0.3% of GDP since payments by Hungary to the EU will be reported in the current account, while the payments from the EU will appear partly in the current account and partly in the capital account, depending on the type of such payments.

Foreign Trade

     The following table presents the distribution of Hungary's trade in goods by territory for the periods indicated:

                                               Foreign Trade by Territory

                                                      As at the year ended December 31,
                       ------------------------------------------------------------------------------------------------
                            1999                2000                2001                2002                2003
                       ----------------   -----------------    ----------------    ----------------    ----------------
                       Export    Import   Export     Import    Export    Import    Export    Import    Export    Import
                       ------    ------   ------     ------    ------    ------    ------    ------    ------    ------
                                                                 (EUR million)
Developed
 countries..........   20,174    19,991   26,131     24,753    28,455    26,357    30,144    26,717    30,228    27,568
 - of which EU
 countries..........   18,343    17,258   23,510     20,668    25,653    21,957    27,608    22,487    27,709    23,202
Central and
 Eastern
 European
 countries..........    2,984     3,843    4,044      6,031     4,858     6,322     5,116     6,641     5,901     7,364
 - of which
 CEFTA
 countries..........    1,885     1,938    2,551      2,668     3,123     3,010     3,295     3,379     3,787     3,843
Developing
 countries..........      906     2,963    1,121      4,595     1,246     5,319     1,488     6,627     1,525     7,207
                       ------    ------   ------     ------    ------    ------    ------    ------    ------    ------
Total...............   24,064    26,797   31,296     35,378    34,560    37,997    36,747    39,984    37,654    42,138
                       ======    ======   ======     ======    ======    ======    ======    ======    ======    ======

---------------------------
Source: Hungarian Central Statistical Office

     The following table presents the commodity structure of Hungary's trade in goods for the periods indicated:

                                               Foreign Trade by Commodity

                                                       As at the year ended December 31,
                       ------------------------------------------------------------------------------------------------
                             1999               2000                2001                2002                2003
                       ----------------   -----------------    ----------------    ----------------    ----------------
                       Export    Import   Export     Import    Export    Import    Export    Import    Export    Import
                       ------    ------   ------     ------    ------    ------    ------    ------    ------    ------
                                                                 (EUR million)
Food, beverages,
 tobacco...........     1,920       810    2,170        969     2,601     1,108     2,491     1,205     2,467     1,291
Crude
 Materials.........       595       601      739        776       686       767       736       800       781       835
Fuels, electric
 energy............       390     1,640      553      2,962       669     3,120       601     2,991       619     3,260
Manufactured
 goods.............     7,379    10,301    9,066     12,462    10,723    13,419    11,344    14,193    10,871    15,031
Machinery and
 transport
 equipment.........    13,780    13,445   18,768     18,209    19,881    19,584    21,575    20,794    22,915    21,720
                       ------    ------   ------     ------    ------    ------    ------    ------    ------    ------
Total..............    24,064    26,797   31,296     35,378    34,560    37,997    36,747    39,984    37,654    42,138
                       ======    ======   ======     ======    ======    ======    ======    ======    ======    ======

---------------------------
Source: Hungarian Central Statistical Office

     In recent years, Hungary's foreign trade in goods with industrialized countries (in particular EU countries) has increased. OECD countries accounted for 84.5% of Hungary's exports and 72.7% of imports in 2003. Within those figures, EU countries accounted for 73.6% of exports and 55.1% of imports.

Trade Policy

     Throughout the 1990s, Hungary took a number of steps to integrate its economy into world trade.

     EU. Upon accession to the EU Hungary adopted all aspects of the Common Commercial Policy of the EU. This includes the application of the Common External Tariff, EU preferential trade agreements and regimes, WTO commitments and trade defence measures. The overall effect of these changes is that the trade regime of Hungary has become more open and transparent (e.g. the average level of customs duties decreased by about 50%, the country gained membership in the Agreement on Government Procurement, the Agreement on Trade in Civil Aircraft and the Information Technology Arrangement within the framework of the
WTO).

     CEFTA. CEFTA was designed to increase trade among Central European countries after the demise of COMECON and to integrate the region with the economies of Western Europe. Hungary, Poland, the Czech Republic, Slovakia and Slovenia were the original signatories of CEFTA, which came into effect on March 1, 1993. Romania became a member in July 1997 and Bulgaria in July 1998. In accordance with CEFTA, most trade barriers on industrial products were eliminated as of January 1, 2001. Trade barriers on agricultural products, though relaxed, will not be eliminated entirely. The accession to the European Union changed the relationships with countries participating in CEFTA, since the trade with non-EU CEFTA members is regulated mainly by the relevant association agreements or applicable EU laws.

     EFTA. Hungary further increased its access to Western European markets by signing a free trade agreement, effective October 1, 1993, with EFTA. The agreement lowered restrictive trade barriers on industrial products more quickly in the EFTA member countries than in Hungary and full and reciprocal free trade was achieved within 10 years.

     In addition, each of EFTA's seven members has signed bilateral agricultural trade agreements with Hungary. The bilateral trade agreements with Austria, Finland and Sweden, which were EFTA member countries until December 31, 1994, expired at the date of their joining the EU. Hungary's trade with those countries is now regulated by the EU.

     Bilateral Trade Agreements. In addition to the multilateral trade agreements discussed above, Hungary has also entered into bilateral trade agreements with several countries, including Slovenia, Romania, Turkey, Israel, Bulgaria, Lithuania, Latvia and Estonia. Hungary has entered into trade and co-operation agreements with the EU, EFTA and with certain Central European countries designed to lower or eliminate trade barriers.

Foreign Direct Investment

     The following table sets forth historical records of foreign direct investments in Hungary and Hungarian direct investments abroad in the years 1999 to 2003:

                                            Foreign Direct Investment

                                                            As at and for the year ended December 31,
                                                  ---------------------------------------------------------------
                                                      1999         2000        2001        2002       2003(1)
                                                  ---------------------------------------------------------------
                                                                          (HUF billions)
Direct investment:
   - abroad....................................       59.3        175.1       105.4        70.9        354.6
      Equity capital and reinvested earnings...       58.7        191.7          95        52.8          337
      Other capital............................        0.5       (16.7)        10.5        18.1         17.7
   - in Hungary................................      785.4          780      1127.6       733.6          554
      Equity capital and reinvested earnings...      630.8        690.3       660.8         745        892.4
      Other capital............................      154.7         89.7       466.8      (11.4)      (338.4)
                                                  --------     --------   ---------   ---------   -----------
Net direct investment..........................      726.1        604.9      1022.2       662.7        199.4
                                                  ========     ========   =========   =========   ===========

---------------------------
Source:  National Bank of Hungary
Notes:   (1) Reinvested earnings are estimated by the Bank for the year 2003.

     The cumulative amount of foreign direct investments ("FDI") received by the Republic of Hungary up to December 31, 2003 reached Euro 37 billion. In 2003, due to the expansion abroad of major Hungarian companies such as OTP (the largest universal bank in Hungary), MATAV (Hungarian telecommunications company) and MOL (Hungarian oil company), the FDI outflow was significantly higher compared to previous years, which explains about 60% of the net FDI decrease. The remainder can be attributed to the unfavorable global investment environment which has led to moderate investment in Hungary.

     The following table sets forth the distribution of net FDI in the Republic of Hungary by industry sector during each of the years 1999 to 2003:

                                       Foreign Direct Investment by Industry(1)

                                                                   As at and for the year ended December 31,
                                                          ------------------------------------------------------------
                                                             1999        2000        2001        2002         2003
                                                          ------------------------------------------------ -----------
                                                                                (HUF millions)
Non-manufacturing
   Agriculture, hunting, and
   forestry.........................................         6,372.2      2,937.9     (103.4)         970           0
   Mining and
   quarrying........................................         2,450.3        688.6    34,767.4     4,476.9   (3,024.2)
   Electricity, gas, and water
   supply...........................................       (5,067.6)   (10,271.6)    10,743.1     2,789.9       583.1
                                                              (87.1)    (4,828.7)   (1,433.9)   (1,618.3)     3,122.1
   Construction.....................................
   Trade, hotels and restaurants....................         1,420.5    (2,323.6)     2,539.8   (1,633.1)       124.3
   Transport, storage and communications............        24,018.1     58,873.1 (288,332.3)     5,608.6    23,900.6
   Financial intermediation.........................        42,122.7     57,632.5    31,619.5   (4,999.8)      64,809
   Real estate and business activities..............        68,684.1     57,382.9   (6,989.6)    35,913.6    24,160.8
   Education........................................             n/a          n/a         n/a         n/a         n/a
   Health and social work...........................             n/a          n/a         n/a         n/a         n/a
   Other social and personal services...............          46,532     62,162.5    39,689.1    23,345.2     7,057.7
                                                          ---------- ------------ -----------------------  -----------
   Non-manufacturing Total..........................       243,259.6    280,480.3 (132,077.1)    92,038.2    86,683.9
                                                          ========== ============ =========== ===========  ===========
Manufacturing
   Food and tobacco.................................        24,632.9     30,591.4     6,689.2     8,182.4  (57,638.1)
   Textiles, wearing apparel, and leather...........           739.6      4,670.5     3,257.4     1,225.1        55.4
   Wood, paper and publishing.......................        10,036.1      (5,953)     4,979.5   (1,007.5)    13,346.4
   Refined petroleum and
   chemicals........................................      (21,448.7)   (92,132.7)      49,559       638.8   189,276.3
   Non-metallic products............................          9578.1    (2,049.5)      2819.2     (846.1)      2643.2
   Basic metals and metal products..................         5,869.8      2,534.2     7,261.9     6,590.5   108,358.7
   Machinery and equipment..........................        25,815.6    (2,038.6)   236,923.5   127,540.3    81,451.1
   Recycling and other manufacturing................           150.9      1,644.6       787.9     1,984.8       482.6
                                                          ---------- ------------ ----------- -----------  -----------
   Manufacturing Total..............................        55,374.3   (62,733.1)   312,277.6   144,308.3    (40,577)
                                                          ========== ============ =========== ===========  ===========
Total ..............................................       298,633.9    217,747.2   180,200.5   236,346.5    46,106.9
                                                          ========== ============ =========== ===========  ===========

---------------------------
Source: National Bank of Hungary
Notes:  (1) Reinvested profits are not included.

     The following table sets forth the composition of net FDI in the Republic of Hungary by country during each of the years 1999 to 2003:

                                            Foreign Direct Investment by Territory

                                                                        As at and for the year ended December 31,
                                                          --------------------------------------------------------------------
                                                             1999          2000            2001           2002        2003
                                                           ---------    ----------      ----------     ---------   -----------
                                                                               (HUF millions)
Western Europe
   Belgium............................................     (3,212.2)      5,2082.9          10,811       9,969.7        13,387
   Denmark............................................           125    (32,243.5)         3,392.1       3,304.3       (304.5)
   France.............................................      14,361.7      18,213.7        11,614.8       6,271.6      11,537.5
   Germany............................................      62,993.3     (3,750.4)       161,592.5      34,344.7      24,638.6
   United Kingdom.....................................      24,068.5      28,832.6         4,383.5       8,401.3       6,843.3
   Italy..............................................         7,769       (711.8)        14,962.7       8,031.7       9,440.6
   Netherlands........................................     104,475.7     117,549.2     (145,010.7)     116,643.6      40,735.4
   Austria............................................      11,800.3       2,674.4        57,899.3       8,156.3     100,743.9
   Sweden.............................................       1,168.2      11,863.7         9,187.2      24,989.7       4,113.3
   Switzerland........................................       3,723.8       9,685.3         9,341.6    (15,965.6)       8,237.2
Canada................................................         4,161       2,794.1        15,131.8       2,661.7         124.2
United States.........................................      36,592.3      58,473.8        31,457.3      23,200.8      17,119.3
Japan.................................................       8,732.4       4,429.7        76,679.1       8,878.8       8,218.4
Other.................................................      21,874.9    (52,146.5)      (81,241.7)     (2,542.1)   (198,727.3)
                                                           ---------    ----------      ----------     ---------   -----------
Total.................................................     298,633.9     217,747.2       180,200.5     236,346.5      46,106.9
                                                           =========    ==========       =========     =========   ===========

---------------------------
Source:  National Bank of Hungary
Notes:   Reinvested profits are not included.

Foreign Exchange Reserves

         The following table presents the level of Hungary's gold and foreign exchange reserves as at the dates indicated:

                                        Gold and Foreign Exchange Reserves

                                                                                As at December 31,
                                                          ----------------------------------------------------------
                                                            1999        2000        2001        2002        2003
                                                          ----------  ----------  ---------   ----------  ----------
                                                                               (EUR millions)
International net gold reserves(1).....................          29          30         32           33          33
Foreign exchange(2)....................................      10,845      12,038     12,163        9,887      10,108
                                                          ----------  ----------  ---------   ----------  ----------
Total..................................................      10,874      12,068     12,195        9,920      10,142
                                                          ==========  ==========  =========   ==========  ==========

---------------------------
Source:  National Bank of Hungary
Notes:   (1) Gold valued at London fixings on the relevant date.
         (2) Consists of foreign currencies, including the counterparts of swapped gold, converted at exchange rates at the dates shown.

                          MONETARY AND FINANCIAL SYSTEM

National Bank of Hungary

     The National Bank of Hungary (the "Bank") is the central bank of Hungary. Its primary responsibility is to use monetary instruments to achieve and maintain price stability and, without prejudice to this objective, to support the economic policy of the government. These instruments include:

     o setting the base rate, that is the rate for the Bank's main policy instrument, the 2 week deposit facility, and the rates for the overnight deposit and lending facilities;

     o    establishing reserve ratios for commercial banks;

     o conducting open market operations, which include sales and purchases of government securities from commercial banks and engaging in other similar transactions to regulate liquidity within the economy; and

     o determining and implementing exchange rate policy in agreement with the government.

     The Bank is a company limited by shares, with capital of HUF 10 billion. The company is owned by the Republic of Hungary and regulated by a special act. The supreme body of the Bank is the General Assembly with the Minister of Finance representing the Republic of Hungary as the sole shareholder. The Monetary Council is the highest decision-making forum. The Monetary Council holds meetings at least once every two weeks, and makes the most important decisions concerning the general activities of the Bank, including the setting of the official rate. The Monetary Council consists of at least seven and up to nine members. Members include the Governor of the Bank (currently Mr. Jarai Zsigmond), who is appointed by the President upon the proposal of the Prime Minister for a 6-year term, the Deputy Governors of the Bank and other members, all appointed by the President. The decisions of the Monetary Council are executed by the Board of Directors, the operative body of the Bank. The Board of Directors consists of the Governor and at least three and up to five Deputy Governors of the Bank (currently there are 3 Deputy Governors). A bill has been recently filed by the government with the Parliament for the amendment of the National Bank of Hungary Act. The purpose of the bill is to increase the number of Monetary Council members up to from nine to eleven. Furthermore, the bill is planned to introduce a new system for the appointment of the Monetary Council members, according to which the Prime Minister would have the power to appoint the majority of the Monetary Council members (up to five).

Monetary Policy

     As set forth in Hungarian law, the Bank is responsible for achieving and maintaining price stability. At its meeting held on June 12, 2001, the Monetary Council decided to conduct its monetary policy within the framework of inflation targeting, which was recently supplemented by the exchange rate regime using a wide fluctuation band. The inflation targets were 7% for the end of 2001, 4.5% for the end of 2002, 3.5% for the end of 2003 and 3.5% for the end of 2004; the Bank tolerates a deviance of +/-1 percentage point. At the end of the year 2003 the Bank set 4% as the target inflation rate for 2005.

     The main monetary policy instrument used by the Bank to keep the rate of inflation within the target band is it's two-week deposit facility. The Bank periodically accepts unlimited two-week deposits at the central bank base rate (i.e., the main official interest rate). The Bank, furthermore, reduces the volatility of overnight interest rates by maintaining an interest rate band around the central bank base rate. The width of the band is +/-1 percentage point (the active overnight repo rate is 1percentage point above and the passive overnight depo rate is 1 percentage point below the official rate).

         The following table sets forth indicative interest rates of the Bank as at the dates shown:

                                              Selected Interest Rates

                                                        As at December 31,                              As at
                                    --------------------------------------------------------------   November 9,
                                      1999         2000        2001         2002         2003           2004
                                    ----------  -----------  ----------  -----------  ------------  --------------
                                                                        (%)
Central bank base rate(1).........      14.25        11.75        9.75         8.50         12.50            10.5
Real rate(2)......................        2.7          1.5         2.8          3.5           6.4          3.7(3)

---------------------------
Source:  Central Statistical Office, National Bank of Hungary
Notes:   (1) 2-week
         (2) The real rate is calculated as follows: (1 + central bank base rate)/(1 + year-on-year inflation rate as at year end) - 1, where interest rates are expressed as decimal numbers.
         (3) Calculated with the latest available (September, 2004) CPI data.

     At the beginning of 2003, the Bank reduced its 2-week main central bank base rate twice, each time by 100 basis points. Later in 2003, the central bank base rate was increased three times (altogether by 600 basis points). The central bank base rate stood at 12.5% on November 28, 2003. On March 23, 2004 the Bank reduced the central bank base rate by 25 basis points, two weeks later by an additional 25 basis points and then on 3 May by a further 50 basis points. On August 16, 2004 the Bank reduced the central bank base rate by 50 basis points and on October 19, 2004 by an additional 50 basis points. As a result, on November 9, 2004 the central bank base rate stood at 10.5%.

     Due primarily to the former depreciation of the forint, the recent increase in VAT and the ongoing fiscal deficit, the Bank anticipates that the inflation target for 2004 (3.5% +/-1%) will not be achieved and has abandoned this inflation target. The Bank has therefore started to focus its inflation rate targeting primarily on 2005, for which the target rate is 4% (+/-1%).

     Since 2001, the Bank has also reformed the minimum reserves system. The required reserve ratio has declined from 17% in 1995 to 5% since August 2002. The cut in the effective reserve ratio was intended to contribute to the narrowing of the spread between deposit and lending rates. In parallel with the reduction of the minimum required reserves ratio, the Bank gradually increased the interest rate paid on the reserves. From May 1, 2004 (i.e., the date of the accession to the EU) the reserves carry an interest rate equal to the central bank base rate. The reason was partly to increase the profitability of the banks, and partly to eliminate the indirect taxation of banks in accordance with the European Central Bank's guidelines.

     The Bank does not use money supply targets as an instrument of monetary policy. The money supply flexibly adjusts to the money demand, which is indirectly influenced by the monetary policy. Increases in monetary aggregates are slowing due to the decrease in the rate of inflation.

         The following table provides information about the composition of money supply as at December 31in each of the years 1999 through 2003:

                                                    Money Supply

                                                                               As at December 31,
                                                              ------------------------------------------------------
                                                                1999       2000       2001       2002       2003
                                                              ---------  ---------  ---------  ---------  ----------
                                                                                 (HUF billions)
M1                                                               2,362      2,654      3,113      3,655       4,028
Quasi-money(1)..............................................     2,706      3,027      3,521      3,892       4,547
M2(2) ......................................................     5,068      5,681      6,634      7,547       8,575
Securities of financial institutions                                99        423        523        202         182
M3                                                               5,192      6,130      7,178      7,859       8,792
Government paper and Bank bonds outside the banking
  system....................................................     2,390      2,561      2,881      3,540       4,360
M4(3) ......................................................     7,583      8,690     10,059     11,399      13,151

---------------------------
Source:  National Bank of Hungary
Notes:   (1) Quasi-money = fixed term forint deposits + all foreign currency deposits.
         (2) M2 = M1 + quasi-money
         (3) M4 = M3 + government paper and Bank bonds outside the banking system.

Exchange Rate Policy

     According to Act LVIII of 2001 on the National Bank of Hungary, the Bank and the government jointly determine the framework of the exchange rate regime. The Bank then decides on the exchange rate policy issues within that framework. As a result of a joint decision in May 2001, the forint was "pegged" to the Euro such that the exchange rate was permitted to shift against the Euro in either direction by up to 15% against the central parity, which was set to HUF 276.1/Euro. In combination with the adoption of the inflation targeting framework in June 2001, these policies were consistent with the primary objective of the Bank, i.e., to achieve and maintain price stability. These changes allowed the Bank greater flexibility to resume an anti-inflationary policy.

     During 2001 and 2002, the Bank kept the central bank base rate high in order to reduce inflation to the target level. This led to a gradual appreciation in the forint against the Euro during the year from HUF 245/Euro at the start of the year to HUF 236/Euro by December 31, 2002.

     In early 2003, strong portfolio inflows pushed the forint to the upper band limit of HUF 234.7/Euro. To defend the forint, the Bank intervened in the foreign exchange market by selling forints and cut interest rates on January 15 and 16, 2003 in aggregate by 200 basis points. The rate cutting was accompanied by the widening of the overnight interest rate corridor to 3% in order to stem the flow of short-term speculative money into Hungary. Afterwards, the forint fluctuated to around HUF 245/Euro until June 2003.

     In June 2003, the government and the Bank decided on shifting the central parity by 2.26% to HUF 282.3/Euro. This unexpected measure, and the growing uncertainty about Hungarian monetary conditions, caused a depreciation in the forint of roughly 10% to HUF 265/Euro, prompting the Bank to raise interest rates in defense of the Hungarian currency by a total of 300 bps, to a level higher than that pertaining at the beginning of the year.

     This increase stabilized the forint below the HUF 260/Euro level until the end of November 2003, when it again weakened sharply. In order to support the forint and defend its medium term inflation target, the Bank increased the central bank base rate by another 300 basis points, up to 12.5% at the end of November 2003. As a result of this action and the gradual improvement in fiscal prospects, the forint strengthened significantly and has traded around the HUF 250/Euro level. With these favorable signs, the Bank started cutting interest rates cautiously in 2004. See "Monetary Policy". In October 2004 the HUF was traded around HUF 247 per EUR 1.00.

     The following table sets out the official Bank exchange rate between HUF and each of the USD and EUR for the periods indicated:

                                               Selected Exchange Rates

                                                       As at and for the period ending
                               -------------------------------------------------------------------------------------
                                                          December 31,
                               -------------------------------------------------------------------         June 30,
                                  1999           2000          2001          2002          2003              2004
                               ----------     ----------    ----------    ----------    ----------        ----------
HUF/1USD:
   - Average...........          237.31         282.27        286.53        258.00        224.44            208.60
   - End of period.....          252.52         284.73        279.03        225.16        207.92            208.76
HUF/1EUR:
   - Average...........          252.80         260.04        256.68        242.96        253.51            253.18
   - End of period.....          254.92         264.94        246.33        235.90        262.23            253.23

---------------------------
Source: National Bank of Hungary

Foreign Exchange and Convertibility of the Forint

     Since 1996, Hungarian foreign exchange regulations have been consistent with the convertibility standards of Article VIII of the IMF and with the regulations of the OECD.

     Since January 1998, Hungarian residents have been able to purchase shares and debt instruments with a maturity of at least one year issued by all OECD based issuers, and non-residents have been able to issue such instruments denominated in foreign currency in the Hungarian securities market. Since January 1998, Hungarian companies and individuals have also been able to receive foreign exchange denominated loans with a maturity of more than one year (with certain reporting obligations) and have been able to take out foreign exchange denominated loans with a maturity of less than one year, with approval from the Bank.

     In accordance with the continuous liberalization of restrictions on capital movements in recent years, effective from mid-June 2001, the forint is fully convertible, not only in terms of current transactions but in terms of capital transactions as well. The main remaining restrictions relating to foreign investment have been removed: non-residents have unrestricted access to Hungarian short-term securities, HUF-denominated accounts and the on-shore derivatives market, and residents have unrestricted access to off-shore financial services and short-term foreign securities. Minor restrictions remain which have the objective of preventing money laundering. The full convertibility of the forint meets all EU requirements.

The Hungarian Banking System

     Since April 1, 2000, the supervisory agencies for commercial banks, investment activities, pension funds and insurance activities have been brought together under one umbrella agency - the Hungarian Financial Supervisory Authority (in Hungarian: Penzugyi Szervezetek Allami Felugyelete). There still are, however, separate legislative regimes for banking, insurance, pension funds and investment services. Currently, the laws for insurance, banking and pension funds are stable and almost totally EU compliant.

     Since 1991, Hungary's banking system has been subject to a regulatory and supervisory framework based on principles and guidelines of the Bank for International Settlements (the "BIS"). Act CXII of 1996 on Credit Institutions and Financial Enterprises (the "Credit Institutions Act"), in effect since January 1, 1997, endeavors to facilitate harmonization of the Hungarian banking system with EU uniform banking standards.

Supervision of the Hungarian Banking System

     Supervision of banking activities in Hungary has strengthened as the banking system has developed. Bank supervisory responsibilities have largely been transferred to the Hungarian Financial Supervisory Authority, with the National Bank of Hungary retaining a more limited supervisory role.

Role of the National Bank of Hungary

     While the Bank has no legal obligation to support Hungary's credit institutions, the Bank may serve as a lender of last resort to the credit institutions if they encounter temporary liquidity difficulties. Any loans made by the Bank to Hungary's credit institutions, in its capacity as lender of last resort, constitute general unsecured obligations of those commercial banks.

Role of the Hungarian Financial Supervisory Authority

     The Hungarian Financial Supervisory Authority must license a credit institution before it may establish itself, commence operations, establish a representative office or a subsidiary abroad, elect its management, acquire shares of a non-resident entity representing a qualifying holding (10%) or terminate its operations. After May 1, 2004, this does not apply to credit institutions having their seat in an EU Member State (which are regulated by their home supervisory authority).

     The Hungarian Financial Supervisory Authority is responsible for verifying compliance by the credit institutions with the Credit Institutions Act and applicable banking regulations. The Hungarian Financial Supervisory Authority is entitled to impose various sanctions on credit institutions, including issuing warnings of non-compliance, withdrawing licenses, instituting liquidation proceedings and imposing fines on credit institutions and the managers thereof.

Banking Regulations

     The Hungarian Financial Supervisory Authority does not have the power to issue regulatory decrees. Act CXX of 2001 on the Capital Markets (the "Capital Markets Act") and the Credit Institutions Act set forth matters upon which the government or Ministry of Finance may issue regulatory decrees.

     The Credit Institutions Act requires Hungarian credit institutions to maintain a solvency ratio of 8%. Pursuant to its authority under the Credit Institutions Act, the Ministry of Finance has issued a decree on the calculation of the solvency ratio. The decree adopts BIS standards prescribing how the ratio of a bank's regulatory capital and risk weighted assets (on and off balance sheet items) must be calculated. In addition, the Ministry of Finance has issued decrees requiring credit institutions to create provisions based both on the quality of their assets (which include loans, investments and off balance sheet items) and on certain foreign country risks present in their assets.

     Portfolio risk provisions are calculated by categorizing the assets of a credit institution into the following categories: standard, watch, substandard, doubtful and bad. Assets are placed in the categories based on the performance of the asset and the financial condition of the debtor. Provisions are made based on the asset category 0% for standard assets, 0% to less than or equal to 10% for watch assets, greater than 10% to less than or equal to 30% for substandard assets, greater than 30% to less than or equal to 70% for doubtful assets and greater than 70% to 100% for bad assets.

     The value of any collateral, including real estate, held against an asset may be used to offset the need to make provisions. The decree requiring provisions does not provide guidelines on the extent to which collateral may be used for this purpose. Individual banks are required to create their own guidelines, which are to be approved annually by their auditors.

     Country risk provisions are determined using a table which sets forth the amount of provisions required based on the nationalities of the debtors in a credit institution's portfolio. The country risk decree also requires credit institutions to set absolute limits on the proportion of the relevant credit institution's total assets which may be from a particular country.

     In 2001, Hungary harmonized its guidelines on capital adequacy requirements for investment institutions and commercial banks with EU Directive 93/6.

Structure of the Hungarian Banking System

     The Credit Institutions Act provides for three types of credit institutions:

     o    banks;

     o    specialized credit institutions; and

     o    cooperative credit institutions.

     As of December 31, 2003, there were 36 fully authorized commercial banks and specialized credit institutions operating in Hungary excluding the Hungarian Development Bank Ltd. ("MFB") and the Hungarian Export-Import Bank Ltd. ("Hungarian Eximbank"), which carry out special public functions and policies. The number of cooperative institutions amounted to 182, of which 6 were credit cooperatives and 176 were savings cooperatives. In addition, as of December 31, 2003, there were 30 insurance companies and 24 brokerage houses.

     Only credit institutions are entitled to receive deposits from the public and provide money transmission services. In addition, banks are entitled to provide the full range of financial services listed in the Credit Institutions Act, including making loans, issuing guarantees, trading foreign currencies, issuing bank cards and providing depository services. Banks may also engage in, for their own account or for the accounts of customers, trading in government and corporate securities, and derivatives, and may also provide investment services. The total assets of the credit institutions amounted to HUF 13,782.5 billion in December 2003.

     The following table illustrates certain trends in the Hungarian banking system for the years 1999 through 2003:

                                        Banking System - Selected Indicators

                                                     1999          2000         2001          2002          2003
                                                  ----------    ----------   -----------   -----------   -----------
                                                                      (% change, year-on-year)
Domestic credit..........................               2.2          14.7           4.5          15.8          21.0
Credits to enterprises...................               n/a           n/a           9.5           5.9          19.6
Credits to households....................               n/a           n/a          46.4          67.3          61.0
Broad money (M3).........................              13.1          18.0          17.1           9.5          11.9

---------------------------
Source:  National Bank of Hungary
Note: Disaggregated data are not available for 1999 and 2000 due to a methodological change implemented in 2001.

     Specialized credit institutions are limited with respect to the scope of services they may provide and with respect to the types of clients to which they may provide such services. Specialized credit institutions include the two housing savings associations and two private mortgage banks. There are three special state-owned institutions: the Land Credit and Mortgage Bank (still majority-owned by the State), the Hungarian Development Bank Ltd. and the Hungarian Eximbank. As of December 31, 2003, the aggregate total assets of specialized credit institutions amounted to HUF 1,166.6 billion.

     Cooperative institutions may only provide limited types of financial services, primarily the taking of deposits and the making of small loans. Hungarian cooperative institutions, as of December 31, 2003, held aggregate total assets of HUF 922.5 billion.

     In addition to the credit institutions discussed above, several other financial entities play an important role in strengthening the Hungarian banking and financial sectors. These entities include:

     o the National Deposit Insurance Fund, which credit institutions are required to join, insures deposits up to HUF 6 million per depository, but does not cover the deposits of the government or certain other entities;

     o the Credit Guarantee Corporation, which guarantees loans to small and medium size business;

     o the National Savings Cooperatives Institutions Protection Fund, which is a voluntary consortium of cooperative institutions designed to further such institutions' mutual interests; and

     o the Hungarian Export Credit Insurance Corporation, which provides insurance for export credits and exchange rate risks, and

     o    the Hungarian Eximbank.

Ownership Structure of the Banking Sector

     After the dynamic growth of foreign share ownership in the sector in recent years, the proportion of registered capital held by foreign investors stabilized in 2002. As of December 31, 2003, 81.9% of the total equity capital of the Hungarian banking sector (excluding the MFB and the Hungarian Eximbank which are owned by the Hungarian State) was held by non-residents.

     The only banks in which the Republic now holds controlling interests are the MFB (Hungarian Development Bank), the Hungarian Eximbank and the FHB (Land Credit and Mortgage Bank). The Republic has also retained a golden share in OTP Bank, which grants the holder certain special shareholder rights. For example, there can be no shareholder quorum without the presence of the golden shareholder and decisions regarding changes in the registered capital of the bank, the merger, dissolution, transformation or liquidation of the bank, the transfer or encumbrance of rights necessary for the operation of the bank and the appointment or removal of directors and supervisory directors of the bank, who represent the holder of the golden share, can only be made with the consent of the holder of the golden share. In compliance with the EU directive on the liberty of the capital markets, it is proposed that the Hungarian State's special ownership rights, in this form, should be abolished, golden shares being transformed into common shares.

Capital Markets

     In the course of the transition to a market economy, Hungary attached great importance to the development of a sound capital market in order to promote economic development and to finance Hungarian enterprises. The Capital Markets Act regulates the offering and trading of securities (including government securities) and the institutional framework of the Hungarian capital market (including stock exchanges, investment funds and clearing houses). State control and supervision of the capital markets was delegated to the Hungarian Financial Supervisory Authority. In line with international changes, Hungary has moved towards a universal financial system when regulating the relationship between investment and banking services. With effect from January 1, 1999, banks with proper authorization may carry on investment and financial service activities within the same organizational frameworks, thereby offering universal banking services. Regulation of the capital markets in Hungary is substantially compliant with EU regulations and guidelines.

Stock Exchange

     The Budapest Stock Exchange ("BSE") and the Budapest Commodity Exchange ("BCE"), both opened in 1990, are self-governing and self-regulating organizations, which select their own bodies and officials, adopt their own regulations, define their operating rules and fix the fees charged for their services.

     In February 2004, the BSE and BCE agreed to integrate the activities of the BCE into the BSE. As a result, all exchange products traded on the BCE and all members of the BCE will be transferred to the BSE. It is envisaged that once the transfer is completed, the BCE will surrender all its exchange licenses and will cease to exist. The integration process is ongoing and the estimated closing date of this transaction is January 2005 at the earliest.

     Recently, a majority stake in BSE was acquired by HVB Bank Hungary, which represents a financial consortium. Members of the consortium and their stakes in the BSE comprise: (i) HVB Bank Hungary, 25.2%; (ii) Wiener Borse, 14%; (iii) Raiffeisen Zentralbank, 6.4%; (iv) Osterreichische Kontrollbank, 11%; and (v) Erste Bank Vienna, 6.4%. This acquisition may be seen as the first step towards the closer cooperation of stock exchanges in the Central European region.

     The following table sets forth selected indicators relating to the Budapest Stock Exchange at the end of and for the years indicated:

                                   Budapest Stock Exchange - Selected Indicators

                                                          As at and for the year ending December 31,
                                              --------------------------------------------------------------------
                                                  1999          2000          2001          2002         2003
                                              -------------  ------------  ------------   ----------  ------------

Total Spot turnover values (USD millions)           33,561        15,300         5,678        7,195        10,313
   - of which:
   Equities.................................        14,848        12,248         4,834        5,894         8,595
   Government Bonds.........................        13,270         2,310           554          754           695
   Corporate Bonds..........................           144           173           125          256           316
   Bonds of International Institutions......            13             4            20            3             1
   Mortgage Bonds...........................            --            --            10           84           474
   T-Bills..................................         5,274           553           132          190           208
   Investment Funds.........................             2             2             3            2             4
   Compensation Notes.......................            10            11             1           14            20
Total number of transactions................     1,474,083     1,627,033       911,697      741,703       718,377
   - of which:
   Equities.................................     1,461,482     1,642,482       902,381      730,822       702,701
   Government Bonds.........................         3,158         2,385           632          816         1,131
   Corporate Bonds..........................           650           765         1,166        1,793         2,690
   Bonds of International Institutions......            28            17            42           11            13
   Mortgage Bonds...........................            --            --            80          365         1,036
   T-Bills..................................         1,873           547            89          216           435
   Investment Funds.........................         1,106         2,855         4,694        1,134         1,348
   Compensation Notes.......................         5,786         7,982         2,613        6,546         9,023
Average number of daily transactions........         5,896         6,482         3,721        2,967         2,851
Average daily turnover (USD millions).......         134.5          61.0          23.2         28.8          40.9
Average value per transaction (USD
   thousands)...............................          23.0           9.5           6.3          9.7          14.4
Number of trading days......................           250           251           245          250           252
Total Futures Turnover (USD millions).......         5,620         4,865         2,624        3,347         6,530
   - of which:
   Budapest Stock Exchange Index "BUX"......         4,842         3,217           981          960         1,480
   Currencies...............................            92           104            64          301         1,870
   Shares...................................           635         1,537         1,579        2,086         3,180
   Interest Rates...........................            51             7             0            0             0
   - Number of transactions.................       168,009       191,712       126,568      132,873       157,868
Total Options Turnover (USD millions).......            --         9,747         1,014        1,040           812
   - of which:
   Equity options...........................            --         1,231           229        1,040           812
   Index options............................            --         8,516           785            0             0
   Currency options.........................            --            --            --           --            --
   - Number of trades.......................            --           578            37           19            12
Average exchange rate HUF/USD(1)............        238.46        278.22        286.58       231.41        215.17

---------------------------
Source:  Budapest Stock Exchange
Notes:   (1) Exchange rate used by the Budapest Stock Exchange for calculating
             USD values expressed in this table.

                                 PUBLIC FINANCE

General Information

     The public finance sector in Hungary consists of the central government budget, social security funds (pension and health funds), extra-budgetary funds and local government budgets, which together are referred to as the general government budget.

Methodology

     Unless otherwise indicated, all data in this section and in other sections of this document are presented for comparison purposes in accordance with the methodology of the International Monetary Fund (as set forth in the Manual on Governance Finance Statistics, IMF 1986) (GFS). In order to comply with its EU-accession obligations, the Republic has started to produce certain data on the basis of the European System of Accounts 95 (ESA 95). ESA 95 methodology monitors revenues and expenditures on an accrual basis, whereas GFS methodology monitors revenues and expenditures on a cash basis. Under ESA 95, certain exercised state guarantees are reclassified as government debt and increase the deficit, and the definition of the general government sector is extended to include certain quasi-governmental institutions.

     The general government budget data are compiled by the Ministry of Finance in several steps. In January, the Ministry of Finance compiles the first version of the general government budget for the previous year. For instance, in January 2004 the Ministry of Finance compiled the first version of general government budget for the year 2003. This budget (compiled according to data available in January) is called "preliminary budget". During the course of the year, the Ministry of Finance collects additional information concerning the revenues and expenditures related to the previous year. In light of this additional information, the Ministry of Finance revises the preliminary budget (compiled in January), and compiles the second version of the general government budget for the previous year. For instance, in May 2004 the Ministry of Finance compiled the second version of general government budget for the year 2003. This budget (compiled according to data available in May) is called "fact budget". The main source of the difference between the preliminary and fact budgets is the uncertainty of the exact amounts of revenues and expenditures of the central governmental institutions, because balance sheets of these institutions are not compiled until May. The Ministry of Finance is obliged to compile the final account within the end of August and the final account is compiled based on the fact budget. For instance, the final account for the year 2003 was compiled at the end of August 2004 according to fact budget. The final account is submitted to the Parliament, and the Parliament approves the final account with a simple majority vote. Note that the final account submitted to the Parliament may differ from the final account approved by the Parliament due to amendments. After the final account is approved by the Parliament, the Ministry of Finance compiles the third version of the general government budget for the previous year. For instance, in November 2004 the Ministry of Finance will compile the third version of general government budget for the year 2003. This budget (compiled according to the approved final account) is called "final budget". For the year 2003 we can only provide preliminary or fact data because the Ministry of Finance have not compiled the 2003 final budget yet (the final account was approved on November 10, 2004).

     For the year 2004 we provide data compiled by the Ministry of Finance. The first type of data for the year 2004 were compiled by the Ministry of Finance according to the budget act for the year 2004, which was approved by the Parliament in autumn 2003. This budget (compiled according to approved budget) is called "planned budget". The second type of data for the year 2004 are compiled by the Ministry of Finance according to additional information obtained during the course of 2004. This budget (compiled on the ground of the approved budget and additional information obtained during the course of the year) is called "expected budget". During the year 2004 the expected data were revised by the Ministry of Finance several times, as presented in the following section. In this prospectus we present expected data compiled by the Ministry of Finance in the light of data available in October 2004. By this time the Ministry of Finance expected 6.5% general government deficit to GDP ratio for the year 2004 according to GFS methodology (5.0-5.3% according to ESA 95 methodology).

Budget Trends

     The following table sets forth the main fiscal trends in Hungary during the years indicated:

                                                      Budget Trends

                                                                                                  Fact        Planned
                                           1999          2000          2001         2002        2003(1)       2004(1)
                                        -----------   -----------   -----------  -----------   -----------   ----------
                                                                         (HUF billions)
Central government budget surplus
   (deficit) ..........................    (338.1)       (368.7)       (402.9)    (1,469.6)       (732.4)      (650.9)
   Revenues(2) ........................    3,227.6         3,681         4,068      4,357.3       4,938.2      5,481.5
   Expenditures .......................    3,565.8       4,049.7       4,470.9      5,826.9       5,670.6      6,132.4
Social security funds surplus
   (deficit)...........................     (46.6)        (81.5)           7.4      (100.9)       (349.0)      (346.7)
   Revenues ...........................    1,570.3       1,737.8       2,064.1      2,416.3       2,526.5      2,749.7
   Expenditures .......................    1,616.8       1,819.4       2,056.7      2,517.1       2,875.5      3,096.4
Extra budgetary funds surplus
   (deficit) ..........................      (9.5)           2.1        (10.7)          1.4          18.5         16.7
   Revenues ...........................      146.7         166.2         183.1        233.8         244.6        296.7
   Expenditures .......................      156.2         164.1         193.8        232.4         226.0        280.0
Local government surplus (deficit) ....        1.1        (32.1)         (9.9)      (116.6)        (31.7)        (0.1)
   Revenues(2) ........................    1,476.6       1,619.0       1,892.5      2,169.4       2,501.7      2,552.9
   Expenditures .......................    1,475.5       1,651.1       1,902.4      2,285.9       2,533.4      2,553.0
General government budget surplus
   (deficit) ..........................    (424.1)       (480.2)       (444.0)    (1,673.7)     (1,094.5)    (1,183.8)
   Revenues(2)........................     4,926.2       5,568.1       6,325.7      6,817.8      10,211.0      8,880.0
   Expenditures.......................     5,350.3       6,048.3       6,769.7      8,491.5      11,305.5     10,063.8
General government budget surplus
   (deficit) as % of GDP..............      (3.7%)        (3.7%)        (3.0%)       (9.9%)        (5.9%)    (5.9%)(3)

ESA 95 methodology:
General government budget surplus
   (deficit) ..........................        n/a           n/a           n/a    (1,567.5)     (1,158.7)      (937.8)
   Revenues...........................         n/a           n/a           n/a      7,476.3      10,341.4      8,993.2
   Expenditures.......................         n/a           n/a           n/a      9,043.8      11,500.1      9,931.0
General government budget surplus
   (deficit) as % of GDP..............         n/a           n/a           n/a       (9.2%)        (6.2%)    (4.6%)(3)

-------------------------
Source:  Hungarian Central Statistical Office and Ministry of Finance
Notes:   (1) For methodological remarks on planned, expected, preliminary, fact, and final budgets see "Public Finance - General Information - Methodology".
         (2) Revenues exclude privatization revenues.
         (3) With projected GDP.

     Fiscal Deficit in 2003. In 2003 the fiscal deficit decreased to 5.9% of GDP from 9.9% of GDP in 2002 (based on GFS methodology; based on ESA 95 methodology the deficit decreased from 9.2% in 2002 to 6.2% in 2003) due in large part to extraordinary one-off expenditures in 2002. These one-time measures taken in 2002 included, in particular, subsidies to publicly owned companies (mainly in the area of transportation and sports) and the purchase of shares in certain companies (such expenditures were motivated by EU recommendations, pursuant to which these companies' activities are typically considered as governmental tasks). Despite the sharp reduction in the deficit in 2003, the result was still in excess of the original forecast of 4.5% of GDP (according to GFS methodology; the Ministry of Finance did not set any target under ESA 95 methodology for
2003).

     The higher than planned deficit was largely attributable to higher interest expenditure and higher mortgage loan subsidies as a result of unexpected increase in interest rates, a one-off maternity benefit payment (payable pursuant to a decision of the Hungarian Supreme Court), higher than planned deficit of the social security funds (mainly due to higher pension payments and higher than planned expenditures on pharmaceuticals) as well as lower than planned economic growth. Despite the fact that the government decided to cut expenditure by HUF 70 billion

(restrictions on mortgage subsidies and some rationalization in central administration, which have mainly long term effects), the target was exceeded by 1.4% of GDP.

     Expected Fiscal Deficit in 2004. According to the budget approved for 2004, the general government deficit, measured as a percentage of GDP, was planned to decrease to 4.3% (according to GFS methodology; 3.8% based on ESA 95 methodology), compared to 5.9% in 2003 (according to GFS methodology; 6.2% based on ESA 95 methodology). In order to achieve this target, the average VAT rate was increased, various VAT exemptions have been eliminated, certain changes have been made to the personal tax system and certain controls over expenditures in the central government institutions were strengthened.

     On January 7, 2004, the Prime Minister announced the removal of Mr. Csaba Laszlo from his post as Minister of Finance and appointed Mr. Tibor Draskovics, formerly chief of the Prime Minister's Cabinet, as his successor. Mr. Draskovics took office on February 15, 2004. Despite the adoption of the measures set out above, Mr. Draskovics announced a revised target for 2004 budget: a deficit of 5.8% of GDP (based on GFS methodology; 4.6% based on ESA 95 methodology), referring to the fact that the base data for planning the 2004 items has significantly changed in December 2003.

     On February 25, 2004, the cabinet decided to lower governmental expenditures by HUF 185 billion. The Minister of Finance partially blocked the accounts of the ministries and certain governmental institutions in order to reduce their expenditures and allow the fiscal authority to achieve the aimed deficit. The measure limited the total expenditures of the institutions for the whole of the year 2004. According to Mr. Draskovics' evaluation, these measures were expected to influence the expenditures mainly in the longer term and, therefore, the impact was expected to be delayed, to a large extent, until the end of the year 2004.

     On March 17, 2004, the Ministry of Finance announced a prognosis of general government deficit for 2004. The Ministry of Finance expected that the general government deficit (excluding local government deficit) would be HUF 1,184.8 billion for the year 2004, i.e., 5.8% of GDP (based on GFS methodology; 4.6% based on ESA 95 methodology). On April 7, 2004 the cabinet decided to cut governmental expenditures by an additional HUF 13.75 billion. The reduction took place in the same manner as the previous reduction from February 25, 2004.

     On July 30, 2004 the cabinet decided that the Ministries may only spend the remaining funds granted but not spent in previous years (in 2003 and partly in 2002) with the permission of the Minister of Finance. This means that the Minister of Finance is able to block an additional sum of approximately HUF 106 billion if necessary.

     On September 7, 2004, the Ministry of Finance published the August 2004 fiscal deficit figures. The deficit reached more than 100% of the annual expected deficit, so the Ministry of Finance decided to revise the expected deficit for 2004. The result of the revision was announced on September 15, 2004. According to ESA 95 methodology, the expected general government deficit was set to 4.9-5.1% of GDP (local governments not included; the expected deficit to GDP ratio including local governments was set to 5.0-5.3%). According to GFS methodology, the expected general governmental deficit (local governments not included) was increased from 5.8% to 6.5%. Mr. Draskovics also announced a deficit contracting measure amounting to HUF 43 billion. The increase in the projected deficit was mostly caused by shortfall of revenues of the budget (in particular by shortfall in the collection of VAT, excises, registration tax and personal income tax). The higher than expected expenditures of central budgetary institutions, pensions, and pharmaceutical subsidies also contributed to the change in the fiscal target. The new deficit target also assumes that a number of additional measures and events will take place in 2004 with a positive effect on the deficit. These measures and events include the receipt of additional revenues from state-owned properties, less than projected contribution to the EU budget, savings of extra-budgetary funds, and decreased support to the media.

     On September 27, 2004, the Prime Minister Mr. Gyurcsany announced a new program of the government. According to this program, the main goal of the government's economic policy is the promotion of fast and balanced growth, which allows improvement in the performance of the economy, reduction in the level of employment and increase in the population's living standards. The government's program aims to improve the competitiveness of enterprises, stimulate exports, and to conduct a rigorous budget policy. The government also plans to improve the economic balance by stimulating savings of households. The government's program considers investments the key factor of growth. The government intends to launch programs to stimulate investment and develop the infrastructure. The program sets a target of creating jobs through tax incentives.

     Planned Fiscal Deficit in 2005. On October 4, 2004 Mr. Draskovics announced that he expects the 2005 budget deficit to reach 4.5-4.7% of GDP, according to ESA 95 methodology.

Central Government Budget

     The following table sets forth information concerning central government revenues and expenditures for the years 1999 to 2002, as well as similar data pursuant to the fact budget for 2003 and the planned budget for 2004:

                                       Central Government Revenues and Expenditures

                                                                                                   Fact.        Planned
                                             1999          2000         2001          2002        2003(1)       2004(1)
                                          -----------   -----------  -----------   -----------   ----------   -------------
                                                                           (HUF billions)
Revenues:
Revenues from enterprises .............        444.1         468.3        508.1         566.2        743.2           781.3
   - of which:
   Corporate tax (excluding financial
   institutions except 2004 and 2003) .        248.8         273.2        319.4         364.9        413.7           459.9
   Unified entrepreneurial tax (EVA) ..            -             -            -             -           31            54.5
   Mine rents .........................         11.5          13.7         13.7          14.7         17.8              19
   Import duties and other taxes on
   imports ............................        140.2         136.6        122.9         125.7        131.3              43
   Gambling tax .......................         17.4          27.9         34.3          38.8         49.2              64
   Other payments .....................         26.3          16.9         17.7          22.2         22.1              21
   Other centralized revenues .........            -             -            -             -            -            94.9
   Environmental tax ..................            -             -            -             -            -              25
Taxes on consumption ..................      1,405.5       1,659.7      1,783.6       1,895.4      2,355.9         2,624.7
   - of which:
   VAT ................................        941.8       1,153.7      1,243.9       1,304.9      1,699.6         1,904.9
   Excise duties ......................        463.7         505.9        539.7         590.5        656.3           719.8
Payments by households ................          626         755.2        896.4       1,016.2      1,006.2         1,115.4
   - of which:
   Personal income tax ................        578.1         695.7        830.3         940.6          909          1025.6
   Tax payments .......................          4.2             5          5.2           7.1            7             3.9
   Duties .............................         43.7          54.4         60.9          68.5         90.2              86
Other centralized revenues ............            -             -         62.6          68.7         78.2               -
Revenues of central budgetary
   institutions .......................        537.7         562.7        578.8         583.9        605.5               -
Revenues of budgetary institutions ....            -             -            -             -            -           691.2
Payments by central budgetary
   institutions .......................            -             -         22.7          15.4         34.9            21.8
Payments by local governments .........          4.6           4.6          4.7           5.5          7.1               6
Deductions from extra budgetary state
   funds...............................           10          19.8           47          56.4         49.4            67.9
Revenues from international financial
   relations ..........................            -             -            -             -            -               -
Revenues related to state treasury
   assets .............................         40.4            30          6.7             7         23.9            37.3
Corporate tax and dividends of
   financial institutions .............         13.7          19.5         32.4          31.7            -               -
Dividends of the National Bank ........         30.6          20.1         27.7          23.3            -               -
Other revenues ........................         12.3            13          9.3           8.7          7.8            10.1
Revenues related to debt services .....         88.2         108.6         87.8          78.9        104.2              82
Refunding from the EU .................            -             -            -             -            -            43.9
                                          -----------   -----------  -----------   -----------   ----------   -------------
Revenues excluding revenues from
   privatization ......................      3,227.6         3,681        4,068       4,357.3      4,938.2         5,481.5
                                          ===========   ===========  ===========   ===========   ==========   =============
Revenues from privatization ...........          9.8           0.9            0             0            0               0
Total revenues including revenues from    -----------   -----------  -----------   -----------   ----------   -------------
   privatization ......................      3,237.4       3,681.9        4,068       4,357.3      4,939.5         5,481.5
                                          ===========   ===========  ===========   ===========   ==========   =============

                                                                                                   Fact.        Planned
                                             1999          2000         2001          2002        2003(1)       2004(1)
                                          -----------   -----------  -----------   -----------   ----------   -------------
                                                                           (HUF billions)
Expenditures:
Subsidies to enterprises...............        176.8         179.3        215.3         237.2        295.7           280.3
Subsidies on final consumption ........         74.8          82.8         90.9          99.0        104.9           117.0
Capital formation expenditure .........         41.1          49.9         60.4          72.3         87.9            73.8
   - of which: budgetary coverage for
   central investments ................            -             -            -             -            -               -
Guarantee and contributions to social
   security system ....................        103.5         127.5        220.5         383.9        301.9           334.1
Benefits based on social security
   system .............................        274.9         303.6        329.0         389.2        461.8           477.7
Central government(2)..................      1,536.1       1,869.8      2,193.0       2,611.2      2,804.0         3,036.7
Backing of self-constituted social
   organizations ......................          2.9           2.9          3.0           3.1          2.7             3.7
Transfers to local governments ........        449.0         428.8        508.9         620.5        749.4           795.1
Transfers to extra budgetary funds ....        228.0           1.1          0.0           0.0          2.6            18.2
Expenditures on international
   financial relations ................          1.9           2.3          2.5           1.6          1.5             7.9
Debt service, interest payments .......        850.3         796.9        724.0         738.0        812.1           761.8
Other expenditures ....................          7.9           7.9         23.3          17.9         19.3               -
General contingency reserve, liability
   reserves ...........................            -             -            -             -            -            38.0
Extraordinary expenditures ............         20.7         186.1         92.9         286.3         14.3            28.9
Debt assumption .......................            -             -            -         363.3            -            29.8
Expenditure on government guarantees ..         15.4           6.5          7.3           3.4         12.4             7.5
Expenditures relating to Bank
   accounting .........................         10.1           4.2          0.0           0.0          0.0             0.0
Obligations towards the EU ............            -             -            -             -            -           122.0
                                          -----------   -----------  -----------   -----------   ----------   -------------
Total expenditures ....................      3,565.8       4,049.7      4,470.9       5,826.9      5,670.6         6,132.4
                                          ===========   ===========  ===========   ===========   ==========   =============

Central budget surplus (deficit) ......      (328.1)       (369.6)      (402.9)     (1,469.6)      (732.4)         (650.9)
Central budget surplus (deficit)
   excluding revenues from
   privatization ......................      (338.1)       (368.7)      (402.9)     (1,469.6)      (732.4)         (650.9)

---------------------------
Source:  Hungarian Central Statistical Office and Ministry of Finance
Notes: (1) For methodological remarks on planned, expected, preliminary, fact, and final budgets see "Public Finance - General Information - Methodology".
         (2) Central government expenditures include the expenditures of the central budgetary institutions and the chapter administered professional appropriations; these are the two elements of the expenditures of the Ministries of the Republic. Examples of such expenditures include ministries, road maintenance and development, motorway network, agricultural subsidies, etc.

Central Government Budget Process

     The Ministry of Finance prepares the central government budget on a calendar year basis for the government, which submits it to Parliament for consideration and ultimate approval. The annual budget for the coming year is supposed to be approved prior to the beginning of the relevant year. If Parliament does not approve the budget by that time, the government is obliged to propose a bill on an interim budget without delay. If the bill on the interim budget is not approved by Parliament either, the government is entitled to collect revenues due to the central budget in accordance with the laws in force and to make expenditures in line with the budget for the preceding calendar year.

     After the end of each calendar year, within 8 months, the final accounts are compiled by the Government and are submitted to Parliament for final approval.

     The major components on the revenue side of the central government budget are taxes imposed on consumption (including VAT), enterprise taxes and taxes on households (primarily personal income taxes). On the expenditure side, the major items are debt service and transfers to the social security funds, budgetary institutions, local governments and extra-budgetary funds.

Roles of the Ministry of Finance, the Hungarian State Treasury and the Government Debt Management Agency

     The Ministry of Finance is responsible for supplying information to support decision making and for coordinating issues falling within the government's scope of authority in relation to public finances. Specific responsibilities include the preparation of the bill on the final accounts of the central government and the central government budget, which is presented to Parliament each year.

     The Ministry of Finance must ensure central budget execution, solvency of the central government, central government financing and registration of government debt guarantees, including loans granted and claims of the central government. These tasks are executed through the Treasury and debt and liquidity management tasks are carried out by Allamadossag Kezelo Kozpont Reszvenytarsasag, a special government debt management agency (the "Government Debt Management Agency").

     The Treasury was established on January 1, 1996 as a central budgetary organization. The legal and professional supervision of the Treasury is performed by the Ministry of Finance. Within its budget execution responsibilities, the Treasury's main task is the management of budget appropriations and government cash flows and the determination of the daily financing needs of the central government. The management of budget appropriations includes the registration of annual appropriations, the monitoring of their changes and the right to authorize payments from appropriated amounts.

     The cash management duties of the Treasury include account management for the budgetary institutions, which, in accordance with the Act on Public Finances, are authorized to keep their accounts with the Treasury. The Treasury administers the Single Treasury Account, which is the cash account of the Treasury held at the Bank.

     In addition, the Treasury's responsibilities include the provision of funds for government investments and other investments based on government decisions, the transfer of contributions and subsidies to municipalities, and the management and collection of loans and other claims of the central government.

     The government's borrowing needs are financed by the Government Debt Management Agency. The Minister of Finance established the Government Debt Management Agency in order to concentrate debt management functions into one organization. Accordingly, the Government Debt Management Agency manages, renews and records the forint and foreign exchange debt of the central government and, pursuant to the amendment of the Public Financing Act of from 2003, manages the liquidity of the Single Treasury Account. In the context of liquidity management, from 2004, the Government Debt Management Agency introduced new secondary market operations (e.g., repurchase transactions on the domestic securities market).

     In the domestic market, the responsibilities of the Government Debt Management Agency include the administration of auctions and subscriptions, the development of the institutional framework and the structure of government securities markets. Another important Government Debt Management Agency function is to provide easily accessible, up-to-date information on the government securities markets and on the financing of the Republic's borrowing needs in the spirit of transparency and openness. In foreign debt management, the Government Debt Management Agency acts in the name of the Republic of Hungary in raising funds, manages the foreign exchange debt of the central government, ensures promptness and accuracy in respect of debt service payments and effects hedging transactions to reduce risks. In relation to foreign exchange debt, the Bank performs certain agency functions for the Republic based on an agency agreement entered into between the Bank and the Ministry of Finance.

Recent Budgets

     The following table compares the planned and expected budgets for 2004 with the fact budget for 2003 and shows similar data for the first half of 2004:

                                         Year 2003 Compared with Year 2004

                                         Fact        Planned     Expected        1H          Planned      Expected
                                        2003(1)      2004(1)     2004(1)        2004         2004(1)       2004(1)
                                      ------------ ------------ -----------  ------------  ------------  ------------
                                                        (HUF billions)                             (% change
                                                                                                compared to 2003)
Revenues:
Revenues from enterprises.............      743.2        781.3       756.4         364.0           5.1           1.8
   - of which:
   Corporate tax (including
   financial institutions)............      413.7        459.9       424.9         182.8          11.2           2.7
   Unified entrepreneurial tax (EVA)..       31.0         54.5        64.5          30.1          75.8         108.1
   Mine rents.........................       17.8         19.0        19.0           9.7           6.7           6.7
   Import duties and other taxes on
   imports............................      131.3         43.0        40.0          35.6        (67.3)        (69.5)
   Gambling tax.......................       49.2         64.0        64.0          29.9          30.1          30.1
   Other payments.....................       22.1         21.0        21.0          10.3         (5.0)         (5.0)
   Other centralized revenues.........       78.2         94.9       105.0          58.1          21.4          34.3
   Environmental tax..................          -         25.0        18.0           7.6             -             -
Taxes on consumption..................    2,355.9      2,624.7     2,404.6       1,033.0          11.4           2.1
   - of which:
   VAT................................    1,699.6      1,904.9     1,695.0         712.8          12.1         (0.3)
   Excise duties......................      656.3        719.8       709.6         320.3           9.7           8.1
Payments by households................    1,006.2      1,115.4     1,029.6         458.1          10.9           2.3
   - of which:
   Personal income tax................      909.0      1,025.6       930.6         408.3          12.8           2.4
   Tax payments.......................        7.0          3.9         4.0           2.6        (44.3)        (42.9)
   Duties.............................       90.2         86.0        95.0          47.2         (4.7)           5.3
Revenues of budgetary institutions....      605.5        691.2       745.8         370.4          14.2          23.2
Payments by central budgetary
   institutions.......................       34.9         21.8        25.0           5.1        (37.5)        (28.4)
Payments by local governments.........        7.1          6.0         9.8           8.7        (15.5)          38.0
Deductions from extra budgetary
   state funds........................       49.4         67.9        67.9          33.9          37.4          37.4
Revenues related to state treasury
   assets.............................       23.9         37.3        69.8          23.2          56.1         192.1
Other revenues........................        7.8         10.0        10.8           5.8          28.2          38.5
Revenues related to debt
   services...........................      104.2         81.9        85.4          39.2        (21.4)        (18.0)
Refunding from the EU.................          -         43.9        43.4          10.8             -             -
Revenues excluding revenues from
   privatization......................    4,938.2      5,481.5     5,248.4       2,352.2          11.0           6.3
                                      ------------ ------------ -----------  ------------  ------------  ------------
Revenues including revenues from
   privatization......................    4,938.2      5,481.5     5,248.4       2,352.2          11.0           6.3
                                      ============ ============ ===========  ============  ============  ============

                                         Fact        Planned     Expected        1H          Planned      Expected
                                        2003(1)      2004(1)     2004(1)        2004         2004(1)       2004(1)
                                      ------------ ------------ -----------  ------------  ------------  ------------
                                                        (HUF billions)                             (% change
                                                                                                compared to 2003)
Expenditures:
Subsidies to enterprises..............      295.7        280.3       373.8         183.8         (5.2)        (26.4)
Subsidies on final consumption........      104.9        117.0       110.8          50.4          11.5           5.6
Capital formation expenditure.........       87.9         73.8        57.5          27.5        (16.0)        (34.6)
Contributions to social security
   systems............................      301.9        334.1       333.2         167.1          10.7          10.4
Benefits based on social security
   systems............................      461.8        477.7       474.0         227.6           3.4           2.6
Central government....................    2,804.0      3,036.6     2,983.5       1,555.5           8.3           6.4
Backing of self-constituted social
   organizations......................        2.7          3.7         3.7           1.9          37.0          37.0
Transfers to local governments........      749.4        795.1       783.9         405.7           6.1           4.6
Transfers to extra budgetary
   funds..............................        2.6         18.2        15.9           6.7         600.0         511.5
Expenditures on international
   financial relations................        1.5          7.9         7.9           0.7         426.7         426.7
Debt service interest payments........      812.1        761.8       894.8         500.0         (6.2)          10.2
Other expenditures....................       19.3         14.5        20.4            -         (24.9)           5.7
General contingency reserve
   liability reserves.................          -         37.1                        -             -             -
Extraordinary expenditures............       14.3         45.1        42.6          19.9         215.4         197.9
Debt assumption.......................          -            -           -          28.9            -             -
Expenditure on government guarantees..       12.4          7.5         4.8           1.6        (39.5)        (61.3)
Obligations towards the EU............          -        122.0       120.1          31.0            -             -
                                    -------------- ------------ -----------  ------------  ------------  ------------
Total expenditures....................    5,670.6      6,132.4     6,227.0       3,208.0           8.1           9.8
                                      ============ ============ ===========  ============  ============  ============

Central budget surplus (deficit)......    (732.4)        (651)     (978.6)       (855.8)        (11.1)          33.6
Central budget surplus (deficit)
   excluding privatization revenues...    (732.4)        (651)     (978.6)       (855.8)        (11.1)          33.6
                                      ============ ============ ===========  ============  ============  ============

---------------------------
Source: Ministry of Finance
Notes: (1) For methodological remarks on planned, expected, preliminary, fact, and final budgets see "Public Finance - General Information - Methodology".

Taxation

     The current Hungarian taxation system was introduced in 1988. While there are no current plans to significantly change taxation, the Republic, in line with its EU membership, is considering the implementation of administrative amendments to harmonize its taxation machinery with that of other EU Member States in terms of collection, technological advances and tax avoidance laws.

     The most important elements of the Hungarian tax system are corporate profit tax, corporate dividend tax, personal income tax, value added tax, excise duty and local taxes.

     Hungarian tax law distinguishes between domestic and foreign taxpayers. The tax liability of a domestic taxpayer extends to income originating from both Hungary and abroad, while the tax liability of a non-Hungarian taxpayer is restricted to its Hungarian source of income as defined by the respective Hungarian tax law and is also generally affected by the applicable double taxation treaty. Hungary has entered into a double taxation treaty with almost 50 countries, including almost all of the OECD countries. Of the OECD countries, Hungary does not have a double taxation treaty with Iceland, New-Zealand and Mexico. A treaty with Mexico is likely to enter into force on January 1, 2006.

     Hungary, like many transformation countries, has a substantial "shadow" economy, which is able to avoid paying taxes. Recent improvement in this situation is demonstrated by increases in tax receipts that have outpaced GDP growth. Further improvement is expected as larger companies and multinational enterprises assume a greater role in the Hungarian economy. In 1998, Hungary also consolidated its tax collecting powers into one authority and increased the enforcement funding for this entity in the 1999 budget.

     In recent years, to improve competitiveness and to harmonize the tax system with EU standards, it has undergone some moderate changes.

Corporate Profit Tax and Corporate Dividend Tax

     The corporate tax rate on profits is 16%; however, taxpayers may take advantage of certain tax preferences. According to the general rules on dividend taxation, a foreign entity receiving a dividend will pay a 20% dividend tax. Such tax rate may, however, be reduced by the applicable double taxation treaty. Dividend distributions to domestic entities and companies resident in the European Community are generally exempt from the tax. A foreign entity receiving interest and royalties from a local source is not subject to withholding tax.

Personal Income Tax

     Hungary has a three-tier graduated personal income tax rate structure with rates of 18%, 26% and 38%. In 2005, the second tier (26% personal income tax rate) is expected to be abolished.

Value Added Tax

     The standard VAT rate is 25%, with a 15% rate on selected products and services and a 5% rate on especially sensitive items (e.g., medicine, books). Currently, there is no tax imposed on exports and some services (e.g., postal and financial services).

Registration Tax

     Registration tax has been payable on the registration of cars since February 2004.

Excise Duty

     An excise duty is levied on the manufacturing, importing, warehousing, storing and distributing of mineral oils, alcoholic products, beer, wine, champagne, intermediary alcohol products and tobacco products.

Other Central Government Revenues

     Customs duties are imposed on goods imported from outside the European Community in accordance with the European Community customs code. The central government levies duties on the acquisition of real estate, cars and certain other products and also on certain administrative procedures.

Local Taxes

     Local taxes vary with each municipality. Local governments are permitted to assess local business tax and various property taxes.

Social Security and Extra-Budgetary Funds

The social security funds consist of two funds: the pension fund and the health fund. The following table sets forth the revenues and expenditures for social security and certain extra-budgetary funds:

                         Social Security and Extra-Budgetary Funds Revenues and Expenditures

                                                         Year ended or ending December 31,
                                     --------------------------------------------------------------------------
                                                                                          Fact        Planned
                                        1999        2000         2001        2002        2003(1)      2004(1)
                                     -----------  ----------  ----------- ------------ -----------  -----------
                                                                  (HUF billions)
Health Fund:
   Revenues........................       653.6       734.1        889.9      1,024.6     1,025.4      1,105.2
   Expenditures....................       701.2       797.9        900.0      1,111.2     1,335.4      1,423.5
   Surplus (deficit)...............      (47.7)      (63.7)       (10.1)       (86.7)     (310.0)      (318.3)
Pension Fund:
   Revenues........................       916.7     1,003.7      1,174.2      1,391.7     1,501.1      1,645.5
   Expenditures....................        91.6     1,021.5      1,156.7      1,405.9     1,540.1      1,670.7
   Surplus (deficit)...............         1.1      (17.8)         17.5       (14.2)        (39)       (25.2)
Extra Budgetary Funds(2):
   Revenues........................       146.7       166.2        183.1        233.8       244.6        296.7
   Expenditures....................       156.2       164.1        193.8        232.4       226.0        280.0
   Surplus (deficit)...............       (9.5)         2.1       (10.7)          1.4        18.5         16.7

---------------------------
Source: Ministry of Finance
Notes: (1) For methodological remarks on planned, expected, preliminary, fact, and final budgets see "Public Finance - General Information - Methodology".
         (2) Currently, these funds consist of the Central Nuclear Fund, the Labor Market Fund, the Research and Technology Innovation Fund and the 'Wesselenyi Miklos' Flood and Inland Waters' Compensation Fund.

     The contribution of the central government to the social security funds was HUF 220.5 billion in 2001, HUF 383.9 billion in 2002, and HUF 301.9 billion in 2003.

Social Security System

     Before the fall of communism, social security was based on the principle of solidarity and risk sharing. The provision of social, health and pension benefits through collection and reallocation was carried out by the state. Since the change of the political and economic system, self-provision has been taking an increasing role. Today, everyone may influence his or her future social benefit through the amounts paid to an individual account. In any event, the state provides social security benefits for those incapable of self-provision.

Health care system

     Health services are provided to help people stay healthy and to help those who have fallen ill to recover within the shortest possible period of time, or if this is not possible, to maintain the highest possible quality of life for as long as possible. Health care provision is governed by the principle of gradual approach, where a patient is to be treated where the requirements are adequately met by the available resources, and should be referred to a higher level only if his treatment can be carried out in a more efficient way. The first level is the basic health care provided by the family doctor, the second level consists of specialized consulting services in out-patient care, and the third level is represented by in-patient care institutes (hospitals, clinics and sanatoria). Everyone has the right to sufficient information on their own illness and to the necessary treatment. However, for ongoing and regular health care, a patient has to duly pay his or her social security contributions and has to hold a social security card as proof of this. On this basis, a citizen is entitled to use the ambulant services, to receive sickness benefit or to qualify for disability pension when his or her working capability is permanently reduced. In addition to the disability benefits provided to people disabled by ill health or accident, disabled people are entitled to additional financial and in-kind benefits, including for instance the right to use designated parking lots and receive financial assistance for traveling.

     Several changes were introduced into the health insurance system in recent years. The contribution of households to the financing of the health services has been increased. A free or heavily subsidized health service is available in some cases only for those who are the most in need. The number of days of sick payment paid by employers has decreased, but the contribution of the employer to the amount paid to the patient has increased. Health fund contributions are similar to those for the pension fund. Employers pay 11% of an employee's income and the employee contributes 4%. In addition, there is a fixed monthly health care contribution by employers of HUF 3,450 per employee per month.

Pension system

     In the course of the reform of the social security system, the pension system has undergone the most fundamental transformation over the recent decade. The single tier pension system has been replaced by a three tier system, where, besides the pension contribution deducted from the wage on a mandatory basis, private pension funds offer the possibility of self-provision. Furthermore, an employee may join a voluntary pension fund as well. The "three-pillar" pension system was instituted in 1998. The three pillars of this system are: state pensions (the "pay as you go" system), voluntary pension funds and private pension funds.

     Mandatory payments are made to the state pension fund and to a private pension fund selected by the employee. The mandatory pension contribution equals 26.5% of the employee's monthly salary, out of which 8.5% is paid by the employee and 18% by the employer. The contribution paid by the employer goes to the state pension fund in each case. If the employee opts to join a private pension scheme, then, of the employee's 8.5% contribution, 8% is transferred to the private pension fund and 0.5% goes to the state fund. However, entrants are obliged to choose a private pension system. For employees remaining solely in the state system, the entire 8.5% contribution goes to the state pension fund. Membership of voluntary or mutual pensions schemes, however, is not obligatory. Retirement age was raised from 55 years for women and 60 years for men to 62 years for both women and men. Pensions reform takes at least 30 years, so it will have the longest transitional period within the general budget reform.

Sustainability of the social security system

     Health care system. In the last three years, the in-kind benefits of the health insurance system increased faster than GDP. This was the result of the rapid dissemination of innovative drugs, wage adjustments for employees in health care and the fast increase of service provisions. Because of the strict budgetary requirements in 2004, numerous short-term measures were adopted (e.g., freezing of medicine prices, digressive financing techniques, introduction of cost-volume agreements) which may assist in controlling the expenditures relating to the health care system.

     In order to achieve a lasting reduction of the increasing tension in financing, the Government has started preparations for a financing reform of health care. The reform should aim at curbing the expenditure growth, and introduce cost effective services by changing the financing and incentive mechanisms.

     Pension System. According to demographic projections, the proportion of the population over the retirement age compared to the population of working age will increase significantly in the next decades. The rise in the retirement age (see "Social Security System - Pension System") and the increase in the employment rate may result in a temporary improvement, but will not be sufficient to overturn the long-term trend.

     In response to these adverse demographic trends, the government has taken certain steps to reform the pension system. Most importantly, these steps include (in addition to raising the retirement age) the introduction of mixed financing and the application of the so-called Swiss indexation (50% wage increase, 50% inflation).

     The government believes that the introduction of the funded system should start to have an effect on expenditure in the 2020's. By that time, newly retired people should retire as members of the two-pillar system in increasing numbers, and as such, they will only be eligible for a reduced amount of pension from the pay-as-you-go pillar. On the other hand, members of the mixed system pay a reduced amount of contribution into the pay-as-you-go pillar. Due to this fact, there is expected to be an additional deficit in the pay-as-you-go system, which is likely to increase until the 2020's in line with the increasing participation of the active population in pension funds. The decrease of the absolute number of employees, predicted by demographic projections, would also result in the reduction of revenues of the pension system. The government estimates that the mixed system should fully mature around the year 2060.

     Although the government believes that the measures adopted in 1997, as part of the pension reform, should bring positive effects to the sustainability of Hungarian public finance in the long term, the adverse demographic trends outlined above may nevertheless require an increasing role of the budget in the financing of the pension system in the future.

Local Government Finance

The following table sets forth the revenues and expenditures at the local government level for the years indicated for all the local governments:

                                 Local Government Revenues and Expenditures

                                                          Year ended or ending December, 31
                                     ----------------------------------------------------------------------------
                                        1999         2000        2001         2002         Fact       Planned
                                                                                          2003(1)     2004(1)
                                     -----------  -----------  ----------  -----------  ----------- -------------
                                                                   (HUF billions)
Revenues:
   Own revenues.....................      648.1        744.6       862.9        977.5      1,096.8       1,171.6
   Subsidies........................      449.0        428.8       508.9        620.5        749.4         783.9
   Other revenues...................      379.5        445.5       520.8        571.4        655.4         597.4
                                     -----------  -----------  ----------  -----------  ----------- -------------
Total GFS-revenues..................    1,476.6      1,619.0     1,892.5      2,169.4      2,501.7       2,552.9
                                     ===========  ===========  ==========  ===========  =========== =============
   Privatization revenues(2)........       21.9         37.1        11.2         11.6          n/a           9.0
                                     -----------  -----------  ----------  -----------  ----------- -------------
Total revenues......................    1,498.5      1,656.1     1,903.7      2,181.0          n/a       2,561.9
                                     ===========  ===========  ==========  ===========  =========== =============
Expenditures:
   Wages............................      631.5        695.2       586.9        743.2      1,270.8       1,328.5
   Investments......................      261.5        320.6       385.6        481.1        427.1         368.0
   Other expenditures...............      582.5        635.3       709.2      1,061.6        835.5         856.5
                                     -----------  -----------  ----------  -----------  ----------- -------------
Total GFS-expenditures..............    1,475.5      1,651.1     1,902.4      2,285.9      2,533.4       2,553.0
                                     ===========  ===========  ==========  ===========  =========== =============

Surplus (deficit)-GFS...............        1.1       (32.1)       (9.9)      (116.6)       (31.7)         (0.1)
Total surplus (deficit).............       23.0          5.0         1.3      (105.0)          n/a           8.9

---------------------------
Source:  Ministry of Finance

Notes: (1) For methodological remarks on planned, expected, preliminary, fact, and final budgets see "Public Finance - General Information - Methodology".
        (2) Fact data is not available for the year 2003 yet; the preliminary privatization revenues are HUF 9.9 billions.

     The municipalities are to a large extent autonomous according to the Constitution and the Local Government Act. However, the government must take the local government deficit into account when preparing and implementing the central government budget and other parts of the public budget, over which the government and Parliament have a more direct control. Parliament can, nevertheless, influence the financial situation of local governments through the volume of budget grants (transfers) and the tax sharing system.

EU Net Position

     Starting from 2004, the Republic of Hungary, as a Member State of the EU, is obliged to make annual payments to the EU budget on a basis comparable to that of other EU Member States. In 2004, Hungary is expected to pay HUF 124.4 billion to the EU budget. This payment will be partly offset by budget compensation payments from the EU to the Republic, in the amount of HUF 44.8 billion in 2004. In 2004, Hungary also expects to receive additional capital transfers from the EU in the amount of HUF 78 billion from structural and cohesion funds and agricultural funds. The actual amount of payments obtained from these sources will, however, also depend on the Republic having a sufficient number of viable projects, complying with the Convergence Program and securing sufficient funds from the central government budget to cover co-payments.

     Although the annual contribution to the EU budget is an additional liability, the Government believes that the amount of such contribution will be significantly exceeded by the direct and indirect impact of funds originating from the EU.

Medium Term Fiscal Program and the Convergence Program

     On May 13, 2004, the Government announced the Convergence Program, which sets out a medium term strategy as regards the participation of Hungary in the Exchange Rate Mechanism (EMR II) and the future introduction of the Euro as the official Hungarian currency. The Convergence Program was submitted to the European Commission on May 14, 2004.

     Under EU legislation, prior to adopting the Euro, Hungary must have fulfilled the following convergence criteria ("Maastricht criteria"):

     o price stability -- a member state maintains a sustainable price performance and achieves an average rate of inflation (measured over a period of one year before the examination) that does not exceed, by more than 1.5 percentage points, the average rate of inflation of the three member states which perform the best in terms of price stability;

     o long-term interest rates -- a member state has had an average nominal long-term interest rate (measured over a period of one year before the examination) that does not exceed, by more than 2 percentage points, that of, at most, the three best performing Member States in terms of price stability;

     o the government budgetary position -- a member state has a ratio of planned or actual government deficit to GDP that does not exceed 3%, unless either (i) the ratio has declined substantially and continuously and reached a level that comes close to the reference value, or, alternatively (ii) the excess of the reference value is only exceptional and temporary and the ratio remains close to the reference value;

     o government debt -- a member state has a ratio of government debt to GDP that does not exceed 60%, unless the ratio is sufficiently diminishing and approaching the reference value at a satisfactory pace; and

     o exchange rate -- requires participation for at least two years in the ERM II and observance of the normal fluctuation margins close to central parity provided for by the mechanism for at least two years.

     The convergence required for entering the Euro area is formally assessed annually and the final decision is subsequently made by a summit of EU Member States acting on the recommendation of the ECOFIN Council.

     According to the Convergence Program, the Maastricht criteria could be achieved, without considerably compromising economic growth, by the year 2008. Taking into account the minimum two-year participation in the EMR II (required by the exchange rate condition), the Convergence Program contemplates the introduction of the Euro in 2010, although it does not exclude an earlier date. The Convergence Program anticipates that during 2005-2008 governmental expenditures will be reduced by HUF 2,000 billion, taxes by HUF 1,000-1,200 billion, and the deficit by HUF 800-1,000 billion, which would mean a reduction in the governmental redistribution of goods from approximately 48% of GDP to approximately 44%. Currently, tax income amounts to approximately 39% of GDP. The Convergence Program contemplates that this ratio would be reduced to 37.8% in 2005, 37.5% in 2006 and 37.3% in 2007. Furthermore, the Convergence Program is based on the assumption that the budget deficit would be reduced by 0.5% each year, attaining 2.8% in 2008, and that the governmental debt would drop to 59.4% of GDP by 2004, 57.9% by 2005, 56.8% by 2006, 55.6% by 2007 and 53.7% by 2008.

     In October 2004, the European Central Bank ("ECB") published its 2004 Convergence Report evaluating the degree of convergence among the 11 non-euro area European union member states, including the Republic. The reference period of the report was from September 2003 to August 2004. On the Republic's fulfillment of the Maastricht criteria, the ECB concluded that:

     o    inflation was considerably above the relevant reference values;

     o the average value of long-term interest rates was well above the reference value;

     o    fiscal deficit was considerably above the relevant reference values;
          and

     o the government debt ratio was below the 60% reference value, but keeping the fiscal deficits at the current levels would not be sufficient to keep the public debt ratio below 60%.

     The ECB stated that the key requirements for achieving high degree of sustainable convergence in Hungary were the implementation of a sustainable and credible fiscal consolidation path, and a tangible improvement of the country's fiscal performance. The ECB considered this important in particular in order to contain inflationary pressures, decrease the large current account deficit and restore credibility that in turn would also support exchange rate stability.

                                 HUNGARIAN DEBT

General Information

     Traditionally, the National Bank of Hungary was the primary entity through which Hungary borrowed money in foreign currencies. Pursuant to the 1997 amendment to the National Bank of Hungary Act, the Bank may now only incur foreign currency debt for its own purposes and all foreign currency borrowings and debt security issuances for the central budget must be made directly by the Republic, acting through the Ministry of Finance. The Minister of Finance, in turn, has delegated these debt management functions to the Government Debt Management Agency, which was part of the Treasury until 2001, when it became a separate legal entity. Following January 1, 1999, foreign currency debt issuances are arranged by the Government Debt Management Agency. See "Public Finance - Roles of the Ministry of Finance, the Hungarian State Treasury and the Government Debt Management Agency."

     The Bank will remain the legal or named obligor on the outstanding foreign currency debt incurred before January 1, 1999. The majority of the interest rate and exchange rate risks associated with these debts and any related swaps, however, have been effectively transferred to the Republic pursuant to a series of transfer agreements, whereby the Republic has essentially agreed to pay the Bank sufficient funds to cover these obligations. Following this transfer of risk, the Republic entered into a number of swap agreements to match the currency profile of this debt portfolio to that of the currency basket (100% Euro since January 2000) upon which the forint is pegged. The Bank may still act as an agent of the Republic for the purposes of obtaining foreign loans and issuing securities abroad. Since January 1997, the Bank has acted in this agency role on the basis of an agency agreement, which was entered into by the Bank and the Republic, as permitted by the amended National Bank of Hungary Act.

     Because of this history, all references to public debt include debt of the Republic and the Bank. Public debt also includes debt of the social security and other extra-budgetary funds, but does not include local government debt. External public debt refers to public debt that is denominated in a foreign currency and almost always owed to a non-Hungarian party. Internal public debt refers to public debt denominated in forints and typically owed to parties within the country. Gross external debt refers to all of the foreign currency denominated debt owed by Hungarian persons and both public and private entities to non-resident creditors. Loans between the Bank and the Republic relating to external borrowings originally made by Bank were not added for the purposes of calculating public debt figures, to avoid double counting.

Public Debt

     The following table sets out certain statistics regarding the Hungarian public debt for the years indicated below:

                                                  Public Debt

                                                        As at and for the year ended December 31,
                                             -----------------------------------------------------------------
                                                 1999          2000        2001          2002         2003
                                             -------------- -------------------------------------- -----------
                                                        (HUF billions, unless otherwise indicated)
Internal Public Debt ..........................    4,350.2     4,717.5       5,397.4      6,956.9     8,008.7
   % of Nominal GDP ...........................      38.18       35.81         36.35        41.56       43.12
External Public Debt ..........................    2,536.2     2,508.8       2,322.1      2,267.3     2,579.0
   % of Nominal GDP ...........................      22.26       19.05         15.64        13.54       13.88
Total .........................................    6,886.4     7,226.2       7,719.5      9,224.2    10,587.7
   % of Nominal GDP ...........................       60.4        54.9          52.0         55.1        57.0
Nominal GDP ...................................   11,393.5    13,172.3      14,849.8     16,740.7    18,574.0

---------------------------
Source:  Government Debt Management Agency
Notes: This table shows the public debt of the Republic from the perspective of the economic obligations of the central government. The external debt of the Bank, which has been transferred to the Republic as discussed above, has been included on a pro forma basis. The transfer of this debt involved, among other things, an exchange of the Bank's external obligations for the effective cancellation of certain of the central government's internal (forint denominated) obligations owed to the Bank. In this table external debt refers to government obligations denominated in foreign currency, while internal debt refers to obligations denominated in local currency.

     In the past decade, the central government's gross debt to GDP ratio decreased substantially, falling from 72% at the end of 1996 to about 57% by the end of 2003 (both the 1996 data and 2003 data are calculated according to GFS methodology). This decrease was mainly due to the primary budget surplus, the debt redemption effected from privatization proceeds, and the significant real GDP growth. However, in the last two years the central government's gross debt to GDP ratio grew remarkably, due to the expansionary fiscal policy. The total public debt totaled HUF 10,587.7 billion at the end of 2003, showing an increase of 18% in nominal terms compared with the end of the preceding year. A significant part of the increase can be attributed to the revaluation of the foreign currency debt, due to the depreciation of the forint in 2003. The 2003 budget deficit was higher than planned. The fiscal restrictions introduced by the Minister of Finance are set to diminish the budget deficit and, thus, reduce the central government's gross debt to GDP ratio.

External Public Debt

     The following table sets forth the external public debt as at June 30, 2004 by category and by currency:

                              External Public Debt by Category and Currency(1)
                                           (as at June 30, 2004)

                                                                                               Amount
                                                                                          -----------------
                                                                                           (EUR million)
By Category:
   Bank loans (including bank to bank and syndicated loans).............................      2,756.7
   Bonds + FRN..........................................................................      7,242.9
   Loans from multilateral financial institutions (e.g. IMF and World Bank).............      1,373.7
   Trade related credits................................................................        n/a
                                                                                          -----------------
Total...................................................................................      11,373.3
                                                                                          =================

                                                                                             Percentage
                                                                                          -----------------
By Currency (after swaps):                                                                      (%)
   Euro.................................................................................        100
   Other currencies.....................................................................         0
                                                                                          -----------------
Total...................................................................................        100
                                                                                          =================

                                                                                             Percentage
                                                                                          -----------------
By Currency (before swaps):                                                                     (%)
   Euro.................................................................................        67.5
   JPY..................................................................................        17.0
   GBP..................................................................................        6.6
   US Dollar............................................................................        8.3
   Other currencies.....................................................................        0.6
                                                                                          -----------------
Total...................................................................................        100
                                                                                          =================

---------------------------
Source: Government Debt Management Agency
Notes: External short-term and long-term debt liabilities of the government sector (financial derivatives are excluded). In this table external debt refers to governmental obligations denominated in foreign currency.

     During 2004, until the end of September 2004, the Republic of Hungary raised money on the international capital markets; in January, by issuing a EUR 1 billion bond maturing in 2014, in May, by issuing a GBP 500 million bond maturing in 2014, and in June, by issuing a JPY 50,000 million bond maturing in 2009.

External Public Debt Service and Schedule of Payments

     Neither the Republic nor the Bank has ever defaulted on the payment of the principal of, or premium or interest on, any debt obligation issued by it.

     The following table sets forth the schedule of repayments on external public debt as at June 30, 2004:

          Schedule of Payments on External Public Debt at June 30, 2004
                              (as at June 30, 2004)

                    Maturity                           Total
                                                   (EUR millions)
2004.............................................          446.3
2005.............................................        1,710.7
2006.............................................          721.2
2007.............................................          572.6
2008.............................................          896.9
2009.............................................        1,001.4
2010.............................................        1,122.2
2011.............................................        1,438.2
2012.............................................           93.7
2013.............................................        1,234.2
2014.............................................        2,073.9
After 2014.......................................           62.0
                                                   -------------
Total............................................       11,373.3
                                                   =============
---------------------------
Source: Government Debt Management Agency
Notes: In this table external debt refers to governmental obligations denominated in foreign currency.

Internal Public Debt

     As of June 30, 2004, Hungary's total internal public debt, including the social security and extra-budgetary funds, was HUF 8,619 billion. Approximately 0.5% of the government's internal debt as of June 30, 2004 consisted of loans from the Bank. The majority of the remainder of the government's internal debt represents either treasury bills or bonds.

     Within the total HUF denominated central government debt, publicly issued government securities have been playing a predominant role, reaching a total share of 90% in 2003. Raising public funds on the domestic market depends to a large degree upon the issuance of government bonds, which contributes to the lengthening of the duration of the debt portfolio, as well. Of the total amount of publicly issued HUF government securities outstanding, the share of government bonds rose to above 70% in 2003, whilst discount T-bills and retail government securities have played a diminishing role.

     It is also an important objective of debt management to increase the average maturity of the debt portfolio. The average maturity of internal public debt issues (excluding debt acquired due to bank consolidation) was 2.33 years at the end of 2002, and increased to 2.9 years by the end of 2003. This indicator is expected to improve further as the 2004 financing plan aims to significantly reduce the proportion of treasury bill issues.

     The government has also guaranteed certain Hungarian indebtedness. As of March 31, 2004, these guarantees totaled HUF 1,284 billion. According to GFS methodology, guarantees are not included in the governmental debt and only affect the central governmental deficit if and when the government is obliged to make a payment under the guarantee.

Government Obligations to the National Bank of Hungary

     The following table shows the government's obligations to the Bank, including those due to net foreign currency losses, as of December 31 for the years indicated:

                          Government Obligations Outstanding to the National Bank of Hungary

                                                                      As of December, 31
                                         -----------------------------------------------------------------------------
                                              1999           2000          2001              2002           2003
                                         ---------------  ------------ --------------  --------------  ---------------
                                                                        (HUF billions)
Short-term..........................              404.8         367.5          172.1           167.1            198.1
Long-term...........................            2,083.4       1,834.9        1,384.3           995.2            693.8
                                         ---------------  ------------ --------------  --------------  ---------------
Total...............................            2,488.2       2,202.4        1,556.4         1,162.3            891.9
                                         ===============  ============ ==============  ==============  ===============

---------------------------
Source: National Bank of Hungary

Gross External Debt

     The following table sets fort the distribution and maturity of gross external debt in the Republic of Hungary as at December 31, 2003:

                                              Gross External Debt(1)

                                                                                        As at December 31, 2003
                                                                                 -------------------------------------
                                                                                                         Medium and
                                                                                                          Long Term
                                                                                   Amount of Debt         Maturity
                                                                                 -------------------  ----------------
                                                                                   (EUR millions)            (%)
Obligor:
National Bank of Hungary(2) .............................................                 3,469.5         71.7
The Republic(2)..........................................................                16,162.6         98.4
Private Sector(2)(3).....................................................                26,872.3         79.6
                                                                               -------------------  ------------------
Entire economy(2)(3).....................................................                46,504.4         85.5
                                                                               ===================  ==================

Financial derivative liabilities.........................................                 1,586.1           -
                                                                               -------------------  ------------------
Entire economy (including financial derivative liabilities)..............                48,090.5           -
                                                                               ===================  ==================

---------------------------
Source: National Bank of Hungary
Notes: (1) In this table external debt refers to governmental obligations owed to non-resident entities.
       (2) External debt as defined in External Debt Statistics: Guide for Compilers and Users (IMF 2003). Financial derivatives are not included.
       (3) Direct investment debt liabilities included.

     The following table sets forth certain indicators related to Hungarian gross external debt:

                                        Debt Service Indicators of the Republic,
                                      the Bank and the Hungarian Private Sector(1)

                                                                              Year ended December 31,
                                                         -----------------------------------------------------------------
                                                            1999         2000          2001         2002          2003
                                                         -----------  ------------  -----------  -----------  ------------

Gross foreign debt (incl. intercompany loans).........       29,393        32,868       37,934       39,155        48,091
Gross foreign debt (excl. intercompany loans).........       26,009        29,182       32,103       32,305        38,868
Gross external debt(2) (EUR millions).................       23,733        25,658       26,377       22,825        26,996
Net external debt(3) (EUR millions)...................        7,380         7,385        4,493        5,465         8,101
Gross external debt/GDP(4)............................         52.7          50.7         45.6         33.1          36.9
Net external debt/GDP.................................         16.4          14.6          7.8          7.9          11.1
Debt service(5)/exports(6)............................          9.3           8.8          7.6          6.9           7.4
Gross external debt/exports...........................         81.9          68.6         62.6         51.7          59.4
Debt service/exports..................................         16.8          14.4         13.2         13.1          13.9
Gross interest payments/exports.......................          4.8           4.7          4.6          4.0           3.7
Reserves import coverage(7)...........................         5.0x          4.2x         3.9x         3.1x          2.9x

---------------------------
Source: National Bank of Hungary

Notes:  (1) The debt service indicators do not include prepayments, which in
            1999 totaled EUR 294 million, in 2000 totaled EUR 396 million, in 2001 totaled EUR 588 million, in 2002 totaled EUR 354 million, and in 2003 totaled 248 million. In this table external debt refers to governmental obligations owed to non-resident entities.
        (2) Gross foreign debt denominated in foreign currencies. Intercompany loans are excluded.
        (3) Net external debt represents total foreign currency debt less foreign currency international reserves and other foreign assets (such as export claims receivable, export credit granted to foreign entities and the difference between the official price and the market price of gold and silver). Intercompany loans are excluded.
        (4) The GDP figures for 2003 are preliminary data of the Hungarian Central Statistical Office.
        (5) Debt service represents gross interest payments and amortization of medium and long-term debt. Intercompany loans are excluded.
        (6) Exports consist of exports of goods and services for the years indicated.
        (7) Reserves import coverage is the ratio of international reserves to the monthly average of annual merchandise imports.

Relations with Multilateral Financial Institutions

International Monetary Fund

     Since Hungary joined the IMF, it has borrowed 2,193.7 million in Special Drawing Rights or SDRs (on January 8, 1999, 1 SDR=USD 1.407). By February 1998, all SDRs borrowed were repaid in full.

International Bank for Reconstruction and Development (World Bank)

     Since its accession in 1982 until the end of 2002, Hungary entered into 43 loan agreements with the World Bank. These agreements have enabled Hungary to borrow over USD 3.8 billion. No new borrowings have taken place since 2000 and there is no plan to borrow from the bank in the future.

European Bank for Reconstruction and Development (EBRD)

     There are 92 Hungarian projects financed by the EBRD, valued at Euro 1,357 million.

Council of Europe Development Bank (CEB)

     Hungary joined the CEB in 1998. Since that time the bank's activity has been concentrating on state initiated projects (flood control systems, social housing, financing SMEs and protection of national heritage). The total amount of loans reached Euro 353 million.

     The latest framework agreement was signed in June 2004, whereby the CEB undertook to co-finance water management projects in additional amount of HUF
42.5 billion.

European Investment Bank (EIB)

     Since 1990 until the end of 2003, the EIB has financed Hungarian projects worth Euro 3.43 billion in total. The EIB finances primarily infrastructure projects and the energy sector, using a Framework Agreement with the Republic of Hungary. Within this Framework Agreement in 2004 a facility agreement was signed in the amount of EUR 445 million.

International Finance Corporation (IFC)

     Between 1987 and 2003, the IFC financed 28 Hungarian projects worth approximately USD 341 million.

                       DESCRIPTION OF THE DEBT SECURITIES

     This is a brief summary of the terms and conditions of the debt securities and the related fiscal agency agreement. Copies of the debt securities and the fiscal agency agreement forms, which may differ from one series of debt securities to another, will be filed as exhibits to the registration statement that includes this prospectus. You should not assume this summary is complete and should rely primarily on the information found in the exhibits. Each time the Republic sells securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any subsequent prospectus supplement, you should rely on the updated information in the prospectus supplement.

General

     The Republic will issue the debt securities under a fiscal agency agreement between the Republic and a selected fiscal agent.

     The Republic may issue the debt securities in one series or more, as it may authorize from time to time. The prospectus supplement for each such series will contain the following information:

     o Designation, aggregate principal amount, any limitation on the aggregate principal amount, currency of denomination and payment, and authorized denominations

     o Percentage of the principal amount at which the debt securities will be issued

     o    Level and method of determining any interest rate(s)

     o Any dates of interest rate payments and dates from which interest will accrue

     o Any index, price or formula used to set the amount of any payment of principal, premium or interest

     o Places where the principal, any premium and any interest will be payable

     o Any optional or mandatory redemption terms, or repurchase or sinking fund provisions

     o Whether the debt securities will be in bearer form and include any interest coupons, or in registered form, or both bearer and registered form, as well as restrictions on the exchange of one form for another and on the offer, sale and delivery of debt securities in bearer form

     o    Other specific information as needed

     The prospectus supplement for a given issue of debt securities will also provide information on any material United States federal income and other tax consequences applicable to debt securities that are:

     o    Issued in bearer form

     o    Issued with original issue discount

     o    Denominated or payable in more than one currency other than the USD

     o    Issued in amounts set by reference to any index

     The debt securities will be direct, unconditional, unsecured and general obligations of the Republic. Except as explained in the next section, the debt securities will rank at least equally in right of payment with all other unsecured and unsubordinated obligations of the Republic on or after the date the debt securities are issued, except for such obligations as may be preferred by mandatory provisions of applicable law. The debt securities will be backed by the full faith and credit of the Republic. The Republic will give no preference to one obligation over another on the basis of priority of issue date or currency of payment.

     The Republic may issue the debt securities as discounted securities which either bear no interest or bear interest at a rate below market rates at the time of issue. These discounted debt securities will be sold at a substantial discount below the stated principal amount.

     Holders of the debt securities will be paid the principal, any premium and interest by check, wire transfer or another manner at the place(s) and in the currency or currencies specified in the applicable prospectus supplement.

Negative Pledge

     As long as any debt security remains outstanding, the Republic will not allow any Security Interest to be established on any of the Republic's or the Bank's assets or revenues, present or future, in order to secure (i) any Public External Indebtedness of the Republic having an original maturity of at least one year; or (ii) any Public External Indebtedness of the National Bank of Hungary having an original maturity of at least one year and incurred on or prior to December 31, 1998, unless the debt securities are secured equally and rateably to this external indebtedness.

     For these purposes:

     "External Indebtedness" means any obligation in respect of existing or future Indebtedness denominated or payable, or at the option of the holder thereof payable, in a currency other than the lawful currency of the Republic of Hungary. If at any time the lawful currency of the Republic of Hungary becomes the Euro, then External Indebtedness shall also include Indebtedness expressed in or payable or optionally payable in Euro, if (i) such Indebtedness was issued after the date on which the Euro became the lawful currency of the Republic of Hungary, and (ii) more than 50% of the aggregate principal amount of such Indebtedness was initially placed outside the Republic of Hungary.

     "Public External Indebtedness" means External Indebtedness which: (i) is in the form of, or represented by, bonds, notes or other similar securities; and
(ii) is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

     "Indebtedness" means any indebtedness of any Person (whether incurred as principal or surety) for money borrowed.

     "Person" means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

     "Security interest" means any lien, pledge hypothecation, mortgage, security interest, charge or other encumbrance or arrangement which has a similar legal and economic effect, and, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

Governing Law

     The debt securities will be governed by the laws of the State of New York, without regard to the conflicts of law principles of the State of New York (other than Section 5-1401 of the General Obligation Law of the State of New
York), except the Republic's authorization and execution and any other matters that must be governed by the laws of the Republic. The Republic will submit to the jurisdiction of any state or federal court in New York City for lawsuits brought by investors on the debt securities. Investors may also bring actions against the Republic in the appropriate Hungarian courts. The Republic will appoint the Embassy of the Republic of Hungary, Office of the Trade Commissioner, 150 East 58th Street, 33rd Floor, New York, New York 10155, as its authorized agent to receive any process that may be served in an action brought by an investor.

Fiscal Agent

     The fiscal agency agreement will govern the duties of the fiscal agent appointed by the Republic for each series of debt securities. The fiscal agent chosen for each series may not always be the same agent. The Republic may also maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

     Principal at maturity of a debt security will be payable at the office of the fiscal agent upon surrender of the debt security. Interest will be paid by check mailed to the registered holders of the debt securities.

     A registered holder of a debt securities of a series, the aggregate principal amount of which equals or exceeds $1,000,000, may elect in writing to have interest paid to it by wire transfer in same-day funds to a bank account maintained by the holder in the United States. Notwithstanding anything above to the contrary, if the debt securities are to be issued in the form of global securities (as discussed below) payment of the principal of and interest on any such global debt securities will be made in accordance with the regular procedures established by the depository for those global debt securities.

     Please note that the fiscal agent is an agent of the Republic, not a trustee for the holders of the debt securities, and does not have the responsibility or duty to act for the holders as a trustee.

United States Tax Status of Holders

     Following at least 30 days' prior written notice to the holders of the debt securities, the Republic will have the right to request a certificate on the U.S. tax status of an investor or holder before making full payment of principal and interest on a debt security. The certificate must be submitted at least five business days prior to each record date at the office of any paying agency and must follow the valid form requested by the Republic. The Republic will have the right to use this certificate to determine its duties and liabilities concerning:

     o Any taxes, assessments or governmental charges that the Republic or the fiscal agent must deduct or withhold from payment on a debt security under any present or future laws of the United States or any tax regulations, and

     o    Any reporting or other requirements under such laws or regulations.

     If an investor or holder does not submit this certificate, the Republic will decide what its duties and liabilities are in accordance with applicable law and regulations. However, the Republic may not withhold all or a part of a payment unless a law or regulation requires that it do so.

Event of Default; Event of Acceleration

     For each series of debt securities:

     o    an "event of default" means any of the following:

          o Non-payment--the Republic fails to pay the principal of or interest on any debt security in the series for more than 30 days after payment is due; or

          o Breach of other obligations--the Republic does not perform any of its other covenants under any debt security in the series for more than 60 days after the holder of the debt security has given written notice of the breach to the Republic at the fiscal agent's corporate trust office;

     o    an "event of acceleration" means any of the following:

          o Failure to take action--any action, condition or any other thing which at any time is required to be taken, fulfilled or done in order: (A) to enable the Republic lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of that series of debt securities, (B) to ensure that those obligations are legal, valid, binding and enforceable and (C) subject to their official translation into the Hungarian language, to make the debt securities admissible in evidence in the courts of the Republic of Hungary, is not taken, fulfilled or done within 30 days of receipt by the Republic of written notice thereof; or

          o Invalidity--it becomes illegal for the Republic to perform any of its obligations under the debt securities or if these obligations become invalid and not remedied by the Republic within 30 days' written notice thereof;

     If an event of default or an event of acceleration occurs, all of the debt securities in the given series may, by written notice addressed and delivered by the holders of at least 25% of the aggregate principal amount of the outstanding securities in that series to the Republic at the office of the fiscal agent, be declared to be immediately due and payable, unless prior to such date the Republic shall have remedied the event of default or event of acceleration for all the debt securities in that series.

     If the fiscal agent receives notice in writing from holders of at least 50% in aggregate principal amount of the outstanding securities in the given series and/or a resolution is passed at a meeting of the holders of the debt securities in that series, duly convened and held in accordance with the fiscal agency agreement, to the effect that the event(s) of default and/or event(s) of acceleration giving rise to a declaration of acceleration made pursuant to the conditions above is or are cured or is or are waived by them following any such declaration and that such holders request the fiscal agent to rescind the relevant declaration, the fiscal agent shall, by notice in writing to the Republic and the holders, rescind the relevant declaration whereupon it shall be rescinded and shall have no further effect.

     The Republic is not obliged to provide investors with periodic evidence that there are no defaults and/or events of acceleration. Please also note that the fiscal agency agreement does not provide for the holders to be notified of the existence of an event of default or an event of acceleration or for any right to examine the debt securities register.

Payment of Additional Amounts

     All payments made in respect of a debt security, including payments of principal and interest, to a holder of a debt security that is not a resident of the Republic, will be made by the Republic without withholding or deducting for or on account of present or future taxes, duties, levies or other governmental charges of whatever nature imposed or levied by the Republic or any political subdivision or taxing authority within the Republic. In the event the Republic is required by law to deduct or withhold any such taxes from payments, the Republic will pay such additional amounts as may be necessary so that the net amount received is equal to the amount provided for in the debt security to be paid in the absence of such deduction or withholding. A holder will not be paid any additional amounts, however, if the tax is:

     o a tax that would not have been imposed but for the holder's present or former connection (or a connection of the holder's fiduciary, shareholder or other related party) with the Republic, including being or having been a citizen or resident of the Republic or being or having been engaged in a trade or business or present in the Republic or having, or having had, a permanent establishment in the Republic;

     o imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the EU Council of Finance Ministers meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

     o imposed because the holder presents a debt security for payment more than thirty (30) days after the date on which the payment became due and payable;

     o an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     o a tax, assessment or other governmental charge which is payable other than by withholding;

     o a tax that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the holder's nationality, residence or identity (or the nationality, residence or identity of the beneficial owner of the debt security), if the holder's compliance is required by the laws of the Republic or of any political subdivision or taxing authority of the Republic to avoid or reduce such tax;

     o required to be withheld by any paying agent from a payment on the debt security if such payment can be made without such withholding by another paying agent; or

     o    imposed as a result of any combination of the items listed above.

     Furthermore, no additional amounts will be paid with respect to any debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that the settlor with respect to such fiduciary, partner or beneficial owner, as the case may be, would not have been entitled to payment of such additional amounts if they held the debt security themselves.

Meeting of Holders of Debt Securities; Modification

     The fiscal agency agreement contains provisions for convening meetings of holders of debt securities in a given series to consider matters relating to the debt securities in that series, including, without limitation, the modification of any provision of the terms of the debt securities in that series. Any such modification may be made if, having been approved in writing by the Republic, it is sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Republic and shall be convened by the fiscal agent upon the request in writing of holders holding not less than 10% of the aggregate principal amount of the outstanding debt securities in the given series. The quorum at any meeting of holders convened to vote on an Extraordinary Resolution will be two or more persons holding or representing not less than 50% of the aggregate principal amount of the outstanding debt securities in the given series or, at any adjourned meeting of holders, two or more persons being or representing holders, whatever the aggregate principal amount of the outstanding debt securities held or represented;

     provided, however, that any proposals relating to a Reserved Matter may only be sanctioned by an Extraordinary Resolution passed at a meeting of holders at which two or more persons holding or representing not less than 75% of the aggregate principal amount of the outstanding debt securities in that series or, at any adjourned meeting, 25% of the aggregate principal amount of the outstanding debt securities in the given series form a quorum.

Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the holders, whether present or not.

     If a resolution is brought in writing, such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders.

     For these purposes:

     "Extraordinary Resolution" means:

     o    in relation to any Reserved Matter:

          o a resolution passed at a meeting of holders duly convened and held in accordance with the fiscal agency agreement by a majority consisting of not less than 75% of the aggregate principal amount of all outstanding debt securities in the given series; or

          o a resolution in writing signed by or on behalf of holders of not less than 75% of the aggregate principal amount of all outstanding debt securities in the given series; and

     o    in relation to any other matter:

          o a resolution passed at a meeting of holders duly convened and held in accordance with the fiscal agency agreement by a majority consisting of not less than 66.67% of the aggregate principal amount of the outstanding debt securities in the given series which are represented at that meeting; or

          o a resolution in writing signed by or on behalf of holders of not less than 66.67% of the aggregate principal amount of all outstanding debt securities in the given series.

     "Reserved Matter" means any proposal to:

     o change any date, or the method of determining the date, fixed for payment of principal or interest in respect of the debt securities in the given series, to reduce the amount of principal or interest payable on any date in respect of the debt securities in that series or to alter the method of calculating the amount of any payment in respect of the debt securities in that series on redemption or maturity or the date for any such payment;

     o effect the exchange or substitution of the debt securities in the given series for, or the conversion of the debt securities in that series into, shares, bonds or other obligations or securities of the Republic or any other person or body corporate formed or to be formed;

     o reduce or cancel the principal amount of the debt securities in the given series;

     o vary the currency or place of payment in which any payment in respect of the debt securities in the given series is to be made;

     o    amend the status of debt securities in the given series;

     o    amend the obligation of the Republic to pay additional amounts;

     o    amend the events of default or the events of acceleration;

     o amend the law governing the debt securities in the given series, the courts to the jurisdiction to which the Republic has submitted in the debt securities in that series, the Republic's obligation to maintain an agent for service of process in the United States or the Republic's waiver of immunity, in respect of actions or proceedings brought by any holder of the debt securities in that series;

     o modify the provisions contained in the fiscal agency agreement concerning the quorum required at any meeting of the holders of the debt securities in the given series or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution or the percentage of votes required for the taking of any action;

     o change the definition of "Extraordinary Resolution" or "outstanding" in the conditions of the debt securities in the given series and/or fiscal agency agreement;

     o instruct any holder or committee appointed on behalf of all holders of the debt securities in the given series to withdraw, settle or compromise any proceeding or claim being asserted pursuant to the relevant condition of the debt securities in that series;

     o confer upon any committee appointed any powers or discretions which the holders of the debt securities in the given series could themselves exercise by Extraordinary Resolution; or

     o    amend the definition of Reserved Matter.

Representative Committee

     The holders of the debt securities in a series may, by a resolution passed at a meeting of holders duly convened and held in accordance with the fiscal agency agreement by a majority of at least 50% in aggregate principal amount of the debt securities in that series then outstanding, or by notice in writing to the fiscal agent signed by or on behalf of the holders of at least 50% in aggregate principal amount of the debt securities in that series then outstanding, appoint any persons as a committee to represent the interests of the holders if any of the following events shall have occurred:

     o    an event of default or an event of acceleration;

     o any event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for become an event of default or an event of acceleration; or

     o any public announcement by the Republic, to the effect that the Republic is seeking or intends to seek a restructuring of that series of debt securities (whether by amendment, exchange offer or otherwise).

     Such committee in its discretion may, among other things, (i) engage legal advisers and financial advisers to assist it in representing the interests of the holders, (ii) adopt such rules as it considers appropriate regarding its proceedings and (iii) enter into discussions with the Republic and/or other creditors of the Republic.

Global Securities

     If specified in a prospectus supplement, the Republic will issue the debt securities as one or more fully registered global securities to be deposited with or on behalf of The Depository Trust Company, New York, New York ("DTC"), its nominee and/or one or more depositories named in the prospectus supplement, such as the Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("Clearstream, Luxembourg").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" as defined by the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities of its participants and facilitates clearance and settlement of securities transactions through electronic book-entry changes in its participants' accounts. This eliminates the need to exchange certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC are on file with the SEC and the DTC agrees and represents to its participants that it will administer its book-entry system accordingly.

     The issuance of global securities by the Republic means the Republic will not issue certificates to each holder. A global security will be registered in the name of the related depository or its nominee, who will keep a computerized record of its participants (such as the holder's broker) whose clients have purchased the debt securities. The participant will keep a record of its clients who purchased the debt securities. Except as explained below or in an applicable prospectus supplement, a global security may be transferred only in whole and only to the appropriate depository or its nominee.

             While the relevant prospectus supplement will describe the specific terms of the depository arrangement for any portion of a series of debt securities represented by a global security, the Republic anticipates that the following provisions will apply to all depository arrangements.

     After a global security is issued, the Republic expects that the depository or nominee will credit on its electronic system the principal amounts of the debt securities represented by the global security to the accounts of its "participants", i.e., institutions that have accounts with the depository or nominee. Only participants or persons that may hold interests through participants may own beneficial interests in a global security. These beneficial interests will be shown on, and transfers of global securities will be made only through, records maintained by the depository and its participants. Please note that laws in certain states require that purchasers must acquire securities in physical form (i.e., certificates). Such limitations may prevent certain investors from owning, transferring or pledging a beneficial interest in a global security.

     The Republic will provide the fiscal agent with payment of principal, any premium or interest due on the debt securities on an interest payment date or at maturity on that day. As soon as possible thereafter, the fiscal agent will make such payments to the depository or nominee that is the registered owner of the global security representing the particular debt securities according to arrangements made between the fiscal agent and the depository. The Republic will treat the depository or its nominee as the owner for all purposes. Therefore, neither the Republic nor the fiscal agent will have any direct responsibility or liability for payments made on account of beneficial ownership interests of a global security or for maintaining or reviewing the related records.

     After receiving payment of any principal or interest, the depository will credit the accounts of the participants on the payment dates according to their respective holdings of beneficial interests in the global securities as shown in the relevant records. Payments by participants to owners of beneficial interests in the global securities will be governed by the customary practices between the participants and owners of beneficial interests in "street name". However, payments will be the responsibility of the participants and not of the depository or the Republic.

     As long as a depository or nominee is the registered owner of a global security, it will continue to be considered the sole owner and holder of the debt securities represented by the global security. Except for cases outlined in this section or in a prospectus supplement, owners of beneficial interests in a global security:

     o May not have the debt securities represented by the global security registered in their names;

     o Will not receive or be entitled to receive debt securities in certificate form through exchange or some other manner; and

     o Will not be considered the owners or holders of any debt securities represented by a given global security.

     Accordingly, investors owning a beneficial interest in a global security must rely on participants of the depository to exercise any of their rights under the debt securities. Participants must in turn rely upon the procedures of the depository. Under current industry practice, if the owner of a beneficial interest desired to take any action that the depository or its nominee would have the right to take as the holder of the global security, the depository would authorize the participant to take such an action and the participants would then authorize beneficial owners to do the same or would otherwise follow the instructions of the owner of the beneficial interest.

     Unless stated otherwise in a prospectus supplement, a global security may only be transferred as a whole in the following manner:

     o By the related depository to a nominee of such depository or by a nominee of such depository to such depository or any other nominee of such depository; or

     o By such depository or any such nominee to another depository for such debt securities or its nominee or to a successor of the depository or a nominee of such successor.

     Under the following conditions, debt securities represented by a global security may be exchanged for debt securities in certificate form in denominations specified in the applicable prospectus supplement:

     o If the depository or each of Euroclear and Clearstream, Luxembourg notifies the Republic that it is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under applicable law and a replacement depository is not appointed;

     o The Republic decides not to have all of the debt securities of the series represented by the global security;

     o If there is a continuing actual or potential event of default that would allow the holders of the related debt securities to declare their principal and interest immediately due and payable;

     o    In such other events as may be specified in a prospectus supplement.

     Any debt security that is exchangeable under the above conditions may be exchanged for debt securities in certificate form registered in the names specified by the depository. Debt securities that have been exchanged may be presented for registration of transfer or exchange at the office of the fiscal agent in London or Luxembourg. Subject to the above, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depository or its nominee.

                           ENFORCEABILITY OF JUDGMENTS

     It may be difficult for investors to obtain or enforce judgments against the Republic. The Republic is a foreign sovereign. Foreign sovereigns are generally immune from lawsuits and from the enforcement of judgments under U.S. law. Foreign sovereigns may waive this immunity and limited exceptions to this rule are spelled out in the U.S. Foreign Sovereign Immunities Act of 1976.

     The Republic will be submitting to the jurisdiction of courts present in New York City for lawsuits brought by investors on the debt securities. Thus, the Republic will specifically agree that these courts have the authority to try a case against it for these specific actions.

     In addition, the Republic will waive its right to claim immunity for any lawsuits brought by investors in courts present in New York City or in any appropriate court in Hungary. This waiver of immunity will be limited. Such a waiver will constitute only a limited and specific waiver for the purposes of the debt securities and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the debt securities. Further, the Republic will not agree to waive its right to immunity with regard to:

     o actions brought against the Republic under U.S. federal securities laws or any state securities laws;

     o present or future "premises of the mission" as defined in the Vienna Convention on Diplomatic Relations signed in 1961;

     o "consular premises" as defined in the Vienna Convention on Consular Relations signed in 1963;

     o any other property or assets used solely or mainly for official state purposes in the Republic or elsewhere;

     o military property or military assets or property or assets of the Republic related thereto.

     Thus, the Republic may assert immunity to such actions. Investors may have a difficult time making any claims based upon such securities laws or enforcing judgments against the property described above.

     Under Law-Decree No. 13 of 1979 on International Private Law of the Republic of Hungary, the parties may freely agree on a choice of a non-Hungarian jurisdiction and of foreign law in commercial matters provided that there is a substantial foreign element in their legal relationship. The agreed courts have exclusive jurisdiction, unless otherwise provided by the parties.

     Under Hungarian law, a judgment of a court established in a country other than the Republic of Hungary may be enforced in the Hungarian courts, if: (i) the jurisdiction of the foreign court is legitimate under the rules of jurisdiction of Hungarian law; (ii) the decision is final under the foreign law under which it was made; (iii) there is reciprocity between Hungary and the state of the foreign court; and that (a) such judgment does not contravene the basic principles of public policy in the Republic of Hungary; (b) the losing party or its representative had proper or timely notice of the proceedings; (c) the proceedings in which the judgment was made did not seriously breach general principles of Hungarian procedural rules; (d) litigation between the same parties involving the same dispute was not commenced in Hungary prior to the initiation of the foreign litigation; and (e) Hungarian courts have not already determined the matter (res judicata). However, Hungarian courts must recognize and enforce judgments of a foreign court chosen by the parties in a commercial matter (in Hungarian: vagyonjogi hatarozat) even if there is no reciprocity between Hungary and the state of the foreign court, provided that the choice of forum by the parties is valid under the above-mentioned decree.

     Following the Republic's accession to the EU on May 1, 2004, Council Regulation 2001/44/EC on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters applies to judgments and their enforcement by and of courts in the Member States of the EU.

     You should note that Hungary is a party to the New York Treaty on the Recognition and the Enforcement of Arbitration Awards, dated June 10, 1958, and therefore the recognition and enforcement of the arbitration awards obtained by a holder of a debt security in a country being a party to such treaty is possible in Hungary, provided that such forum has been chosen. No award will be recognized and enforced however, if the provisions therein are contrary to Hungarian public policy.

     Due to the above rules on enforcement, even if a U.S. court were to rule in an investor's favor, such an investor may have in certain cases a difficult time collecting such amount in Hungary, the location of most of the Republic's assets.

                                    TAXATION

     The following describes certain anticipated tax consequences resulting from the ownership of the debt securities. This summary does not cover all the possible tax consequences relating to the ownership of the debt securities and is not intended as tax advice to any person. This description is based on laws, regulations and interpretations as now in effect and available as of the date of this prospectus. The laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of issuance of the debt securities.

Hungarian Taxation

     Hungarian income and withholding taxes will only apply to payments on the debt securities made to holders who are residents of Hungary. Similarly, only Hungarian residents will be subject to Hungarian taxes on gains realized during a taxable year on a sale or redemption of the debt securities.

United States Federal Income Tax Considerations

     The following is a summary of the principal U.S. federal income tax consequences of the acquisition, ownership and retirement of debt securities by a holder thereof. This summary only applies to debt securities held as capital assets and does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as

     o    financial institutions,

     o    insurance companies,

     o    real estate investment trusts,

     o    regulated investment companies,

     o    grantor trusts,

     o    tax-exempt organizations,

     o    dealers or traders in securities or currencies,

     o or to holders that will hold a debt security as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or that have a functional currency other than the USD.

     Moreover, this summary does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the acquisition, ownership or retirement of debt securities and does not address the U.S. federal income tax treatment of holders that do not acquire debt securities as part of the initial distribution at their initial issue price. Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, holding and disposing of debt securities.

     This summary is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as available and in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

     For purposes of this description, a U.S. Holder is a beneficial owner of debt securities who for U.S. federal income tax purposes is:

     o    a citizen or resident of the United States;

     o a corporation or partnership organized in or under the laws of the United States or any State thereof, including the District of Columbia;

     o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     o a trust (1) that validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control.

     If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to its consequences.

     A Non-U.S. Holder is a beneficial owner of debt securities other than a U.S. Holder.

Interest

     Subject to the discussion below under the caption "Debt Securities Issued with Original Issue Discount," if you are a U.S. Holder, interest paid to you on a debt security, including any additional amounts, will be includible in your gross income as ordinary interest income in accordance with your usual method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for your U.S. federal income tax purposes. For U.S. foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. Holders, financial services income. U.S. Holders should note that certain proposed legislation, which is presently expected to be signed into law, would eliminate the "financial services income" category with respect to taxable years beginning after December 31, 2006. Under such legislation, the foreign tax credit limitations categories will be limited to "passive category income" and "general category income".

     Subject to the discussion below under the caption "U.S. Backup Withholding Tax and Information Reporting," if you are a Non-U.S. Holder, payments to you of interest on a debt security generally will not be subject to U.S. federal income tax unless the income is effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange or Retirement

     If you are a U.S. Holder, upon the sale, exchange or retirement of a debt security you will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement, other than accrued but unpaid interest which will be taxable as such, and your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security generally will equal the cost of the debt security to you, minus any amortized bond premium and any cash payments of principal you may have received. Any such gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to the gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if your holding period for the debt securities exceeds one year. Any gain or loss realized on the sale, exchange or retirement of a debt security generally will be treated as U.S. source gain or loss, as the case may be. The deductibility of capital losses is subject to limitations.

     Subject to the discussion below under the caption "U.S. Backup Withholding Tax and Information Reporting," if you are a Non-U.S. Holder, any gain realized by you upon the sale, exchange or retirement of a debt security generally will not be subject to U.S. federal income tax, unless

     o the gain is effectively connected with your conduct of a trade or business in the United States or

     o if you are an individual Non-U.S. Holder, you are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met.

Bond Premium

     If you purchase a debt security at a cost greater than its stated redemption price at maturity (generally, the debt security's stated principal amount), then you will have purchased the debt security at a premium. If you purchase a debt security at a premium, you may make an election (applicable to all debt instruments you hold or later acquire) to amortize such bond premium as an offset to interest income. The amount you may amortize is determined using the constant yield method over the remaining term of the debt security. However, if the debt security may be optionally redeemed after you have purchased it at a premium, then special rules would apply that could result in a deferral of the amortization of some bond premium until later in the term of the debt security.

Debt Securities Issued with Original Issue Discount

     In general, a debt instrument will have original issue discount ("OID") equal if its stated redemption price at maturity exceeds its issue price. The material tax considerations for any debt securities issued with OID will be set forth in the applicable Prospectus Supplement.

Indexed Debt Securities and Debt Securities that are Denominated in, or under which Amounts are Payable in, More than One Currency.

     The tax considerations regarding a debt security under which amounts are determined by reference to any index or that is denominated or payable in more than one currency will depend on a number of different factors. Any material tax considerations relevant to U.S. Holders of such debt securities will be set forth in the applicable Prospectus Supplement.

U.S. Backup Withholding Tax and Information Reporting

     A backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain noncorporate holders of debt securities that are United States persons. The payor will be required to withhold backup withholding tax within the United States on a debt security to a holder of a debt security that is a United States person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. Payments within the United States of principal and interest to a holder of a debt security that is not a United States person will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the holder to the payor and the payor does not have actual knowledge or a reason to know that the certificate is incorrect. The backup withholding tax rate is 28% for years through 2010.

     In the case of payments to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or foreign partnership that qualifies as a withholding foreign trust or a withholding foreign partnership within the meaning of the applicable U.S. Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a United States person only if the payor does not have actual knowledge or a reason to know that any information or certification stated in the certificate is incorrect.

     The above summary is not intended to constitute a complete analysis of all tax consequences relating to the ownership of debt securities. Prospective purchasers of debt securities should consult their own tax advisors concerning the tax consequences of their particular situations.

                              PLAN OF DISTRIBUTION

     This summary plan of distribution will be supplemented by a description of the particular offering and its terms and conditions in a prospectus supplement issued for each series of the debt securities. Each such prospectus supplement will include the following information:

     o    Names and addresses of any underwriters or agents

     o    Price of the debt securities

     o Net proceeds received by the Republic from the sale of the debt securities

     o    Discounts or other compensation to the underwriters

     o    Discounts or concessions made to dealers

     o    Security exchanges on which the debt securities may be listed.

     The Republic may sell the debt securities:

     o    Through underwriters or dealers

     o    Directly to one or more institutional purchasers or

     o    Through agents.

By Underwriters

     If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices set at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by the managing underwriters or directly from syndicate members or designated dealers. Unless the applicable prospectus supplement states otherwise, certain conditions must be met before the underwriters will be obliged to purchase the debt securities and, once any debt securities are purchased, the underwriters must then purchase all of the debt securities offered in the prospectus supplement. Any initial public offering price and discounts or concessions made to dealers may be changed from time to time.

Direct Sales

     The Republic may sell the debt securities directly to one or more institutional investors. In this case, no underwriters or agents would be involved.

By Agents

     The Republic may sell the debt securities through agents. In this case, the prospectus supplement will give the name of the agents involved in the offer and sale of the debt securities and the commission the Republic will pay for the agent's services. Unless the prospectus supplement indicates otherwise, the agent will use its best efforts to solicit purchases during the time of its appointment.

     A prospectus supplement may also indicate that the Republic will authorize agents, dealers or underwriters to solicit offers from specified institutions to purchase the debt securities. These institutions would purchase the debt securities at the public offering price given in the prospectus supplement, plus accrued interest, on the basis of delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. These contracts will be subject only to the conditions given in the prospectus supplement, which would also contain the commission payable for solicitation.

     The Republic may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the United States Securities Act of 1933 or to contribute to any payments that the underwriters, dealers or agents may be required to make. Underwriters and agents may also engage in transactions with or perform services for the Republic in the ordinary course of their business.

     Each series of the debt securities will be a new issue of the debt securities with no established trading markets. Underwriters, dealers and agents may, but need not, make a market in the debt securities and may discontinue market making at any time without notice. Neither the Republic nor any underwriters, dealers or agents can give any assurance as to the liquidity of the trading market for the debt securities.

                           VALIDITY OF THE SECURITIES

     Certain legal matters with respect to the debt securities to be offered will be passed upon on behalf of the Republic by the Legal Department of the Government Debt Management Agency, and by White & Case LLP, New York, New York, special United States counsel for the Republic, and, if sold to or through underwriters, will be passed upon for such underwriters by their United States counsel to be named in the prospectus or prospectus supplements thereto. All statements in this prospectus with respect to matters of the law of Hungary have been passed upon by the Legal Department of the Government Debt Management Agency. In rendering its opinion, such United States counsel will rely as to all matters of the law of Hungary upon the opinion of the Legal Department of the Government Debt Management Agency.

                      AUTHORIZED AGENT IN THE UNITED STATES

     The authorized agent of the Republic in the United States is the Embassy of the Republic of Hungary, Office of the Trade Commissioner, 150 East 58th Street, 33rd Floor, New York, New York 10155.

                        OFFICIAL STATEMENTS AND DOCUMENTS

     The information set forth herein relating to the Republic of Hungary has been reviewed by Dr. Tibor Draskovics in his official capacity as the Minister of Finance and is included herein on his authority.

     The information for which the National Bank of Hungary has been cited as the source was provided by the National Bank of Hungary. The information for which the Ministry of Finance is cited as the source was provided by the Ministry of Finance of the Republic. The information for which the Government Debt Management Agency is cited as the source was provided by the Government Debt Management Agency.

                              FURTHER INFORMATION

     Registration statements, as they may be amended from time to time, relating to the debt securities, on file at the SEC, contain further information. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. The address for the SEC Internet site is http://www.sec.gov. We filed the registration statements and post-effective amendment No. 1 with the SEC in paper form, and we filed post-effective amendment No. 2 with the SEC electronically.

                  INDEX TO TABLES AND SUPPLEMENTARY INFORMATION

External Debt of the Republic and the Hungarian National
   Bank as at June 30, 2004.................................................T-1
Internal Debt of the Republic as at June 30, 2004...........................T-8
Guarantees provided by the Republic as at June 30, 2004.....................T-10

                      TABLES AND SUPPLEMENTARY INFORMATION

                                        External Funded Convertible Currency Debt
                                              of the Bank and the Republic
                                                  (As of June 30, 2004)

                                              Year
                       Interest     --------------------------           Original                    Principal
       Title             Rate(%)      Issue      Maturity(1)          Amount Contracted           Amount Outstanding
--------------------- ------------  ----------  --------------  --------------------------- ----------------------------

A.   NATIONAL BANK OF HUNGARY

1.   U.S. Dollar Debt

a.   Bonds

USD Bond..........       8.875        1993          2013        USD            200,000,000  USD             200,000,000
                                                                                            ----------------------------
      Total...............................................................................  USD             200,000,000
                                                                                            ============================

---------------
(1) In certain cases, this column refers to the dates of scheduled installment payments. Any such payments made prior to June 30, 2004 are reflected as the difference between the amounts in the columns titled "Original Amount Contracted" and "Principal Amount Outstanding".

b.   Swap Arrangements
                                                                                                         (credit)/debit
USD/JPY...........      10.765        1995          2005                                    USD             101,000,000
USD/EUR...........      10.765        1999          2005                                    USD           (101,000,000)
USD/EUR...........       10.71        1999          2005                                    USD           (151,362,260)
USD/JPY...........       10.71        1995          2005                                    USD             151,362,260
USD/JPY...........     Floating       2004          2007                                    USD             140,400,000
USD/JPY...........     Floating       1995          2007                                    USD             177,409,817
USD/EUR...........     Floating       1997          2007                                    USD           (138,250,000)
USD/EUR...........     Floating       1999          2007                                    USD           (177,409,817)
USD/EUR...........       8.875        1999          2013                                    USD           (200,000,000)
USD/EUR...........       6.500        1999          2006                                    USD           (180,000,000)
USD/EUR...........       6.500        1999          2006                                    USD           (465,000,000)
USD/EUR...........       6.500        1999          2006                                    USD           (105,000,000)
USD/EUR...........       6.571        2004         2004-11                                  USD             (3,781,689)
USD/EUR...........       7.334        1999         2000-12                                  USD            (32,320,621)
USD/EUR...........       6.226        1999         2000-13                                  USD            (52,500,731)
USD/EUR...........       6.400        1998         2002-10                                  USD            (75,833,333)
USD/EUR...........       6.400        1999         2002-10                                  USD            (32,500,000)
USD/EUR...........       6.434        2000         2000-05                                  USD             (4,918,866)
                                                                                            ----------------------------
      Total...............................................................................  USD         (1,149,705,240)
                                                                                            ============================

Total U.S. Dollar Debt....................................................................  USD           (949,705,240)
                                                                                            ============================

2.   Euro Debt

a.   Bonds(2)

DEM Bond..........       4.625        1998          2005        DEM            500,000,000  EUR             255,645,941
                                                                                            ----------------------------
      Total...............................................................................  EUR             255,645,941
                                                                                            ============================

---------------
(2) This bond/loan was denominated in Deutsche marks, but it is being repaid in Euro.

                                              Year
                       Interest     --------------------------           Original                   Principal
       Title             Rate(%)      Issue      Maturity(1)          Amount Contracted        Amount Outstanding
--------------------- ------------  ----------  --------------  --------------------------- -----------------------

b.   Swap Arrangements

                                                                                                     (credit)/debit
EUR/USD...........       8.030        1999          2005                                    EUR       96,845,667
EUR/USD...........       7.938        1999          2005                                    EUR      145,136,426
EUR/JPY...........       8.435        1997          2005                                    EUR      175,822,517
EUR/JPY...........       8.210        1997          2005                                    EUR      210,379,323
EUR/USD...........       8.165        1997          2007                                    EUR      119,318,141
EUR/USD...........       7.498        1999          2007                                    EUR      170,037,478
EUR/JPY...........       8.345        1997          2007                                    EUR      209,374,235
EUR/JPY...........       8.230        1997          2008                                    EUR      175,099,959
EUR/JPY...........       8.728        1997          2011                                    EUR      279,129,577
EUR/USD...........       7.030        1999          2013                                    EUR      191,410,443
EUR/CHF...........       7.255        2002          2005                                    EUR        6,825,929
EUR/CHF...........       6.203        2002          2005                                    EUR       13,310,580
EUR/USD...........       4.215        1999          2006                                    EUR      169,127,138
EUR/USD...........       4.499        1999          2006                                    EUR      430,555,555
EUR/USD...........       4.680        1999          2006                                    EUR      100,439,062
EUR/CHF...........       5.383        2002          2007                                    EUR       20,477,816
EUR/CHF...........       4.840        2002          2008                                    EUR       28,668,942
EUR/CHF...........       5.160        2002          2008                                    EUR        1,662,125
EUR/JPY...........       3.917        2004          2009                                    EUR      375,000,000
EUR/GBP...........       4.495        2004          2014                                    EUR      753,200,000
EUR/USD...........       6.950        2004          2004-11                                 EUR        2,959,068
EUR/USD...........       5.495        1999          2000-12                                 EUR       30,913,885
EUR/USD...........       4.433        1999          2000-13                                 EUR       50,265,757
EUR/USD...........       5.350        1998          2002-10                                 EUR       69,066,287
EUR/USD...........       4.723        1999          2002-10                                 EUR       31,125,090
EUR/USD...........       4.300        2000          2000-05                                 EUR        5,138,807
EUR/EUR...........       8.230        2000          2008                                    EUR     (175,099,959)
EUR/EUR...........      Floating      2000          2008                                    EUR      175,099,959
EUR/EUR...........       8.728        2000          2011                                    EUR     (279,129,577)
EUR/EUR...........      Floating      2000          2011                                    EUR      279,129,576
EUR/EUR...........       7.030        2000          2013                                    EUR     (191,410,443)
EUR/EUR...........      Floating      2000          2013                                    EUR      191,410,443
EUR/EUR...........      Floating      2000          2005                                    EUR     (400,000,000)
EUR/EUR...........       5.975        2000          2005                                    EUR      400,000,000
EUR/EUR...........      Floating      2003          2005                                    EUR     (400,000,000)
EUR/EUR...........       3.642        2003          2005                                    EUR      400,000,000
EUR/EUR...........      Floating      2002          2010                                    EUR       (2,548,000)
EUR/EUR...........       5.173        2002          2010                                    EUR        2,548,000
EUR/EUR...........       5.625        2001          2011                                    EUR     (200,000,000)
EUR/EUR...........      Floating      2001          2011                                    EUR      200,000,000
EUR/EUR...........       4.500        2004          2014                                    EUR     (300,000,000)
EUR/EUR...........      Floating      2004          2014                                    EUR      300,000,000
EUR/EUR...........      Floating      2002          2014                                    EUR      (30,000,000)
EUR/EUR...........       5.280        2002          2014                                    EUR       30,000,000
EUR/EUR...........      Floating      2002          2015                                    EUR      (30,452,000)
EUR/EUR...........       5.368        2002          2015                                    EUR       30,452,000
                                                                                            --------------------
      Total............................................................................     EUR    3,861,289,806
                                                                                            ====================

Total Euro Debt........................................................................     EUR    4,116,935,747
      U.S. Dollar equivalent...........................................................     USD    5,249,093,077
                                                                                            ====================


                                              Year
                       Interest     --------------------------           Original                   Principal
       Title             Rate(%)      Issue      Maturity(1)          Amount Contracted        Amount Outstanding
--------------------- ------------  ----------  --------------  --------------------------- -----------------------
                                                                                                    (credit)/debit
3.    Pound Sterling Debt

a.    Swap Arrangements

GBP/EUR...........       5.500        2004          2014                                    GBP      (500,000,000)
                                                                                            ----------------------
    Total.............................................................................      GBP      (500,000,000)
                                                                                            ======================


Total Pound Sterling Debt.............................................................      GBP      (500,000,000)
    U.S. Dollar equivalent............................................................      USD      (915,000,000)
                                                                                           ======================


4.    Japanese Yen Debt

a.    Bonds

                                            Year
                       Interest     --------------------------           Original                   Principal
       Title             Rate(%)      Issue      Maturity(1)          Amount Contracted        Amount Outstanding
--------------------- ------------  ----------  --------------  --------------------------- -----------------------

JPY Bond..........       6.000        1995          2007        JPY       30,000,000,000    JPY      30,000,000,000
JPY Bond..........       6.750        1995          2005        JPY       25,000,000,000    JPY      25,000,000,000
JPY Bond..........       6.900        1995          2010        JPY       15,000,000,000    JPY      15,000,000,000
JPY Bond..........       5.000        1995          2005        JPY       30,000,000,000    JPY      30,000,000,000
JPY Bond..........       6.000        1995          2015        JPY       10,000,000,000    JPY      10,000,000,000
JPY Bond..........       5.000        1995          2007        JPY       30,000,000,000    JPY      30,000,000,000
JPY Bond..........       5.200        1995          2005        JPY       25,000,000,000    JPY      25,000,000,000
JPY Bond..........       5.000        1995          2008        JPY       25,000,000,000    JPY      25,000,000,000
JPY Bond..........       5.200        1996          2011        JPY       40,000,000,000    JPY      40,000,000,000
                                                                                            -----------------------
    Total...............................................................................    JPY     230,000,000,000
                                                                                            =======================

b.    Swap Arrangements
                                                                                                         (credit)/debit
JPY/USD..........        6.750        1995          2005                                    JPY        (10,000,000,000)
JPY/USD..........        6.750        1995          2005                                    JPY        (15,000,000,000)
JPY/EUR..........        5.200        1997          2005                                    JPY        (25,000,000,000)
JPY/EUR..........        5.000        1997          2005                                    JPY        (30,000,000,000)
JPY/USD..........        6.000        2004          2007                                    JPY        (15,000,000,000)
JPY/USD..........        6.000        1995          2007                                    JPY        (15,000,000,000)
JPY/EUR..........        5.000        1997          2007                                    JPY        (30,000,000,000)
JPY/EUR..........        5.000        1997          2008                                    JPY        (25,000,000,000)
JPY/EUR..........        5.200        1997          2011                                    JPY        (40,000,000,000)
                                                                                            ---------------------------
    Total...............................................................................    JPY       (205,000,000,000)
                                                                                            ===========================


Total Japanese Yen Debt.................................................................    JPY         25,000,000,000
    U.S. Dollar equivalent..............................................................    USD            235,404,896
                                                                                            ==========================



                                              Year
                       Interest     --------------------------           Original                   Principal
       Title             Rate(%)      Issue      Maturity(1)          Amount Contracted        Amount Outstanding
--------------------- ------------  ----------  --------------  --------------------------- -----------------------

5.  Swiss Frank Debt

a.  Swap Arrangements

                                                                                                    (credit)/debit
CHF/EUR...........       5.625       2002           2005                                    CHF      (10,000,000)
CHF/EUR...........       4.750       2002           2005                                    CHF      (19,500,000)
CHF/EUR...........       4.000       2002           2007                                    CHF      (30,000,000)
CHF/EUR...........      Floating     2002           2008                                    CHF      (42,000,000)
CHF/EUR...........       3.375       2002           2008                                    CHF       (2,440,000)
    Total............................................................................       CHF     (103,940,000)
                                                                                            =====================

Total Swiss Frank Debt...............................................................       CHF     (103,940,000)
    U.S. Dollar equivalent...........................................................       USD      (86,616,667)
                                                                                            =====================
NATIONAL BANK OF HUNGARY
      Total External Funded Convertible Currency Debt................................       USD    3,533,176,066
                                                                                            =====================


B.   REPUBLIC OF HUNGARY

1.   U.S. Dollar Debt

a.   World Bank

4113HU...............    MT(3)        1996         2006-11      USD              7,750,000  USD               3,781,689
4275HU...............    6.4%         1998          2010        USD            150,000,000  USD             108,333,333
                                                                                            ----------------------------
     Total................................................................................  USD             112,115,022
                                                                                            ============================

---------------
(3) Multiple tranches - different fixed rates

b.   EIB

Air Traffic Services.     MT          1992          2005        ECU             20,000,000  USD               4,918,866
Roads I..............     MT          1992          2012        ECU             50,000,000  USD              32,320,621
Roads II.............     MT          1993          2013        ECU             72,000,000  USD              52,500,731
                                                                                            ----------------------------
     Total................................................................................  USD              89,740,218
                                                                                            ============================

c.   Bonds

USD Bond.............   6.500%        1999          2006        USD            750,000,000  USD             750,000,000
USD Bond.............   2.750%        1975          2027        USD                669,500  USD                 405,400
                                                                                            ----------------------------
     Total................................................................................  USD             750,405,400
                                                                                            ============================

Total U.S. Dollar Debt....................................................................  USD             202,260,641
                                                                                            ============================

2.   Euro Debt

a.   World Bank

3549HU...............     MT          1993          2007        USD             90,000,000  EUR              10,380,902
3596HU...............     MT          1993          2008        USD            132,000,000  EUR               9,448,968
3597HU...............     MT          1993          2006        USD             91,000,000  EUR               3,467,536
3635HU...............     MT          1993          2008        USD             29,000,000  EUR               5,319,552
4230HU...............     MT          1997          2010        DEM             69,000,000  EUR              10,189,809
4287HU...............     MT          1998          2007        DEM            263,000,000  EUR               1,343,465
                                                                                            ----------------------------
     Total................................................................................  EUR              40,150,231
                                                                                            ============================

b.   EIB

Railways I...........     MT          1998          2017        EUR             60,000,000  EUR              53,793,103
Railways I-B.........  Floating       2001          2012        EUR             40,000,000  EUR              40,000,000
Railways II-B........  Floating       2001          2013        EUR             90,000,000  EUR              90,000,000
Railways III.........  Floating       2002          2014        EUR             40,000,000  EUR              17,600,000
Railways IV..........      -          2003            -         EUR            170,000,000  EUR                       0
Environment..........    4.67%        2001          2013        EUR             43,000,000  EUR              43,000,000
Environment II.......  Floating       2002          2014        EUR             80,000,000  EUR              64,352,000
Environment III......    4.49%        2003          2014        EUR             45,900,000  EUR              45,900,000
Flood protection.....  Floating       2001          2012        EUR             60,000,000  EUR              60,000,000
Roads III............  Floating       2002          2014        EUR             75,000,000  EUR              28,470,000
Roads IV.............  Floating       2003          2014        EUR            190,000,000  EUR             119,000,000
                                                                                            ----------------------------
     Total................................................................................  EUR             562,115,103
                                                                                            ============================

c.   Bonds

EUR Bond.............    4.375        1999          2009        EUR            500,000,000  EUR             500,000,000
EUR Bond.............  Floating       1999          2005        EUR          1,000,000,000  EUR           1,000,000,000
EUR Bond.............    5.625        2001          2011        EUR          1,000,000,000  EUR           1,000,000,000
EUR Bond.............    4.500        2003          2013        EUR          1,000,000,000  EUR           1,000,000,000
EUR Bond.............    4.000        2003          2010        EUR          1,000,000,000  EUR           1,000,000,000
EUR Bond.............    4.500        2004          2014        EUR          1,000,000,000  EUR           1,000,000,000
                                                                                            ----------------------------
     Total................................................................................  EUR           5,500,000,000
                                                                                            ============================

d.   Other loans raised

Council of Europe
   Development Bank
   loans.............   Various      1999-03       2009-13      EUR            183,500,000  EUR             183,500,000
EBRD loans...........  Floating       2003          2014        EUR              4,739,006  EUR               4,504,233
KfW DEM loan.........   6.0583       1999-00        2015        DEM            120,000,000  EUR              54,275,591
KfW EUR loan.........    5.715        2000          2008        EUR             71,600,000  EUR              40,275,000
Syndicated loan......  Floating       1999          2004        EUR            400,000,000  EUR             400,000,000
Syndicated loan......  Floating       2003          2008        EUR            500,000,000  EUR             500,000,000
                                                                                            ----------------------------
     Total................................................................................  EUR           1,182,554,824
                                                                                            ============================

e.   Other loans assumed

EIB/Railways
   II-A..............   Various       2002          2015        EUR             40,000,000  EUR              40,000,000
EIB/M3 Toll Motorway.     MT          2002          2015        EUR             49,599,224  EUR              43,876,237
DEM loans............   Various     2000, 02       2005-06      DEM             66,596,000  EUR              22,628,756
EUR loans............   Various      2001-04       2006-18      EUR            416,620,707  EUR             153,518,299
                                                                                            ----------------------------
     Total................................................................................  EUR             260,023,292
                                                                                            ============================

Total Euro Debt                                                                             EUR           7,544,843,451
     U.S. Dollar equivalent...............................................................  USD           9,152,044,008
                                                                                            ============================

3.   Pound Sterling Debt

a.   Bonds

GBP Bond.............    5.500        2004          2014        GBP            500,000,000  GPB             500,000,000
GBP Bond.............    2.750        1968          2018        GBP              1,889,700  GPB                  52,300
                                                                                            ----------------------------
     Total................................................................................  GBP             500,052,300
                                                                                            ============================

Total Pound Sterling Debt.................................................................  GBP             500,052,300
      U.S. Dollar equivalent..............................................................  USD             904,434,506
                                                                                            ============================

4.   Japanese Yen Debt

a.   Bonds

JPY Bond.............    1.09%        2004          2009        JPY         50,000,000,000  JPY          50,000,000,000
                                                                                            ----------------------------
      Total...............................................................................  JPY          50,000,000,000
                                                                                            ============================

Total Japanese Yen Debt...................................................................  JPY          50,000,000,000
      U.S. Dollar equivalent..............................................................  USD             459,355,240
                                                                                            ============================

5.   Swiss Franc Debt

a.   Loans assumed

EUROFIMA
   loans.............  Floating       2002         2002-08      CHF            126,050,000  CHF             103,940,000
      Total...............................................................................  CHF             103,940,000
                                                                                            ============================

Total Swiss Frank Debt....................................................................  CHF             103,940,000
     U.S. Dollar equivalent...............................................................  USD              82,470,883
                                                                                            ============================

REPUBLIC OF HUNGARY
     Total External Funded Convertible Currency Debt......................................  USD          11,550,565,279
                                                                                            ============================

TOTAL EXTERNAL CONVERTIBLE CURRENCY FUNDED DEBT OF
THE BANK AND OF THE REPUBLIC(4) ..........................................................  USD          15,083,741,345
                                                                                            ============================


-------------
Source: National Bank of Hungary and Government Debt Management Agency

(4) All totals calculated on the basis of exchange rates as of June 30, 2004.

                      TABLES AND SUPPLEMENTARY INFORMATION

                          Internal Debt of the Republic
                              (As of June 30, 2004)

                                                                   Year                   Original
                                            Interest   ----------------------------        Amount                  Principal
Title                                       Rate (%)     Issue         Maturity          Contracted           Amount Outstanding
------------------------------------------ ----------- -----------  ---------------- --------------------   -----------------------
                                                                                                (HUF and USD millions)
1. Loans from the Bank for the purpose
   of:
   a. Central Budget:
      Consolidation up to 1981...........                 1991          1996-05      HUF        281,217.0   HUF                  0
      Consolidation 1982 to 1990.........    (1)          1991          1996-04      HUF        161,364.0   HUF            3,754.0
      1991...............................                 1991          1999-05      HUF         60,000.0   HUF                  0
   b. 1991 Current Account...............    (1)          1991          1999-05      HUF         40,000.0   HUF            8,650.0
   c. Enterprises acquisition............                  -               -         HUF              (0)   HUF                  0
   d. Multilateral Development Banks
   capital contribution..................    (1)          1992          1998-08      HUF          6,621.4   HUF            2,207.2
   e. State Development Institute loan
   assumption............................    (1)          1992          1993-08      HUF        249,123.7   HUF           31,500.9
   f. Budgetary institutions.............                 1992          1993-06      HUF          1,740.5   HUF                  0
                                                                                                            -----------------------

   Total Loans from the Bank.............................................................................   HUF           46,112.0
                                                                                                            USD              220.9
                                                                                                            =======================

2. Loans from commercial banks to local
   governments due to remuneration of
   civil servants(2).....................                                                                                      -0-

3. Loans to Hungarian State Railways
   assumed by the Government through
   the Central Budget in 2002 ........... Floating        2002       2006, 07, 08    HUF         23,700.0   HUF           13,771.0
                                                                                                            USD               66.0
                                                                                                            =======================

4. Loans from the Bank due to net
   foreign currency losses...............                                                                                      -0-

5. Loans taken over from the Road Fund
   in 1999............................... Floating        1999          2002-06      HUF         21,154.0   HUF            3,574.9
                                                                                                            USD               17.1
                                                                                                            =======================

6. Other loans taken over at the end of
   2002.................................. Floating        2002          2003-16      HUF        177,836.1   HUF           26,845.7
                                                                                                            USD              128.6
                                                                                                            =======================

7. Other loans taken over in 2004........ Floating        2004           2014        HUF         12,512.5   HUF           11,943.8
                                                                                                            USD               57.2
                                                                                                            =======================

8. Hungarian Treasury Bonds for the purpose of:
   a. Central Budget:
      Consolidation of 1984-1986.........                                                                                      -0-
   b. Commercial banks initial capital...                                                                                      -0-
                                            Fixed
   c. 1991-04 Central Budget............. Floating      1991-04         2004-20      HUF                    HUF        5,284,599.6
   d. Ex-Housing Loans................... Floating        1989           2004        HUF         19,100.0   HUF            1,895.4
   e. Housing Loans...................... Floating        1992           2016        HUF         83,200.0   HUF           41,877.5
   f. Purchase of net rouble
   receivables held by the Bank..........    8.4          1992       2002, 07, 12    HUF         48,300.0   HUF           23,132.2
   g. Loan Consolidation Program and
   Bank Consolidation Program............ Floating      1993-96         2013-16      HUF        395,000.0   HUF          259,783.0
   h. Higher Education (Expo)............                                            HUF                    HUF                -0-
   i. Securitization of non-interest
   bearing debt outstanding to the
   Bank.................................. Floating      1994-96         2004-26      HUF        417,110.0   HUF          329,649.0

                                                                   Year                   Original
                                            Interest   ----------------------------        Amount                  Principal
Title                                       Rate (%)     Issue         Maturity          Contracted           Amount Outstanding
------------------------------------------ ----------- -----------  ---------------- --------------------   -----------------------
                                                                                                (HUF and USD millions)
   j. Social Security Fund Bonds
   assumed by the Central Budget......... Floating        1994           2004        HUF            500.0   HUF              500.0
   k. Bonds given to the Hungarian
   Privatization and State Holding
   Company............................... Floating     1998, 2002       2006-10      HUF         60,148.6   HUF           18,856.3
   l. Bonds given to the Postabank by     Floating,
   Consolidation.........................   Fixed         1998          1999-08      HUF        129,022.3   HUF           79,022.3
   m. Bonds given to the Hungarian
   Development Bank Ltd. ................   Fixed         2002          2003-11      HUF        138,537.7   HUF           75,644.1
                                                                                                            -----------------------

   Total Hungarian Treasury Bonds........................................................................   HUF        6,114,959.5
                                                                                                            USD           29,291.8
                                                                                                            =======================

9. Social Security Fund Bonds............               1993-94         2003-04      HUF         16,500.0   HUF                -0-
                                                                                                            USD                -0-
                                                                                                            =======================

10.Hungarian Treasury Bills:
   a. Fixed interest rate................  6.5-11       Various      360-720 days                           HUF          606,722.8
   b. Discount...........................  Various      Various       42-364 days                           HUF        1,795,031.8
                                                                                                            -----------------------

   Total Hungarian Treasury Bills .......................................................................   HUF        2,401,754,6
                                                                                                            USD           11,504.9
                                                                                                            =======================

TOTAL REPUBLIC INTERNAL DEBT.............................................................................   HUF        8,618,961.5
   U.S. Dollar Equivalent(3) ............................................................................   USD           41,286.5
                                                                                                            =======================

-------------
Source: Government Debt Management Agency

(1) Loans from the Bank to the Republic bear interest 3 month T-Bills. The interest, which the Bank can change from time to time, was 11,41% at June 30, 2004.
(2) These obligations to commercial banks have been assumed by the government through the Central Budget.
(3) All totals calculated on the basis of exchange rates as of June 30, 2004. The exchange rate was 208,76 HUF/USD at June 30, 2004.

                      TABLES AND SUPPLEMENTARY INFORMATION

                       Guarantees Provided by the Republic
                              (As of June 30, 2004)

Title                                                                                Principal Amount Outstanding
---------------------------------------------------------------------------------- ----------------------------------
                                                                                              (millions)
Republic Guaranteed Debt in Foreign Currency
   (expressed in USD equivalents)(1)
   Loans raised from international financial institutions........................  USD                        251.32
   Guarantees for various purposes...............................................  USD                      1,649.92
   Guarantees based on law.......................................................  USD                        577.83
                                                                                   ----------------------------------
   Total Guarantees in Foreign Currency..........................................  USD                      2,479.07
                                                                                   ==================================

Republic Guaranteed Debt in HUF
   Guarantees for various purposes...............................................  HUF                    185,187.90
   Guarantees based on law.......................................................  HUF                    721,603.50
                                                                                   ----------------------------------
   Total Guarantees in HUF.......................................................  HUF                    906,791.40
      USD Equivalent(1)..........................................................  USD                      4,343.70
                                                                                   ==================================

TOTAL REPUBLIC FOREIGN CURRENCY
   AND HUF GUARANTEES............................................................  USD                      6,822.77
                                                                                   ==================================

-------------
Source: Government Debt Management Agency

(1)  Calculated on the basis of exchange rates as of June 30, 2004.

                          -----------------------------

          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any of our debt securities in any jurisdiction in which such offer or solicitation would be unlawful.

                          -----------------------------



                          [National Symbol of Hungary]

                               Republic of Hungary






                                   Prospectus
                             Dated November 12, 2004

                                     PART II

1. The following is an estimate of the Republic's expenses in connection with the issuance of the debt securities that are the subject of this Registration Statement:

Securities and Exchange Commission Registration Fee......  $                   0
Listing fees and expenses................................  $        8,000-10,000
Printing and engraving expenses..........................  $       50,000-60,000
Fees of rating agencies..................................  $       25,000-30,000
Fiscal Agent fees and expenses...........................  $       10,000-15,000
Legal fees and expenses..................................  $     150,000-350,000
Other....................................................  $       25,000-30,000
                                                           ---------------------
     Total...............................................  $     168,000-395,000
                                                           =====================


2. The Republic hereby agrees to furnish opinions of the Legal Department of the Government Debt Management Agency as to the legality of each issue of securities in post-effective amendments to this Registration Statement, in each case together with a translation, where necessary, into the English language.



                                  UNDERTAKINGS

     The Republic hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; and

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the Republic shall not be required to file a post-effective amendment otherwise required by clause (i) or clause (ii) above if the information required to be included in a post-effective amendment is contained in any report filed under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Republic pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                       CONTENTS OF REGISTRATION STATEMENT

     The Registration Statement consists of:

(1)  Facing sheet.

(2)  Cross Reference sheet.

(3)  Part I consisting of the Prospectus.

(4)  Part II consisting of pages numbered II-1 through II-5.

(5)  The following exhibits:

     A.   Form of proposed Fiscal Agency Agreement.*

     B. Form of proposed Debt Security (attached to the form of Fiscal Agency Agreement under A above).*

     C.   Form of proposed Underwriting Agreement.*

     D. Opinion of the Legal Department of the Government Debt Management Agency as to the legality of the Debt Securities.*

     E.   Opinion of White & Case as to the legality of the Debt Securities.*

     F. The consent of the Legal Department of the Government Debt Management Agency (included in Exhibit D).*

     G.   The consent White & Case (included in Exhibit E).*

     H. The consent of Dr. Tibor Draskovics, the Minister of Finance (included on page II-3).

-----------------------

*    To be filed by post-effective amendment to this Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Republic of Hungary has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Budapest, Hungary on November 12, 2004.


                                        THE REPUBLIC OF HUNGARY
                                             Acting by and through its
                                             Ministry of Finance


                                        By:  /s/ Tibor Draskovics
                                             -----------------------------------
                                             Name:    Dr. Tibor Draskovics*
                                             Title:   Minister of Finance

-----------------------

* Consent is hereby given to the use of his name in connection with the information specified in this registration statement or amendment to have been supplied by him and stated on his authority.

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Republic, has signed this Amendment No. 2 to the Registration Statement in the city of New York, New York, on November 12, 2004.


                              By:  /s/ Barnabas Nemeth
                                   -----------------------------------
                                   Name:    Barnabas Nemeth
                                   Title:   Trade Commissioner
                                            Embassy of the Republic of Hungary

                                  EXHIBIT INDEX

Exhibit
Number     Description

   A.     Form of proposed Fiscal Agency Agreement.*

   B. Form of proposed Debt Security (attached to the form of Fiscal Agency Agreement under A above).*

   C.     Form of proposed Underwriting Agreement.*

   D. Opinion of the Legal Department of the Government Debt Management Agency as to the legality of the Debt Securities.*

   E.     Opinion of White & Case LLP as to the legality of the Debt
          Securities.*

   F. The consent of the Legal Department of the Government Debt Management Agency (included in Exhibit D).*

   G.     The consent of White & Case LLP (included in Exhibit E).*

   H. The consent of Dr. Tibor Draskovics, the Minister of Finance (included on page II-3).

-------------------

*    To be filed by post-effective amendment to this Registration Statement.